                                                                    EXHIBIT 4.18


--------------------------------------------------------------------------------

                  AMENDED AND RESTATED PARTICIPATION AGREEMENT

                            Dated as of May 24, 2001

                                      among

                            AMERICAN AIRLINES, INC.,
                                    as Lessee

                            THAYER LEASING COMPANY-1,
                              as Owner Participant

                           WELLS FARGO BANK NORTHWEST,
                              NATIONAL ASSOCIATION,
               not in its individual capacity except as expressly
                           provided herein but solely
                                as Owner Trustee

                            WILMINGTON TRUST COMPANY,
               not in its individual capacity except as expressly
                           provided herein but solely
                              as Indenture Trustee

               STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT,
                              NATIONAL ASSOCIATION,
               not in its individual capacity except as expressly
                           provided herein but solely
          as Loan Trustee, Pass Through Trustee and Subordination Agent

                                       and
                              BOEING NEVADA, INC.,
                          as Original Loan Participant

                                   ----------

                 One Aircraft of the make and model and bearing
                   U.S. Registration Number and Manufacturer's
                    Serial Number listed on Schedule I hereto

                        Leased to American Airlines, Inc.

--------------------------------------------------------------------------------


                          AA-Boeing EETC-Leased Aircraft Participation Agreement

                        INDEX TO PARTICIPATION AGREEMENT

                                                                                                            Page
                                                                                                            ----

SECTION 1.     Purchase of Equipment Notes; Refunding......................................................    4

SECTION 2.     Equipment Notes.............................................................................    5

SECTION 3.     Owner Participant's Instructions to the Owner Trustee; Confirmation of Authorizations ......    6

SECTION 4.     Conditions Precedent........................................................................    6

SECTION 5.     Conditions Precedent to the Obligations of the Lessee; Conditions Precedent with
               Respect to the Pass Through Trustee.........................................................   13

SECTION 6.     Successor Trustee; Execution and Delivery of the Amended and Restated Indenture.............   13

SECTION 7.     Execution and Delivery of the Amended and Restated Lease....................................   14

SECTION 8.     Execution and Delivery of the Amended and Restated Trust Agreement..........................   14

SECTION 9.     Extent of Interest of Noteholders...........................................................   14

SECTION 10.    Lessee's Representations, Warranties and Indemnities........................................   14

SECTION 11.    Representations and Warranties..............................................................   34

SECTION 12.    Certain Covenants...........................................................................   42

SECTION 13.    Other Documents.............................................................................   51

SECTION 14.    [Intentionally left blank]..................................................................   51

SECTION 15.    Liabilities of the Owner Participant and the Original Loan Participants.....................   51

SECTION 16.    Certain Covenants of the Lessee.............................................................   52

SECTION 17.    [Intentionally left blank]..................................................................   55

SECTION 18.    Notices.....................................................................................   55

SECTION 19.    Certain Covenants of the Owner Participant..................................................   55

SECTION 20.    Right to Restructure........................................................................   57

SECTION 21.    [Intentionally left blank]..................................................................   59

SECTION 22.    Concerning the Owner Trustee................................................................   59

SECTION 23.    [Intentionally left blank]..................................................................   59

SECTION 24.    Successor Loan Trustee; Amendment of Pass Through Trust Documents...........................   59

SECTION 25.    Miscellaneous...............................................................................   60

SCHEDULE I      Certain Terms and Addresses for Notices and Account Details

EXHIBIT I       Form of Trust Agreement

EXHIBIT II      Form of Indenture

EXHIBIT III     Form of Lease

EXHIBIT IV      Form of Opinion of General Counsel of the Lessee

EXHIBIT V       Form of Opinion of Special Counsel for the Owner Trustee

EXHIBIT VI      Form of Opinion of Special Counsel for the Loan Trustee

EXHIBIT VII Forms of Opinion of Special Counsel for the Owner Participant and General Counsel of the Owner Participant

EXHIBIT VIII    Form of Opinion of Special Oklahoma City Counsel

EXHIBIT IX      Form of Opinion of Special Counsel for the Pass Through Trustee

EXHIBIT X       Form of Opinion of Special Counsel for the Liquidity Provider

EXHIBIT XI      Form of Owner Participant Guaranty

EXHIBIT XII     Form of Purchase Agreement Assignment

EXHIBIT XIII    Form of Assignment and Assumption Agreement

EXHIBIT XIV     Form of Manufacturer Consent

ANNEX A         Definitions

ANNEX B         Return Conditions

                  AMENDED AND RESTATED PARTICIPATION AGREEMENT

         This AMENDED AND RESTATED PARTICIPATION AGREEMENT, dated as of May 24, 2001, among (i) AMERICAN AIRLINES, INC., a Delaware corporation (herein, together with its successors and permitted assigns, called "American" or the "Lessee"), (ii) THAYER LEASING COMPANY-1, a Delaware corporation (herein, together with its successors and permitted assigns, called the "Owner Participant"), (iii) WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, (formerly named First Security Bank, National Association) a national banking association, not in its individual capacity except as expressly stated herein but solely as trustee under the Trust Agreement (as hereinafter defined) (herein in such capacity, together with its successors and assigns, called the "Owner Trustee"),
(iv) WILMINGTON TRUST COMPANY, a Delaware banking corporation, not in its individual capacity except as expressly stated herein, but solely as trustee under the Original Indenture (as hereinafter defined) (in such capacity, the "Indenture Trustee"), (v) STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity except as expressly stated herein, but solely as successor trustee to the Indenture Trustee pursuant to the Instrument of Resignation (as hereinafter defined) (herein in such capacity, together with its successors and assigns in such capacity, called the "Loan Trustee"), (vi) BOEING NEVADA, INC., a Delaware corporation (herein called the "Original Loan Participant"), (vii) STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity except as otherwise provided herein, but solely as trustee (in such capacity, the "Pass Through Trustee") for each of the Pass Through Trusts created under the Pass Through Trust Agreement, each dated as of the date hereof, between the Lessee and the Pass Through Trustee (including the relevant Pass Through Trust Supplements, the "Pass Through Trust Agreements"), and (viii) STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity except as otherwise provided herein, but solely as subordination agent and trustee (in such capacity, the "Subordination Agent").

                                   WITNESSETH:

         WHEREAS, the Owner Participant is the grantor of an owner trust having Wells Fargo Bank Northwest, National Association, as owner trustee pursuant to a trust agreement, dated as of April 9, 2001, between the Owner Participant and the Owner Trustee, in its individual capacity (the "Original Trust Agreement"), pursuant to which the Owner Trustee agreed, among other things, to hold the Trust Estate defined in Annex A to the Original Lease referred to below (the "Trust Estate") for the benefit of the


                          AA-Boeing EETC-Leased Aircraft Participation Agreement

Owner Participant on the terms specified in the Original Trust Agreement, subject, however, to the lien created under the Original Indenture;

         WHEREAS, the Owner Trustee is the owner of an aircraft of the make and model and bearing U.S. Registration Number and Manufacturer's Serial Number specified in Schedule I hereto (the "Aircraft", as such term is defined in Annex A hereto, and, unless the context otherwise requires, capitalized terms used herein without definition shall have the meanings set forth in Annex A hereto for all purposes of this Participation Agreement);

         WHEREAS, the Lessee, the Owner Participant, the Owner Trustee, the Indenture Trustee and the Original Loan Participant entered into an Amended and Restated Participation Agreement, dated as of April 9, 2001 (the "Original Participation Agreement"), providing for the lease of the Aircraft;

         WHEREAS, concurrently with the execution and delivery of the Original Participation Agreement:

                           (i) the Owner Participant and the Owner Trustee,
                  entered into the Original Trust Agreement;

                           (ii) the Owner Trustee and the Indenture Trustee
                  entered into the Original Indenture, pursuant to which the Owner Trustee issued to the Original Loan Participant a note substantially in the form set forth in Article 2.01 of the Original Indenture (the "Original Note") as evidence of the participation of the Original Loan Participant in the refunding of the Aircraft;

                           (iii) the Owner Trustee and the Lessee entered into
                  an Amended and Restated Lease Agreement, dated as of April 9, 2001, relating to the Aircraft (the "Original Lease"), pursuant to which, subject to the terms and conditions set forth therein, the Owner Trustee agreed to lease to the Lessee, and the Lessee agreed to lease from the Owner Trustee, the Aircraft; and

                           (iv) the Owner Participant and the Lessee entered
                  into an Amended and Restated Tax Indemnity Agreement, dated as of April 9, 2001, relating to the Aircraft (the "Original Tax Indemnity Agreement").

         WHEREAS, pursuant to the Instrument of Resignation, Appointment and Acceptance, to be dated as of the Closing Date (the "Instrument of Resignation"), among the Lessee, the Owner Trustee, the Indenture Trustee, the Loan Trustee and the Original Loan Participant, the Indenture Trustee will resign under the Original Indenture, and the Pass Through Trustee, the Lessee and the Owner Trustee will accept such resignation and


                                       2
                          AA-Boeing EETC-Leased Aircraft Participation Agreement
the appointment of the Loan Trustee as successor to the Indenture Trustee under the Original Indenture;

         WHEREAS, in connection with the consummation of the transactions contemplated by this Agreement:

                           (i) the Owner Trustee and the Owner Participant will
                  amend and restate the Original Trust Agreement (the Original Trust Agreement, as so amended, the "Trust Agreement"), substantially in the form of Exhibit I hereto;

                           (ii) the Owner Participant and the Lessee will amend
                  and restate the Original Tax Indemnity Agreement (the Original Tax Indemnity Agreement, as so amended, the "Tax Indemnity Agreement"), in the form of agreed to by such parties;

                           (iii) subject to the terms hereof, the Owner Trustee
                  and the Loan Trustee will amend and restate the Original Indenture (the Original Indenture, as so amended, the "Indenture"), substantially in the form of Exhibit II hereto, for the benefit of the holder or holders of the Equipment Notes (as defined below), under which Indenture the Owner Trustee shall issue to the Subordination Agent as agent and trustee for each Pass Through Trustee equipment notes substantially in the form of Exhibit A to the Indenture (as further defined in the Indenture, being herein collectively called the "Equipment Notes" and, individually, an "Equipment Note");

         WHEREAS, Section 20A of the Original Participation Agreement contemplates redemption of the Original Notes pursuant to Section 2.12 of the Original Indenture as part of a refinancing transaction;

         WHEREAS, pursuant to the Pass Through Trust Agreement, on the Closing Date, several pass through trusts (herein being collectively called the "Pass Through Trusts" and, individually, a "Pass Through Trust") will be created to facilitate the transactions contemplated hereby, including, without limitation, the issuance and sale of the Pass Through Certificates;

         WHEREAS, the proceeds from the sale of the Equipment Notes will be applied to redeem the Original Notes with any excess payments being retained for the benefit of the Owner Participant; and

         WHEREAS, in connection with the consummation of the transactions contemplated by this Agreement, the Owner Trustee and the Lessee will amend and restate the Original Lease (the Original Lease, as so amended and restated, the "Lease"),


                                       3
                          AA-Boeing EETC-Leased Aircraft Participation Agreement
substantially in the form of Exhibit III hereto, containing amendments, modifications and additions necessary to give effect to the transactions described herein;

         NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

         SECTION 1. Purchase of Equipment Notes; Refunding.

         (a) Subject to the satisfaction or waiver of the conditions set forth herein, at 9:00 a.m. New York City time on May 24, 2001 or at such other date and time, not later than June 29, 2001, as shall be specified by the Lessee (the "Closing Date"), (i) immediately prior to the Closing (as hereinafter defined), if the Closing Date is other than a Lease Period Date, the Lessee shall pay to the Owner Trustee Basic Rent for the period from the immediately preceding Lease Period Date, prorated to reflect the actual number of days in such period (such payment to be made directly to the Loan Trustee in accordance with Section 3(d) of the Lease), (ii) each Pass Through Trustee for each Pass Through Trust shall pay to the Loan Trustee on behalf of the Owner Trustee an amount equal to the aggregate amount of Equipment Notes being purchased by such Pass Through Trust and the Loan Trustee shall (w) hold on behalf of the Owner Trustee an amount equal to the aggregate outstanding amount of the Original Note being redeemed as set forth in clause (v) of this Section 1(a), and (x) pay to the Owner Trustee on behalf of the Owner Participant, the balance of the proceeds of the issuance of the Equipment Notes over such amount of the Original Note, (iii) subject to the deposit with the Loan Trustee of the amounts referred to in clauses (i) and
(ii) above, the Owner Trustee shall direct the Loan Trustee to disburse to the Original Loan Participant an amount equal to the then outstanding principal amount of the Original Note outstanding on the Closing Date together with accrued and unpaid interest on such Original Note to the Closing Date, as a prepayment of such Original Note in accordance with Section 2.12 of the Original Indenture, (iv) the Original Loan Participant shall, against receipt of payment for its Original Note as aforesaid, deliver to the Loan Trustee the Original Note for cancellation, and (v) simultaneously with the prepayment of the Original Note described in clause (iii) above, (A) the Original Loan Participant shall authorize, and the Owner Trustee and the Loan Trustee shall enter into, the Indenture as provided in Section 6, (B) the Owner Participant and the Owner Trustee shall enter into the Trust Agreement as provided in Section 8, (C) the Owner Trustee and the Lessee shall enter into the Lease as provided in Section 7, and (D) the Owner Trustee shall issue, pursuant to Article II of the Indenture and Section 2 hereof, to the Subordination Agent as agent and trustee for the Pass Through Trustee for each Pass Through Trust, the Equipment Notes, to be purchased by the Pass Through Trusts hereunder.


                                       4
                          AA-Boeing EETC-Leased Aircraft Participation Agreement

         (b) The Owner Participant, by its execution and delivery hereof, requests and directs the Owner Trustee to execute and deliver this Agreement and, subject to the terms hereof, to take the actions contemplated herein.

         (c) Each of the Original Loan Participant and each Pass Through Trustee, by its execution and delivery hereof, authorizes the Loan Trustee to act for its benefit as contemplated in this Agreement and requests and directs the Loan Trustee to execute and deliver this Agreement and the Indenture and, subject to the terms hereof and thereof, to take the actions contemplated herein and therein.

         (d) In case each Pass Through Trustee shall for any reason fail to purchase the Equipment Notes to be purchased by it pursuant to Section 1(a) above, neither the Owner Trustee nor the Lessee shall have any obligation to pay to the Original Loan Participant any amount in respect of the prepayment of the Original Notes, the Original Notes shall remain outstanding and in full force and effect, and the actions contemplated by Sections 6, 7 and 8 hereof shall not take place.

         (e) The closing (the "Closing") of the transactions described in this Agreement shall take place at the offices of Debevoise & Plimpton, 875 Third Avenue, New York, New York, on the Closing Date, or at such other place as the parties hereto may agree.

         (f) All payments pursuant to this Section 1 shall be made in immediately available funds to such accounts and at such banks as the parties hereto shall designate in writing not less than one Business Day prior to the Closing Date.

         (g) Subject to the terms and conditions hereof, in order to facilitate the refinancing by the Owner Trustee of the Original Notes contemplated hereby, the Lessee intends to enter into a placement agreement, to be dated on or prior to the Closing Date, among the Lessee and one or more placement agents (the "Placement Agents") named therein (the "Placement Agreement"); and the Lessee will enter into the Pass Through Trust Agreements and Pass Through Trust Supplements as the "issuer," as defined in and solely for purposes of the Securities Act of 1933, as amended (the "Securities Act"), of the Pass Through Certificates being issued thereunder, and as the "obligor," as defined in and solely for purposes of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), with respect to such Pass Through Certificates and will undertake to perform certain administrative and ministerial duties under such Pass Through Trust Supplements.

         SECTION 2. Equipment Notes.

         (a) The aggregate principal amount of the Equipment Notes shall be the amount set out in Schedule I.


                                       5
                          AA-Boeing EETC-Leased Aircraft Participation Agreement

         (b) Subject to adjustment as provided in the Registration Rights Agreement, the Equipment Notes of each Series will bear interest at the rate, mature on the date, and be payable as to principal in the amounts, to be specified in the Indenture.

         (c) The Equipment Notes shall be payable as to principal in accordance with the terms of the Indenture, and the Equipment Notes of each Series shall provide for a fixed rate of interest per annum and shall contain the terms and provisions provided for the Equipment Notes of such Series in the Indenture. The Owner Trustee shall execute, and the Loan Trustee shall authenticate and deliver to the Subordination Agent as agent and trustee for the Pass Through Trustee for each Pass Through Trust, the Equipment Notes in accordance with the provisions of this Participation Agreement. Subject to the terms hereof and of the other Operative Documents, all such Equipment Notes shall be dated and authenticated as of the Closing Date and shall bear interest therefrom, shall be registered in the name of the Subordination Agent or in such names as shall be specified by the Subordination Agent, and shall be paid in the manner and at such places as are set forth in the Indenture.

         SECTION 3. Owner Participant's Instructions to the Owner Trustee; Confirmation of Authorizations.

         (a) Owner Participant's Instructions to the Owner Trustee. The Owner Participant, by its execution and delivery hereof, hereby authorizes and directs the Owner Trustee, subject to the conditions set forth in Section 4 having been fulfilled to the satisfaction of the Owner Participant or waived by the Owner Participant, to take the actions specified in Section 3.1 of the Trust Agreement.

         (b) Confirmation of Authorizations. The Owner Participant agrees, in the case of any Replacement Engine substituted pursuant to Section 9(g) or 10(b) of the Lease, that it will authorize and direct the Owner Trustee to take the actions specified in such Sections of the Lease with respect to such Replacement Engine upon due compliance with the terms and conditions set forth in such Sections of the Lease with respect to such Replacement Engine.

         SECTION 4. Conditions Precedent. The obligation of each Pass Through Trustee to make the payment described in Section 1(a)(ii), and the obligations of the Owner Trustee and the Owner Participant to participate in the transactions contemplated by this Agreement on the Closing Date are subject to the fulfillment to the satisfaction or waiver in writing by the Pass Through Trustee, the Owner Participant and the Owner Trustee, as the case may be, prior to or on the Closing Date, of the following conditions precedent (except that paragraphs (f) and (l) shall not be conditions precedent to the obligations of the Owner Trustee hereunder; and paragraphs (g) and (n) shall not be conditions precedent to the obligations of the Owner Participant hereunder):


                                       6
                          AA-Boeing EETC-Leased Aircraft Participation Agreement

         (a) The Owner Trustee shall have tendered to the Loan Trustee for authentication the Equipment Notes issued to effect the refunding contemplated by Section 1 hereof, and the Loan Trustee shall have authenticated such Equipment Notes and shall have tendered the Equipment Notes to the Subordination Agent as agent and trustee for each Pass Through Trustee in accordance with
Section 2.

         (b) Each Pass Through Trustee, the Owner Trustee and the Owner Participant each shall have received executed counterparts or conformed copies of the following documents:

                           (i) the Lease;

                           (ii) the Trust Agreement;

                           (iii) the Indenture;

                           (iv) the Purchase Agreement Assignment;

                           (v) this Participation Agreement;

                           (vi) the Pass Through Trust Agreements; and

                           (vii) the Tax Indemnity Agreement (for the Owner
                  Participant only);

                           (viii) the Intercreditor Agreement;

                           (ix) the Liquidity Facilities;

                           (x) the Instrument of Resignation; and

                           (xi) the Owner Participant Guaranty; and

                           (xii) the Manufacturer Consent.

         (c) Each Pass Through Trustee, the Owner Trustee and the Owner Participant each shall have received the following:

                           (i) an incumbency certificate of the Lessee as to the
                  person or persons authorized to execute and deliver this Agreement, the Lease and any other documents to be executed on behalf of the Lessee in connection with the transactions contemplated hereby and the signatures of such person or persons;


                                       7
                          AA-Boeing EETC-Leased Aircraft Participation Agreement

                           (ii) a copy of the resolutions of the board of
                  directors of the Lessee or the executive committee thereof, certified by the Secretary or an Assistant Secretary of the Lessee, duly authorizing the transactions contemplated hereby and the execution and delivery of each of the documents required to be executed and delivered on behalf of the Lessee in connection with the transactions contemplated hereby; and

                           (iii) a copy of the certificate of incorporation of
                  the Lessee certified by the Secretary of State of the State of Delaware, a copy of the By-Laws of the Lessee, certified by the Secretary or an Assistant Secretary of the Lessee, and evidence from the Secretary of the State of the State of Delaware as to the good standing of the Lessee.

                           (iv) a copy of the resolutions of the board of
                  directors of Boeing Capital Corporation or the executive committee thereof, certified by the Secretary or an Assistant Secretary of Boeing Capital Corporation, duly authorizing the execution, delivery and performance by Boeing Capital Corporation of the Owner Participant Guaranty;

                           (v) a copy of the resolutions of the board of
                  directors of the Owner Participant, certified by the Secretary or an Assistant Secretary of the Owner Participant, duly authorizing the transactions contemplated hereby and the execution and delivery of each of the documents required to be executed and delivered on behalf of the Owner Participant in connection with the transactions contemplated hereby;

                           (vi) a copy of the resolutions of the board of
                  directors of the Owner Trustee in its individual capacity certified by the Secretary or an Assistant Secretary of the Owner Trustee, duly authorizing the execution, delivery and performance by the Owner Trustee, in its individual capacity, of each of the Operative Documents to which the Owner Trustee is or will be a party in either such capacity and any other documents to be executed by or on behalf of the Owner Trustee, in its individual capacity or as trustee, as appropriate, in connection with the transactions contemplated hereby;

                           (vii) a copy of the articles of association and
                  by-laws of the Loan Trustee, certified by the Secretary or an Assistant Secretary of the Loan Trustee, which by-laws contain a provision duly authorizing the execution, delivery and performance by the Loan Trustee of each of the Operative Documents to which the Loan Trustee is or will be a party and any other documents to be executed by or on behalf of the Loan Trustee in connection with the transactions contemplated hereby; and


                                       8
                          AA-Boeing EETC-Leased Aircraft Participation Agreement

                           (viii) such other documents and evidence with respect
                  to the Lessee, the Owner Trustee, the Owner Participant, or the Pass Through Trustee as the Pass Through Trustee, the Owner Trustee and the Owner Participant, as appropriate, may reasonably request in order to establish the consummation of the transactions contemplated by this Participation Agreement, the taking of all corporate and other proceedings in connection therewith and compliance with the conditions herein or therein set forth.

         (d) Each Pass Through Trustee, the Owner Trustee and the Owner Participant each shall have received a certificate signed by an authorized officer of the Lessee, dated the Closing Date, certifying that:

                           (i) the Aircraft has been duly certified by the
                  Federal Aviation Administration as to type and airworthiness in accordance with the terms of the Original Lease and has a current, valid United States standard certificate of airworthiness issued by the FAA;

                           (ii) the FAA Bill of Sale, the Original Lease and the
                  Original Indenture have been duly recorded, and the Original Trust Agreement has been duly filed, with the FAA pursuant to the Transportation Code;

                           (iii) the Instrument of Resignation, the Lease and
                  the Indenture shall have been duly filed for recordation (or shall be in the process of being duly filed for recordation) with the FAA and the Trust Agreement shall have been filed (or shall be in the process of being filed) with the FAA;

                           (iv) the Aircraft has been registered with the
                  Federal Aviation Administration in the name of the Owner Trustee and the Lessee has the regulatory authority to operate the Aircraft on the Lessee's routes;

                           (v) the representations and warranties contained
                  herein of the Lessee are correct as though made on and as of the Closing Date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties were correct on and as of such earlier date); and

                           (vi) no event has occurred and is continuing which
                  constitutes an Event of Default or an Event of Loss or would constitute an Event of Default or an Event of Loss but for the requirement that notice be given or time elapse or both.


                                       9
                          AA-Boeing EETC-Leased Aircraft Participation Agreement

         (e) Each Pass Through Trustee, the Owner Trustee and the Owner Participant each shall have received a certificate signed by an authorized officer of the Loan Trustee, dated the Closing Date, certifying that the representations and warranties contained herein of the Loan Trustee are correct as though made on and as of the Closing Date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties were correct on and as of such earlier date).

         (f) Each Pass Through Trustee and the Owner Participant each shall have received a certificate signed by an authorized officer of the Owner Trustee, dated the Closing Date, certifying that the representations and warranties contained herein of the Owner Trustee are correct as though made on and as of the Closing Date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties were correct on and as of such earlier date).

         (g) Each Pass Through Trustee and the Owner Trustee each shall have received a certificate signed by an authorized officer of the Owner Participant, dated the Closing Date, certifying that the representations and warranties contained herein of the Owner Participant are correct as though made on and as of the Closing Date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties were correct on and as of such earlier date).

         (h) Each Pass Through Trustee, the Owner Trustee and the Owner Participant each shall have received an independent insurance broker's report, together with certificates of insurance from such broker, as to the due compliance with the terms of Section 11 of the Lease relating to insurance with respect to the Aircraft.

         (i) Each Pass Through Trustee shall have received copies of all Uniform Commercial Code financing statements covering the security interests created by or pursuant to the Granting Clause of the Original Indenture and all Uniform Commercial Code financing statements describing the Lease as a lease and any continuation statements relating thereto.

         (j) (A) A termination of the UCC-1 financing statement on file in the State of Utah shall have been executed and delivered by Wilmington Trust Company as secured party under the existing filings, and such termination statement, upon Closing, shall be filed promptly with the Secretary of State of Utah, (B) a UCC-1 financing statement covering the security interests created by the Indenture naming the Owner Trustee, as debtor, and the Loan Trustee, as secured party, shall have been duly filed with the Secretary of State of the State of Utah, (C) a UCC-1 financing statement covering the security interests created by the Indenture naming the Owner Trustee, as debtor, and the Loan Trustee, as secured party, shall have been executed and delivered by the Owner


                                       10
                          AA-Boeing EETC-Leased Aircraft Participation Agreement

Trustee, and such financing statement, upon Closing, shall be filed promptly with the Recorder of Deeds of the District of Columbia, (D) a termination of the UCC-1 financing statement on file in the State of Texas shall have been executed and delivered by the Owner Trustee as secured party under the existing filings, and such termination statement, upon Closing, shall be filed promptly with the Secretary of State of Texas, (E) a UCC-1 financing statement describing the Lease as a lease naming the Owner Trustee as secured party and Lessee as debtor, shall have been executed and delivered by the Loan Trustee, the Owner Trustee and the Lessee, and such financing statement, upon Closing, shall be filed promptly with the Secretary of State of Texas, and (F) a UCC-1 financing statement describing the Lease as a lease shall have been executed and delivered by the Lessee, the Owner Trustee and the Loan Trustee, and such financing statement, upon Closing, shall be filed promptly with the Secretary of State of Delaware.

         (k) Each Pass Through Trustee, the Owner Trustee and the Owner Participant each shall have received an opinion addressed to it from Anne H. McNamara, Esq., Senior Vice President - Administration (or such other internal counsel to the Lessee as shall be reasonably satisfactory to each Pass Through Trustee, the Owner Trustee and the Owner Participant) substantially in the form of Exhibit IV hereto.

         (l) Each Pass Through Trustee and the Owner Participant each shall have received an opinion addressed to it from Ray, Quinney & Nebeker, special counsel for the Owner Trustee, substantially in the form of Exhibit V hereto.

         (m) Each Pass Through Trustee, the Owner Trustee and the Owner Participant each shall have received an opinion addressed to it from Bingham Dana L.L.P., special counsel for the Loan Trustee, Subordination Agent and Pass Through Trustee, substantially in the form of Exhibit VI hereto.

         (n) Each Pass Through Trustee and the Owner Trustee each shall have received an opinion addressed to it from Fulbright & Jaworski L.L.P., special counsel for the Owner Participant, Boeing Capital Corporation, as Owner Participant Guarantor, and the Original Loan Participant, substantially in the form of Exhibit VII hereto, and an opinion addressed to it from John A. Catron, counsel of the Owner Participant, Boeing Capital Corporation, and the Original Loan Participant, substantially in the form of Exhibit VII hereto.

         (o) Each Pass Through Trustee, the Owner Trustee and the Owner Participant each shall have received an opinion addressed to it from Crowe & Dunlevy, P.C., special counsel in Oklahoma City, Oklahoma, substantially in the form of Exhibit VIII hereto.

         (p) Each Pass Through Trustee shall have received an opinion addressed to it from Fulbright & Jaworski L.L.P., special counsel for the Liquidity Provider, and an


                                       11
                          AA-Boeing EETC-Leased Aircraft Participation Agreement
opinion addressed to it from John A. Catron, Counsel of the Liquidity Provider, substantially in the form of Exhibit X hereto.

         (q) The Lessee shall have entered into the Placement Agreement and the Pass Through Trust Agreements, the Pass Through Certificates shall have been issued and sold pursuant to the Placement Agreement and the Pass Through Trust Agreements, and the Placement Agents shall have transferred to each Pass Through Trustee in immediately available funds an amount equal to the aggregate purchase price of the Equipment Notes to be purchased from the Owner Trustee by such Pass Through Trustee.

         (r) No change shall have occurred after the date of this Agreement in applicable law or regulations thereunder or interpretations thereof by appropriate regulatory authorities or any court that would make it illegal for any Pass Through Trustee to make the payments described in Section 1(a) or for the Owner Trustee or Owner Participant to participate in the transactions contemplated by this Agreement on the Closing Date.

         (s) All approvals and consents of any trustee or holder of any indebtedness or obligations of the Lessee which are required in connection with each Pass Through Trustee's making of the payments described in Section 1(a) or the Owner Trustee's or Owner Participant's participation in the transactions contemplated by this Agreement on the Closing Date shall have been duly obtained.

         (t) The Owner Participant shall have received the Boeing Letter Agreement duly executed by American, in form and substance satisfactory to the Owner Participant.

         (u) No action or proceeding shall have been instituted nor shall governmental action be threatened before any court or governmental agency, nor shall any order, judgment or decree have been issued or proposed to be issued by any court or governmental agency at the time of the Closing to set aside, restrain, enjoin or prevent the completion and consummation of this Participation Agreement and the other Operative Documents or the transactions contemplated hereby and thereby.

         (v) The Owner Trustee shall have made such filings as are required by
Section 131.3 of the New York Banking Law.

         Promptly following the recording of the Instrument of Resignation, the Lease and the Indenture pursuant to the Transportation Code and the filing of the Trust Agreement pursuant to such Transportation Code, the Lessee will cause Crowe & Dunlevy, P.C., special counsel in Oklahoma City, Oklahoma, to deliver to each Pass Through Trustee, the Lessee, the Loan Trustee, the Owner Participant and the Owner Trustee an opinion as to the due recording of the Instrument of Resignation, the Lease and the Indenture.


                                       12
                          AA-Boeing EETC-Leased Aircraft Participation Agreement

         SECTION 5. Conditions Precedent to the Obligations of the Lessee; Conditions Precedent with Respect to the Pass Through Trustee.

         (a) The Lessee's obligation to participate in the transactions contemplated by this Agreement and to execute and deliver the Lease are subject to (i) the interest rates, principal amounts and amortization schedules of the Equipment Notes being satisfactory to the Lessee, (ii) the fulfillment, prior to or on the Closing Date, of the conditions precedent listed in subsections (a) and (b), clauses (i) through (iii) of subsection (d), and subsections (e), (f),
(g), (j), (q) and (r) of Section 4 with respect to the other parties hereto and
(iii) the receipt by the Lessee of (a) each certificate referred to in subsections (e), (f) and (g) of Section 4, (b) each opinion referred to in subsections (l) through (o) of Section 4, addressed to the Lessee or accompanied by a letter from counsel rendering such opinion authorizing the Lessee to rely on such opinion as if it were addressed to the Lessee, (c) the Boeing Letter Agreement, duly executed by Boeing Capital Corporation, in form and substance satisfactory to the Lessee, and (d) such other documents and evidence with respect to the Liquidity Provider each Pass Through Trustee and each party hereto as the Lessee may reasonably request in order to establish the due consummation of the transactions contemplated by this Agreement, the taking of all necessary corporate action in connection therewith and compliance with the conditions herein set forth.

         (b) The respective obligations of each of the Lessee, the Owner Participant, the Owner Trustee and the Loan Trustee to participate in the transactions contemplated hereby are subject to the receipt by each of them of
(i) a certificate signed by an authorized officer of each Pass Through Trustee, dated the Closing Date, certifying that the representations and warranties contained herein of such Pass Through Trustee are correct as though made on and as of the Closing Date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties are correct on and as of such earlier date), (ii) an opinion addressed to each of them of Bingham Dana L.L.P., special counsel for each Pass Through Trustee, substantially in the form of Exhibit IX hereto, and (iii) such other documents and evidence with respect to each Pass Through Trustee as it may reasonably request in order to establish the due consummation of the transactions contemplated by this Agreement, the taking of all necessary corporate action in connection therewith and compliance with the conditions herein set forth.

         SECTION 6. Successor Trustee; Execution and Delivery of the Amended and Restated Indenture. The Original Loan Participant, the Owner Trustee and the Lessee hereby waive notice of the resignation of the Indenture Trustee pursuant to the Instrument of Resignation. Each of the Original Loan Participant, Lessee, Pass Through Trustee and Owner Trustee agrees that, notwithstanding the provisions of Section 8.02 of the Original Indenture, the Loan Trustee is an acceptable successor to the Indenture Trustee and the provisions of Section 8.02(b) of the Original Indenture are hereby waived by the Original Loan Participant, the Owner Trustee, the Indenture Trustee and the Loan Trustee. The


                                       13
                          AA-Boeing EETC-Leased Aircraft Participation Agreement

Original Loan Participant and the Owner Participant, by execution and delivery hereof, request and direct the Owner Trustee and the Loan Trustee to execute and deliver the Indenture, and the Owner Trustee and the Loan Trustee agree to execute and deliver the Indenture (the Indenture to be executed and delivered shall set forth the interest rates, principal amounts and amortization schedules of the Equipment Notes determined as contemplated by Section 2 hereof). The Lessee, by execution and delivery hereof, consents to such execution and delivery of the Indenture. The Indenture shall be effective as of the Closing.

         SECTION 7. Execution and Delivery of the Amended and Restated Lease. The Loan Trustee and the Owner Participant, by execution and delivery hereof, request and instruct the Owner Trustee to execute and deliver the Lease; and the Owner Trustee and the Lessee agree to execute and deliver the Lease. The Lease shall be effective as of the Closing.

         SECTION 8. Execution and Delivery of the Amended and Restated Trust Agreement. The Owner Trustee, in its individual capacity, and the Owner Participant, by execution and delivery hereof, agree (subject to the terms of this Agreement) to execute and deliver the Trust Agreement. The Trust Agreement shall be effective as of the Closing Date.

         SECTION 9. Extent of Interest of Noteholders. A Noteholder shall have no further interest in, or other right with respect to, the Indenture Estate when and if the principal of, Make-Whole Amount, if any, and interest on all Equipment Notes held by such Noteholder and all other sums payable to such Noteholder hereunder and under the Indenture shall have been paid in full. By acceptance of an Equipment Note, each Noteholder agrees that it will look solely to the income and proceeds from the Indenture Estate to the extent available for distribution to such Noteholder as provided in Section 2.11 of the Indenture and that neither the Owner Participant nor the Owner Trustee shall be personally liable to such Noteholder for any amounts payable under the Equipment Notes or the Indenture, except as expressly provided in the Operative Documents.

         SECTION 10. Lessee's Representations, Warranties and Indemnities.

         (a) In General. The Lessee represents and warrants that:

                           (i) the Lessee is a corporation duly organized and
                  validly existing in good standing under the laws of the State of Delaware, is a Certificated Air Carrier and a Citizen of the United States and has the corporate power and authority to own or hold under lease its properties and to enter into and perform its obligations under the Operative Documents to which it is a party, and is duly qualified to do business as a foreign corporation in good standing in each state in which it has intrastate


                                       14
                          AA-Boeing EETC-Leased Aircraft Participation Agreement
                  routes or has a principal office or a major overhaul facility (other than states where the failure to so qualify would not have a material adverse effect on the consolidated financial condition of the Lessee and its subsidiaries, considered as a whole), and its chief executive office (as such term is used in Article 9 of the Uniform Commercial Code as in effect in the State of Texas) is located in Fort Worth, Texas;

                           (ii) the execution, delivery and performance of the
                  Operative Documents to which the Lessee is a party have been duly authorized by all necessary corporate action on the part of the Lessee, do not require any stockholder approval, or approval or consent of any trustee or holder of any indebtedness or obligations of the Lessee, and do not contravene any law, governmental rule, regulation or order binding on the Lessee or the Certificate of Incorporation or By-Laws of the Lessee or contravene the provisions of, or constitute a default under, or result in the creation of any Lien (other than Permitted Liens as permitted under the Lease) upon the property of the Lessee or on the Aircraft under, any indenture, mortgage, contract or other agreement to which the Lessee is a party or by which it or any of its properties may be bound or affected;

                           (iii) neither the execution and delivery by the
                  Lessee of the Operative Documents to which it is a party, nor the consummation of any of the transactions by the Lessee contemplated hereby or thereby, requires the consent or approval of, the giving of notice to, or the registration with, or the taking of any other action in respect of, the Department of Transportation, the FAA, or any other Federal, state, local or foreign governmental authority or agency, other than (i) the registration of the issuance and sale of the Pass Through Certificates, to be issued pursuant to the provisions of the Pass Through Trust Documents, under the Securities Act, as may be required under the Registration Rights Agreement and under the securities laws of any state in which the Pass Through Certificates may be offered for sale if the laws of such state require such action, (ii) the qualification of the Pass Through Trust Documents under the Indenture, pursuant to an order of the Securities and Exchange Commission, as may be required under the Registration Rights Agreement and (iii) the registration and filings referred to in Section 10(a)(viii);

                           (iv) this Agreement has been duly executed and
                  delivered and constitutes, and each other Operative Document to which the Lessee is a party has been duly executed and delivered and constitutes, a legal, valid and binding obligation of the Lessee enforceable against the Lessee in accordance with its terms except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws


                                       15
                          AA-Boeing EETC-Leased Aircraft Participation Agreement
                  affecting the rights of creditors generally and by general principles of equity and except, in the case of the Lease, as limited by applicable laws which may affect the remedies provided in the Lease, which laws, however, do not make the remedies provided in the Lease inadequate for the practical realization of the rights and benefits provided thereby;

                           (v) there are no pending or threatened actions or
                  proceedings before any court, governmental authority or administrative agency or arbitrator which would materially adversely affect the consolidated financial condition of the Lessee and its consolidated subsidiaries, taken as a whole, or the ability of the Lessee to perform its obligations under the Operative Documents to which it is a party;

                           (vi) the Lessee and its subsidiaries have filed or
                  caused to be filed all Federal, state, local and foreign tax returns which are required to be filed and have paid or caused to be paid all taxes shown to be due and payable on such returns or (except to the extent being contested in good faith and for the payment of which adequate reserves have been provided) on any assessment received by the Lessee or any of its subsidiaries, to the extent that such taxes have become due and payable, except to the extent that the failure to file any such tax returns or to pay any such Taxes could not reasonably be expected to have a material adverse effect on the financial condition of the Lessee and its subsidiaries, taken as a whole; the Federal income tax liability, if any, of the Lessee has been determined by the Internal Revenue Service (or the statute of limitations has expired with respect to a redetermination of such liability) and (except to the extent being contested in good faith and for the payment of which adequate reserves have been provided) paid for all years prior to and including the fiscal year ended December 31, 1992; the Federal income tax returns of the Lessee for the fiscal years ended December 31, 1993 to December 31, 2000, inclusive, are subject to examination by the Internal Revenue Service;

                           (vii) the audited consolidated balance sheet of the
                  Lessee and its subsidiaries as of the end of each of its last three fiscal years, and the related consolidated statements of operations and cash flows for the three fiscal years then ended, fairly present the consolidated financial position of the Lessee and its consolidated subsidiaries as at the end of each such fiscal year and the consolidated results of their operations and cash flows for each such fiscal year in accordance with generally accepted accounting principles applied on a consistent basis (except as may be noted in such financial statements); from December 31, 1997 to the date of this Participation Agreement, there has been no material adverse change in


                                       16
                          AA-Boeing EETC-Leased Aircraft Participation Agreement
                  such consolidated financial position of the Lessee and its consolidated subsidiaries, taken as a whole;

                           (viii) except for (A) the filing for recording
                  pursuant to the Transportation Code of the Lease (with the Indenture covering the Aircraft attached), the Trust Agreement, the Indenture and the Instrument of Resignation,
                  (B) the filing of financing statements (and continuation statements at periodic intervals) with respect to the security interests created by such documents under the Uniform Commercial Code of Texas, Utah, Delaware and The District of Columbia, and (C) the taking of possession by the Loan Trustee of the original chattel paper counterpart of the Lease, no further action, including any filing or recording of any document (including any financing statement in respect thereof under Article 9 of the Uniform Commercial Code of any applicable jurisdiction) is necessary or advisable under the laws of the United States of America or any State thereof in order to perfect the Owner Trustee's interest in the Aircraft as against Lessee and any third parties, or to perfect the security interest in the Owner Trustee's interest in the Indenture Estate created under the Indenture in favor of the Loan Trustee (with respect to such portion of the Aircraft as is covered by the recording system established by the Federal Aviation Administration pursuant to the Transportation Code) and in the Lease;

                           (ix) the Lessee is not an investment company or a
                  company controlled by an investment company within the meaning of the Investment Company Act of 1940, as amended;

                           (x) the Lessee is not in default in the performance
                  of any term or condition of the Purchase Agreement which materially adversely impairs the transactions contemplated hereby;

                           (xi) none of the proceeds from the issuance of the
                  Pass Through Certificates or from the acquisition by the Owner Participant of its beneficial interest in the Trust Estate will be used directly or indirectly by the Lessee to purchase or carry any "margin stock" as such term is defined in Regulation G of the Board of Governors of the Federal Reserve System;

                           (xii) the Lessee has not voluntarily subjected the
                  Aircraft to any lease or mortgage, the existence of which has not been disclosed to the Lessor;

                           (xiii) neither the Lessee nor any Person authorized
                  to act on its behalf has (1) directly or indirectly offered any interest in the Trust Estate


                                       17
                          AA-Boeing EETC-Leased Aircraft Participation Agreement
                  or any similar interest for sale to, or solicited any offer to acquire the same from, any Person other than the Owner Participant and not more than 35 other institutional investors, or (2) directly or indirectly offered the Pass Through Certificates for sale to any Person other than in a manner required by the Securities Act and by the rules and regulations thereunder;

                           (xiv) no event has occurred and is continuing which
                  constitutes an Event of Default or an Event of Loss would constitute an Event of Default or on Event of Loss but for the requirement that notice be given or time elapse or both; and

                           (xv) the original counterpart of the Lease was
                  delivered to the Loan Trustee on the Closing Date.

NOTWITHSTANDING ANYTHING CONTAINED HEREIN, IN THE PURCHASE AGREEMENT ASSIGNMENT, OR IN THE LEASE TO THE CONTRARY, THE LESSEE DOES NOT MAKE NOR SHALL THE LESSEE BE DEEMED TO HAVE MADE, AND THE LESSEE HEREBY DISCLAIMS, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE WORKMANSHIP, DESIGN, PATENT INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR USE OF THE AIRCRAFT AS OF THE CLOSING DATE. NOTHING CONTAINED IN THE PRECEDING SENTENCE SHALL BE INTERPRETED TO BE IN DEROGATION OF OR CONSTRUED TO LIMIT THE LESSEE'S INDEMNITY OBLIGATIONS HEREUNDER OR TO EXCUSE THE PERFORMANCE BY THE LESSEE OF ITS OBLIGATIONS UNDER THIS AGREEMENT OR ANY OTHER OPERATIVE DOCUMENT

         (b) General Indemnity.

                  (1) Claims Defined. For the purposes of this Section 10(b), "Claims" shall mean any and all liabilities, obligations, losses, damages, penalties, claims, actions or suits of whatsoever kind and nature (whether or not on the basis of negligence, strict or absolute liability or liability in tort) which may be imposed on, incurred by, suffered by, or asserted against an Indemnitee, as defined herein, and, except as otherwise expressly provided in this Section 10(b), shall include all costs, disbursements and expenses (including reasonable legal fees and expenses) of an Indemnitee in connection therewith or related thereto.

                  (2) Indemnitee Defined. For the purposes of this Section 10(b), "Indemnitee" means the Owner Trustee (in both its individual capacity and as Owner Trustee), the Owner Participant, each Pass Through Trustee (in both its individual capacity and as Pass Through Trustee) so long as such Pass Through Trustee is the holder of any Equipment Note, the Original Loan Participant (with respect to matters arising


                                       18
                          AA-Boeing EETC-Leased Aircraft Participation Agreement
prior to (or relating to the period prior to) the Closing Date), the Indenture Trustee (in both its individual capacity and as Indenture Trustee, with respect to matters arising prior to the Closing Date), the Loan Trustee (in both its individual capacity and as Loan Trustee), the Subordination Agent, so long as such Subordination Agent holds any Equipment Note as agent and trustee of any Pass Through Trustee, each Liquidity Provider and their respective successors and permitted assigns, directors, officers, employees, agents and servants (the respective successors and permitted assigns, directors, officers, employees, agents and servants of (a) the Owner Trustee (in both its individual capacity and as Owner Trustee), together with the Owner Trustee, (b) the Owner Participant, together with the Owner Participant, (c) each Pass Through Trustee (in both its individual capacity and as Pass Through Trustee) together with the Pass Through Trustee, (d) any Original Loan Participant, together with such Original Loan Participant, (e) the Loan Trustee (in both its individual capacity and as Loan Trustee), together with the Loan Trustee, (f) the Subordination Agent, together with the Subordination Agent, (g) the Liquidity Provider, together with the Liquidity Provider, being in each case referred to herein collectively as the "Related Indemnitee Group" for each such party). No holder of a Pass Through Certificate in its capacity as such holder shall be an Indemnitee for purposes hereof.

                  (3) Claims Indemnified. Subject to the exclusions stated in subsection (4) below, whether or not any of the transactions contemplated hereby shall be consummated, the Lessee agrees to indemnify, protect, defend and hold harmless on an After-Tax Basis each Indemnitee against Claims in any way resulting from or arising out of (i) the Operative Documents, the Pass Through Trust Documents or any sublease under the Lease or the enforcement of any of the terms thereof, or any amendment, modification or waiver in respect thereof or any of the transactions contemplated hereby or thereby, (ii) the purchase, acceptance or rejection of the Aircraft including, without limitation, the Airframe, any Engine, engine or Part (or any portion thereof) hereunder, (iii) the manufacture, design, purchase, resale, acceptance, non-acceptance or rejection of the Aircraft hereunder or under the Lease, (iv) the Aircraft, whether or not arising out of the ownership, delivery, non-delivery, lease, sublease, possession, use, non-use, substitution, airworthiness, state of airworthiness, control, maintenance, repair, replacement, operation, registration, re-registration, condition, sale, storage, modification, alteration, return, transfer or other disposition of the Aircraft, the Airframe, any Engine, any engine installed on the Airframe, any Part or any Passenger Convenience Equipment (or portion thereof) (including, without limitation, any death or injury to passengers or others, any damage to any property, the environment, latent or other defects, whether or not discoverable, strict tort liability, and any Claim for patent, trademark or copyright infringement), (v) any breach of or failure to perform or observe, or any other non-compliance with, any covenant, condition or agreement or other obligations to be performed by the Lessee under any Operative Document, or the falsity of any representation or warranty of the Lessee in any of the Operative Documents to which the Lessee is a party or any sublease under the Lease or the enforcement of any of the terms thereof,


                                       19
                          AA-Boeing EETC-Leased Aircraft Participation Agreement
or any amendment, modification or waiver in respect thereof or any of the transactions contemplated hereby or thereby, other than covenants, conditions, agreements, obligations, representations and warranties in the Tax Indemnity Agreement, or (vi) the offer, sale or delivery of any Equipment Notes or Pass Through Certificates or any interest in the Trust Estate. Without limitation of the foregoing, the Lessee agrees to pay the reasonable ongoing fees, and the reasonable ongoing out-of-pocket costs and expenses (including, without limitation, reasonable attorney's fees and disbursements and, to the extent payable as provided in the Indenture, reasonable compensation and expenses of the Loan Trustee's agents), of the Owner Trustee, the Loan Trustee and the Liquidity Provider in connection with the transactions contemplated by the Operative Documents.

                  (4) Claims Excluded. The following are excluded from the Lessee's agreement to indemnify any Indemnitee under this Section 10(b):

                           (i) Any Claim to the extent caused by acts or events
                  occurring after the earlier of (x) the return of the Aircraft pursuant to the Return Conditions (it being understood that the date of the placement of the Aircraft in storage as provided in Section G of the Return Conditions constitutes the date of return of the Aircraft under the Lease), and (y) the expiration or earlier termination of the Lease under circumstances not requiring the return of the Aircraft, unless and to the extent such Claim is attributable to the failure of the Lessee to perform its obligations under the Lease in full compliance therewith or acts occurring in connection with the exercise of remedies pursuant to Section 15 of the Lease following the occurrence and continuance of an Event of Default thereunder;

                           (ii) Any Claim to the extent attributable to a Tax,
                  or any Claim of the Owner Participant to the extent attributable to a Loss, whether or not Lessee is required to indemnify therefor under Section 10(c) of this Participation Agreement or the Tax Indemnity Agreement, provided that this
                  Section 10(b)(4)(ii) shall not exclude the reasonable out-of-pocket costs, disbursements and expenses incurred with respect to Taxes for which the Lessee is required to indemnify under Section 10(c) of this Participation Agreement;

                           (iii) Any Claim to the extent caused by the gross
                  negligence or willful misconduct of such Indemnitee or any of its Related Indemnitee Group (other than any gross negligence or willful misconduct imputed as a matter of law to such Indemnitee solely by reason of its interest in the Aircraft or its status as a party to any of the Operative Documents);


                                       20
                          AA-Boeing EETC-Leased Aircraft Participation Agreement

                           (iv) Any Claim to the extent caused by the
                  noncompliance by such Indemnitee or any of its Related Indemnitee Group with any of the terms of, or any misrepresentation by such Indemnitee or any of its Related Indemnitee Group contained in, this Participation Agreement, any other Operative Document or any Pass Through Trust Document to which such Indemnitee or any of its Related Indemnitee Group is a party or any agreement relating hereto or thereto (except if such non-compliance was based on an inaccurate representation or warranty of the Lessee);

                           (v) Any Claim that constitutes a Permitted Lien
                  attributable to such Indemnitee;

                           (vi) Any Claim to the extent caused by the offer,
                  sale, assignment, transfer, participation or other disposition (voluntary or involuntary) by or on behalf of such Indemnitee of any Equipment Notes or Pass Through Certificates or any interest in the Trust Estate or the Trust Agreement, or any similar security, other than a transfer by such Indemnitee of its interests in the Aircraft pursuant to Section 9, 10, 15 or 20 of the Lease and any related provision of the Indenture including, without limitation, Article 8 thereof except for the cancellation of any Equipment Notes in connection with a refinancing under Section 20 of this Participation Agreement or a redemption under Section 2.08 of the Indenture;

                           (vii) Any Claim to the extent caused by a failure on
                  the part of the Owner Trustee to distribute in accordance with the Trust Agreement any amounts received and distributable by it thereunder to the extent such failure was not caused by or attributable to the Lessee;

                           (viii) Any Claim to the extent such Claim is
                  attributable to (A) a failure on the part of the Loan Trustee to distribute in accordance with this Agreement or the Indenture any amounts received and distributable by it hereunder or thereunder to the extent such failure was not caused by or attributable to the Lessee, (B) a failure on the part of the Subordination Agent to distribute in accordance with the Intercreditor Agreement any amounts received and distributable by it thereunder to the extent such failure was not caused by or attributable to the Lessee or (C) a failure on the part of any Pass Through Trustee to distribute in accordance with the Pass Through Trust Agreement to which it is a party any amounts received and distributable by it thereunder to the extent such failure was not caused by or attributable to the Lessee;


                                       21
                          AA-Boeing EETC-Leased Aircraft Participation Agreement

                           (ix) Any Claim to the extent caused by the
                  authorization or giving or withholding by such Indemnitee of any future amendments, supplements, waivers or consents with respect to any of this Participation Agreement and the other Operative Documents or the Pass Through Trust Documents, other than such as have been requested by or consented to by the Lessee, or such that occur as a result of an Event of Default that shall have occurred and is continuing, or such as are required or contemplated by (and, if contemplated by, in compliance with) the provisions of the Operative Documents or the Pass Through Trust Documents in order to give effect thereto;

                           (x) Any Claim to the extent caused by an Indenture
                  Default that does not also constitute an Event of Default under the Lease or an event which would constitute such an Event of Default but for the requirement that notice be given or time elapse or both;

                           (xi) Any Claim that would not have arisen but for the
                  appointment of a successor or an additional Owner Trustee without the consent of the Lessee unless such successor or an additional Owner Trustee or Indenture Trustee has been appointed in connection with the exercise or remedies pursuant to Section 15 of the Lease following the occurrence and continuance of an Event of Default or if such appointment is expressly required by any Operative Document or by applicable law;

                           (xii) Any Claim to the extent caused by the failure
                  of a Person other than the Lessee to pay a cost, fee or expense expressly payable by such Person in accordance with
                  Section 12(a), 12(b), 12(c), 12(f), 12(h), 12(j), 19(b),
                  19(c), or 20(a) and 20(b) hereof, or Section G of the Return Conditions, or Sections 9, or 11 of the Lease;

                           (xiii) Any Claim that is an ordinary and usual
                  operating or overhead expense other than to the extent caused by (a) the occurrence of an Event of Default or an Event of Loss or (b) circumstances beyond the scope of routine portfolio administration (such routine portfolio administration to be deemed to include tax preparation and other normally occurring administrative tasks but shall not include any administrative obligations of the Lessee under the Operative Documents or the Pass Through Trust Documents performed by any Indemnitee);

                           (xiv) Any Claim to the extent that such Claim relates
                  to amounts payable by the Owner Trustee to the Loan Trustee in respect of the Equipment Notes or otherwise under the Indenture with respect to Make-Whole Amount, if any, payable as a result of (x) a redemption or purchase


                                       22
                          AA-Boeing EETC-Leased Aircraft Participation Agreement
                  of any Equipment Notes pursuant to Section 2.08 of the Indenture or (y) an Indenture Default that does not constitute a Lease Event of Default;

                           (xv) [Intentionally left blank];

                           (xvi) Any Claim to the extent such Claim is expressly
                  payable or borne by a Person other than the Lessee pursuant to any provision of any Operative Document or any Pass Through Trust Document;

                           (xvii) [Intentionally left blank];

                           (xviii) [Intentionally left blank];

                           (xix) [Intentionally left blank];

                           (xx) Any Claim that is directly attributable to a
                  "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975(c)(i) of the Code that arises solely as a result of (x) such Indemnitee's use of plan assets of any "employee benefit plan" as defined in Section 3(3) of ERISA or a "plan" as defined in Section 4975 of the Code, including any entity whose assets are deemed to constitute plan assets under Department of Labor Reg.ss.2510.3-101, to acquire or hold its interest(s) in the Trust Estate or in any Equipment Note, as applicable or (y) in the case of an Indemnitee which is the Owner Participant or any of its Affiliates, the reliance by any plan maintained or sponsored by the Owner Participant or any of its Affiliates on the administrative exemption issued to any of the Placement Agents;

                           (xxi) Any Claim to the extent such Claim is
                  attributable to one or more of the other aircraft financed through the offering of Pass Through Certificates (in the event of doubt, any Claim shall be allocated between the Aircraft and such other aircraft in the same proportion that the then outstanding Equipment Notes bear to the then outstanding notes issued with respect to the other aircraft and held by the Pass Through Trustees; and

                           (xxii) Any Claim attributable to the deregistration
                  of the Aircraft as a result of the failure of the Owner Participant to be a Citizen of the United States.

A limitation on the Claims of one Indemnitee under this Section 10(b)(4) shall not provide a basis for limiting any Claim of any other Indemnitee.


                                       23
                          AA-Boeing EETC-Leased Aircraft Participation Agreement

                  (5) Insured Claims. In the case of any Claim indemnified by the Lessee hereunder which is covered by a policy of insurance maintained by the Lessee pursuant to Section 11 of the Lease, each Indemnitee agrees to cooperate, at the Lessee's expense, with the insurers in the exercise of their rights to investigate, defend or compromise such Claim as may be required to retain the benefits of such insurance with respect to such Claim.

                  (6) Claims Procedure. An Indemnitee shall promptly notify the Lessee of any Claim as to which indemnification is sought, provided that the failure to provide such prompt notice shall not release the Lessee from any of its obligations to indemnify hereunder. Any amount payable to any Indemnitee pursuant to this Section 10(b) shall be paid on an After-Tax Basis within thirty days after receipt of a written demand therefor from such Indemnitee accompanied by a written statement describing in reasonable detail the Claims which are the subject of and basis for such indemnity and the computation of the amount so payable. Subject to the rights of insurers under policies of insurance maintained pursuant to Section 11 of the Lease, so long as no Event of Default shall have occurred and be continuing, the Lessee (at its sole cost and expense) shall have the right to investigate, and the right in its sole discretion to defend or compromise, any Claim for which indemnification is sought under this
Section 10(b); provided that in no event shall the right of any Indemnitee under this Section 10(b) be adversely affected thereby and provided further that no such Claim shall involve a material risk of the sale, forfeiture or loss (including loss of use) of the Airframe or any Engine or any interest therein or any meaningful risk of criminal liability or any material risk of civil penalty against Lessor, any Pass Through Trustee or Owner Participant, and the Indemnitee shall cooperate with all reasonable requests of the Lessee in connection therewith; provided, however, that so long as an Event of Default has occurred and is continuing, such Indemnitee shall have the right, along with the concomitant right of the Lessee, to investigate, defend or compromise any such Claim; provided that the Lessee shall reimburse such Indemnitee for all reasonable costs and expenses incurred by it in connection therewith. The Lessee will provide the Indemnitee with such information not within the control of such Indemnitee, as is in the Lessee's control or as reasonably available to the Lessee, which such Indemnitee may reasonably request and shall otherwise cooperate with such Indemnitee so as to enable such Indemnitee to fulfill its obligations under this Section 10(b)(6). Where the Lessee or the insurers under a policy of insurance maintained by the Lessee undertake the defense of an Indemnitee with respect to a Claim, and so long as the Lessee is entitled to control such defense, no additional legal fees or expenses of such Indemnitee in connection with the defense of such Claim shall be indemnified hereunder unless such fees or expenses were incurred at the request of the Lessee or such insurers; provided, however, that if (i) in the written opinion of counsel to such Indemnitee an actual or potential material conflict of interest exists where it is advisable for such Indemnitee to be represented by separate counsel or (ii) such Indemnitee has been indicted or otherwise charged in a criminal complaint and such Indemnitee informs the Lessee that such Indemnitee desires to be represented by separate counsel, the reasonable


                                       24
                          AA-Boeing EETC-Leased Aircraft Participation Agreement
fees and expenses of any such separate counsel shall be borne by the Lessee. Subject to the requirements of any policy of insurance, an Indemnitee may participate at its own expense in any judicial proceeding controlled by the Lessee pursuant to the preceding provisions; provided that such party's participation does not, in the reasonable opinion of the independent counsel appointed by the Lessee or its insurers to conduct such proceedings, significantly interfere with such control; and such participation shall not constitute a waiver of the indemnification provided in this Section 10(b). Notwithstanding anything to the contrary contained herein, (x) the Lessee shall not under any circumstances be liable for the fees and expenses of more than one counsel for each of (i) the Owner Participant and the Owner Trustee (and their respective successors and permitted assigns, agents and servants and other members of their respective Related Indemnitee Groups) and (ii) the Subordination Agent, any Pass Through Trustee and the Loan Trustee (and their respective successors and permitted assigns, agents and servants) except in the case specified in the proviso to the fourth sentence of this paragraph (6) and
(y) the Lessee shall not defend or compromise any Claim if such proceedings will involve a material risk of the sale, forfeiture or loss of, or the creation of any Lien (other than a Permitted Lien) on the Airframe, any Engine or any part of any thereof, or the Indenture Estate or the Trust Estate or any part of any thereof, unless the Lessee shall have provided security for Lessee's obligations under this Section 10(b) with respect to such Claim reasonably satisfactory to the relevant Indemnitees in respect to such risk.

                  (7) Subrogation. To the extent that a Claim indemnified by the Lessee under this Section 10(b) is in fact paid in full by the Lessee and/or an insurer under a policy of insurance maintained by the Lessee pursuant to Section 11 of the Lease, the Lessee and/or such insurer, as the case may be, shall be subrogated to the rights and remedies of the Indemnitee on whose behalf such Claim was paid (other than rights of such Indemnitee under insurance policies maintained at its own expense) with respect to the transaction or event giving rise to such Claim, except that the Lessee shall not be subrogated to any rights or remedies that the Owner Trustee may have against the Owner Participant under
Section 7.1 of the Trust Agreement or that the Loan Trustee may have against the Owner Trustee under Section 11.01 of the Indenture. So long as no Event of Default (or event that with the lapse of time would constitute an Event of Default under Section 14(a), 14(g), 14(h) or 14(i) of the Lease) shall have occurred and be continuing, should an Indemnitee receive any refund, in whole or in part, with respect to any Claim paid by the Lessee hereunder, it shall promptly pay the amount refunded (but not an amount in excess of the amount the Lessee or any of its insurers has paid in respect of such Claim) over to the Lessee. Moreover, if, by reason of any Claim that the Lessee has paid or indemnified against pursuant to this Section 10(b), an Indemnitee realizes an actual reduction in any Taxes that was not previously taken into account in computing a payment by the Lessee pursuant to this Section 10(b), then such Indemnitee shall promptly pay to the Lessee an amount equal to the actual net reduction in Taxes realized by such Indemnitee attributable thereto plus the actual reduction in Taxes realized by such Indemnitee as a result of any payment to the Lessee pursuant to this sentence. Each


                                       25
                          AA-Boeing EETC-Leased Aircraft Participation Agreement

Indemnitee shall in good faith use reasonable diligence in filing its tax returns and in dealing with taxing authorities to seek and claim any tax benefits that would result in such net reductions in Taxes.

                  (8) No Guaranty. Nothing set forth in this Section 10(b) shall constitute a guarantee by the Lessee that the Aircraft shall have any particular useful life or residual value or a guarantee to the Loan Trustee, the Subordination Agent or any Pass Through Trustee that the Equipment Notes will be paid.

         (c) General Tax Indemnity.

                  (1) General. Subject to Section 10(c)(2) hereof, the Lessee agrees to indemnify, protect, defend and hold harmless on an After-Tax Basis each Tax Indemnitee against any and all Taxes imposed with respect to any period after the Closing Date on any Tax Indemnitee, the Lessee, the Aircraft, the Airframe, any Engine or any Part, upon or with respect to (A) the Aircraft, the Airframe, any Engine or any Part or any interest in any thereof or the applicability of the Lease to the Aircraft, the Airframe, any Engine or any Part or any interest in any thereof, (B) the lease, sublease, hiring, acceptance, delivery, transport, location, ownership, control, insurance, possession, use, non-use, substitution, airworthiness, state of airworthiness, control, maintenance, repair, replacement, operation, registration, re-registration, condition, sale, storage, modification, alteration, return, transfer or other disposition of the Aircraft, the Airframe, any Engine or any Part, (C) any Basic Rent or Supplemental Rent payable by the Lessee, (D) the exercise of remedies pursuant to Section 15 of the Lease in connection with an Event of Default that shall have occurred and be continuing or (E) otherwise in connection with the transactions contemplated by the Operative Documents.

                  (2) Taxes Excluded from Indemnity. The Lessee shall have no obligation under the Lease with respect to Taxes described in any one or more of the following clauses; provided that clauses (ii) and (vi) below shall not apply in determining the additional amount necessary to make any payment under this
Section 10 on an After-Tax Basis:

                           (i) [Intentionally left blank];

                           (ii) Taxes imposed by any government or taxing
                  authority on, based on, measured by or with respect to capital, net worth, doing business, retained earnings, tax preferences, gross or net income or gross or net receipts or that are franchise Taxes; provided that there shall not be excluded by this clause (ii)(x) any such Taxes imposed by any government or taxing authority located outside the United States to the extent such Taxes would have been imposed had the sole connection between the Tax Indemnitee and such government or taxing authority been (I) the


                                       26
                          AA-Boeing EETC-Leased Aircraft Participation Agreement
                  registration, location, use, operation or presence of the Aircraft, the Airframe, any Engine or any Part in such jurisdiction, (II) the presence, activity or other connection of the Lessee or an Affiliate of the Lessee in or with such jurisdiction, or (III) the Lessee's making a payment from or through such jurisdiction or (y) any sales, use, transfer, license, value added, property, excise or rental Taxes (or Taxes in the nature thereof) imposed by any government or taxing authority;

                           (iii) Taxes imposed on any Tax Indemnitee to the
                  extent such Taxes result from, or would not have been imposed but for, (w) a Lessor's Lien, a Subordination Agent's Lien or a Trustee's Lien, (x) the willful misconduct or gross negligence of such Tax Indemnitee, (y) the breach or inaccuracy of any representation, warranty or covenant of such Tax Indemnitee in the Operative Documents or the Pass Through Trust Documents (which is not attributable to a breach of any representation, warranty or covenant of the Lessee), or (z) the failure of such Tax Indemnitee to comply with any certification, information, documentation, reporting or other similar requirement, if such compliance is necessary or appropriate to claim any relief from such Taxes for which such Tax Indemnitee was eligible, unless such failure to comply is due to the failure of the Lessee to provide timely written notice to such Tax Indemnitee of such requirement or otherwise to comply with its obligations under Section 10(c)(6) hereof;

                           (iv) Taxes imposed on any Tax Indemnitee in excess of
                  the Taxes that would have been imposed and indemnified against had there not been a transfer (whether voluntary or involuntary) (x) by a Tax Indemnitee of any interest in the Aircraft, the Airframe, any Engine, any Part, the Trust Estate, or any interest arising under any Operative Document (other than such a transfer pursuant to Section 9, 10, or 20 of the Lease or the exercise of remedies pursuant to Section 15 of the Lease) or (y) of any interest (direct or indirect) in a Tax Indemnitee; provided that in the case of any such transfer by the initial Owner Participant within two years of the Commencement Time, this clause (iv) shall apply to the transferee of the initial Owner Participant only (I) if such transfer is to a transferee Owner Participant that is not a United States person for U.S. federal income tax purposes or has its principal office, or participates in this transaction through an office, located outside the United States or (II) with respect to Taxes imposed on such transferee in the relevant jurisdiction of a type that would not have been incurred by a typical bank, leasing company, financial institution or other company (which may include insurance companies and utilities) regularly engaged in leasing transactions;


                                       27
                          AA-Boeing EETC-Leased Aircraft Participation Agreement

                           (v) Taxes imposed on any Tax Indemnitee on or with
                  respect to a transfer (whether voluntary or involuntary) (x) by a Tax Indemnitee of any interest in the Aircraft, the Airframe, any Engine, any Part, the Trust Estate, or any interest arising under any Operative Document (other than such a transfer pursuant to Section 9, 10, or 20 of the Lease or the exercise of remedies pursuant to Section 15 of the Lease) or (y) of any interest (direct or indirect) in a Tax Indemnitee;

                           (vi) Taxes to the extent imposed with respect to any
                  period commencing after (x) the return of the Aircraft to the Lessor pursuant to the Return Conditions or, if the Aircraft is stored pursuant to Section G of the Return Conditions of this Participation Agreement following termination thereof, the date of the placement of the Aircraft in storage or (y) the expiration or earlier termination of the Lease under circumstances not requiring the return of the Aircraft; provided that there shall not be excluded by this clause (vi) any Taxes to the extent (I) attributable to events occurring or matters arising prior to or simultaneously with the earlier of such times, any failure of the Lessee to perform its obligations under the Lease in full compliance therewith, or the exercise of remedies pursuant to Section 15 of the Lease in connection with an Event of Default that shall have occurred and be continuing or (II) imposed with respect to any payment by the Lessee under the Operative Documents after such date;

                           (vii) Taxes imposed on any Tax Indemnitee by any
                  government or taxing authority to the extent such Taxes would not have been imposed but for a present or former connection between such Tax Indemnitee and such government or taxing authority unrelated to the transactions contemplated by the Operative Documents or the Pass Through Trust Documents;

                           (viii) Taxes to the extent such Taxes would not have
                  been imposed but for an amendment to any Operative Document or any Pass Through Trust Document without the prior written consent of the Lessee, unless such amendment is requested by the Lessee, is expressly required by any Operative Document or any Pass Through Trust Document or is made as a result of an Event of Default that shall have occurred and be continuing;

                           (ix) Taxes for so long as such Taxes are being
                  contested in accordance with the provisions of Section 10(c)(5) hereof, except to the extent a payment by the Lessee is required pursuant to such Section 10(c)(5);


                                       28
                          AA-Boeing EETC-Leased Aircraft Participation Agreement

                           (x) Taxes imposed on any Tax Indemnitee in excess of
                  the Taxes that would have been imposed if such Tax Indemnitee at all times had been a United States person for U.S. federal income tax purposes;

                           (xi) value added Taxes imposed in lieu of income Tax
                  by the United States or any state or local government or taxing authority thereof or therein;

                           (xii) Taxes that are directly attributable to a
                  "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975(c)(i) of the Code that arise solely as a result of (x) such Indemnitee's use of plan assets of any "employee benefit plan" as defined in Section 3(3) of ERISA or a "plan" as defined in Section 4975 of the Code, including any entity whose assets are deemed to constitute plan assets under Department of Labor Reg.ss.2510.3-101, to acquire or hold its interest(s) in the Trust Estate or in any Equipment Note, as applicable or (y) in the case of a Tax Indemnitee which is the Owner Participant or any of its Affiliates, the reliance by any plan maintained or sponsored by the Owner Participant or any of its Affiliates on the administrative exemption issued to any of the Placement Agents;

                           (xiii) Taxes to the extent imposed by reason of the
                  trust created under the Trust Agreement not being treated as a "grantor trust" or otherwise being disregarded for U.S. federal income tax purposes, except to the extent such Taxes would have otherwise been imposed on another Tax Indemnitee and been subject to indemnification by the Lessee under this
                  Section 10(c);

                           (xiv) Taxes on, based on, measured by or with respect
                  to any consideration payable for services rendered by any Pass Through Trustee, the Subordination Agent, the Owner Trustee or the Loan Trustee; and

                           (xv) [Intentionally left blank];

                  (3) Tax Savings. If, by reason of any Claims or Taxes paid or indemnified against by the Lessee pursuant to Section 10(b) or this Section 10(c), any Indemnitee or Tax Indemnitee (or any related Person) at any time realizes a net reduction in any Taxes not indemnified against by the Lessee and not taken into account previously in computing the amount of any indemnity payable by the Lessee under Section 10(b) or this Section 10(c), such Indemnitee or Tax Indemnitee shall, subject to Section 10(c)(9) hereof if an Event of Default or Specified Default has occurred and is continuing, promptly pay to the Lessee an amount that, after subtraction of any further reduction in Taxes such Tax Indemnitee or Indemnitee realizes as a result of the payment thereof,


                                       29
                          AA-Boeing EETC-Leased Aircraft Participation Agreement
which reduction was not previously taken into account in computing an amount payable by the Lessee hereunder, is equal to the amount of such net Tax reduction; provided that any subsequent loss of a Tax benefit for which a payment has been made to the Lessee under this Section 10(c)(3) (or which was taken into account in computing an amount payable by the Lessee under this
Section 10(c)) shall be treated as an indemnifiable Tax hereunder without regard to the exclusions set forth in Section 10(c)(2) hereof. Each Tax Indemnitee shall in good faith use diligence in filing its tax returns and in dealing with taxing authorities to seek and claim any Tax benefit that would result in such a reduction in Taxes or would minimize the Taxes indemnifiable by the Lessee hereunder.

                  (4) Payment. The Lessee shall pay any Tax for which it is liable pursuant to this Section 10(c) directly to the appropriate taxing authority, if allowable, or if not so allowable, directly to the relevant Tax Indemnitee. Any amount payable directly to any Tax Indemnitee pursuant to this
Section 10(c) shall be paid to such Tax Indemnitee on or prior to the later of
(A) 30 days after receipt by the Lessee of a written demand therefor from such Tax Indemnitee accompanied by a written statement describing in reasonable detail the Taxes that are the subject of such indemnity and the computation of the amount so payable, (B) three Business Days prior to the due date for the payment of such Taxes (including all extensions) or (C) in the case of amounts which are being contested in accordance with Section 10(c)(5) hereof, the time such contest (including all appeals, if any) is finally resolved; provided that the Lessee shall pay any amounts due pursuant to Section 10(c)(5) hereof at the time or times required by such clause. If requested by a Tax Indemnitee in writing, the Lessee shall furnish to such Tax Indemnitee the original or a certified copy of a receipt (if any is reasonably available to the Lessee) for the Lessee's payment of any Tax directly to a taxing authority pursuant to this
Section 10(c) or such other evidence of such payment by the Lessee as is reasonably acceptable to such Tax Indemnitee and reasonably available to the Lessee.

                  (5) Contests; Refunds. If a written claim is made against any Tax Indemnitee for any Tax for which the Lessee may be obligated pursuant to this Section 10(c), or if any Tax Indemnitee shall determine that any Tax for which the Lessee may be obligated pursuant to this Section 10(c) may be payable, such Tax Indemnitee shall notify the Lessee promptly in writing. If timely requested by the Lessee in writing, such Tax Indemnitee shall in good faith diligently contest through appropriate administrative and judicial proceedings (including pursuing all judicial appeals, but not to the United States Supreme Court) in the name of such Tax Indemnitee (or, if requested by the Lessee and permitted by applicable law, and subject to the conditions set forth in the next sentence, permit the Lessee to contest in the name of the Lessee or such Tax Indemnitee), the validity, applicability and amount of such Tax by (x) resisting payment thereof, (y) not paying the same except under protest, if protest be necessary or proper, or (z) if payment be made, seeking a refund thereof in appropriate administrative and judicial proceedings; provided that (A) prior to taking such administrative or judicial action the Lessee shall have agreed to pay (and shall pay) such Tax Indemnitee on


                                       30
                          AA-Boeing EETC-Leased Aircraft Participation Agreement
demand all reasonable out-of-pocket costs and expenses which such Tax Indemnitee may incur in connection with contesting such claim, including, without limitation, all reasonable legal, accountants' and investigatory fees and disbursements, (B) if such contest shall be conducted in a manner requiring the payment of the Tax, the Lessee shall advance to such Tax Indemnitee (on an interest-free basis) the amount of such payment and shall agree to indemnify such Tax Indemnitee against any adverse tax consequences to such Tax Indemnitee resulting from such interest-free loan, (C) the action to be taken will not result in any material danger of forfeiture, sale or loss of the Aircraft, the Airframe or any Engine (unless the Lessee shall have provided to the Lessor a bond or other sufficient protection against such risk acceptable to the Lessor and such Tax Indemnitee), (D) if an Event of Default or Specified Default shall have occurred and be continuing, the Lessee shall have provided security for its related tax indemnity obligation reasonably acceptable to such Tax Indemnitee,
(E) prior to commencing any contest involving income Taxes or any judicial action (but not administrative action) involving non-income Taxes, if reasonably requested by the Tax Indemnitee, the Lessee shall have provided to such Tax Indemnitee an opinion of tax counsel (who may be an employee of American in the case of a judicial action involving non-income Taxes) selected by the Lessee and reasonably acceptable to such Tax Indemnitee to the effect that there is a reasonable basis (consistent with ABA Opinion 85-352) for contesting such claim, and (F) the amount of the potential indemnity (together with the amount of all similar or logically related claims that have been or could be raised in any audit involving such Tax Indemnitee for which the Lessee may be liable to pay an indemnity under this Section 10(c)) exceeds $10,000 in connection with the Lease. The Lessee shall be permitted to conduct such a contest (i) in its name if contesting in its name is allowable under applicable law or (ii) in the name of the relevant Tax Indemnitee, if consented to by the relevant Tax Indemnitee (it being understood that the relevant Tax Indemnitee shall consider in good faith the Lessee's request to conduct a contest in the name of the relevant Tax Indemnitee). Otherwise, the relevant Tax Indemnitee shall conduct such contest. In any contest under this Section 10(c)(5) conducted by the Lessee, the Lessee shall determine the forum and manner in which such contest shall be conducted and, upon the written request of the relevant Tax Indemnitee, will advise such Tax Indemnitee of that status of such contest. In any contest under this Section 10(c)(5) conducted by a Tax Indemnitee, such Tax Indemnitee shall determine the forum for such contest and the manner in which it shall be conducted; provided that such Tax Indemnitee shall consult in good faith with the Lessee and its counsel, and provide to the Lessee and its counsel any communications to or from the relevant taxing authority or administrative or judicial body, with respect to the issues for which the Lessee may be obligated under this Section 10(c).

         If any Tax Indemnitee shall obtain a refund of all or part of any Tax paid by the Lessee or for which the Lessee shall have reimbursed such Tax Indemnitee, such Tax Indemnitee shall pay the Lessee an amount equal to the amount of such refund, including any interest received on such refund attributable to such Tax that is properly attributable


                                       31
                          AA-Boeing EETC-Leased Aircraft Participation Agreement
to the period subsequent to such payment or reimbursement by the Lessee, reduced by any Taxes payable by such Tax Indemnitee as a result of the receipt or accrual of such refund and interest, and increased by any reduction in Taxes actually realized by such Tax Indemnitee as a result of any payment by such Tax Indemnitee pursuant to this sentence, which reduction was not previously taken into account in computing an amount payable by the Lessee hereunder. If it is later determined that the Tax Indemnitee was not entitled to such refund, the portion of such refund that is repaid, recaptured or disallowed will be treated as Taxes for which the Lessee must indemnify the Tax Indemnitee pursuant to this
Section 10(c) but without regard to Section 10(c)(2) hereof.

         If a Tax Indemnitee elects not to contest any Tax that it is otherwise required to contest in accordance with this Section 10(c)(5), or elects to settle, compromise or otherwise terminate any such contest without the consent of the Lessee, such election shall constitute a waiver by such Tax Indemnitee of any right to any amount that might otherwise be payable by the Lessee pursuant to this Section 10(c) with respect to such Tax (other than any expenses of the contest) and, if the Lessee has theretofore provided such Tax Indemnitee with an interest-free loan to pay such amount, such Tax Indemnitee shall promptly repay an amount which, after subtraction of any further reduction in Taxes actually realized by such Tax Indemnitee as a result of such payment, which reduction was not previously taken into account in computing an amount payable by the Lessee hereunder, shall be equal to the amount of such interest-free loan, together with interest on the amount of such loan from the date such loan was made to the date of repayment pursuant to this sentence at the rate that would have been paid by the relevant taxing authority had such contest resulted in a refund.

                  (6) Reports; Returns; Forms. If any report or return is required to be filed with respect to any property Tax (or any Tax in the nature of a property Tax) subject to indemnification by the Lessee under this Section 10(c), the Lessee shall, if permitted by applicable law to do so, timely file such report or return (except for any such report or return as to which the Lessor has notified the Lessee that the Lessor intends to file such report or return) so as to show ownership of the Aircraft in the Lessor and, if requested by the Lessor, send a copy of such report or return to the Lessor; provided that the Lessor shall have furnished the Lessee, at the Lessee's request, with such information, not within the control of the Lessee, as is in the control of the Lessor or the Owner Participant, if any, and is reasonably available to such Person and necessary to file such report or return (it being understood that neither the Lessor nor the Owner Participant shall be required to furnish copies of its actual Tax returns). If the Lessee is not permitted by applicable law to file any such report or return with respect to such Tax, or has insufficient information to do so, the Lessee will promptly notify the Lessor of such requirement and prepare and deliver to the Lessor a proposed form of such report or return, within a reasonable time prior to the time such report or return is to be filed. If any report or return is required to be filed with respect to any Tax (other than a property Tax or Tax in the nature thereof) for which the Lessee is obligated under this Section 10(c), the Lessee will notify the


                                       32
                          AA-Boeing EETC-Leased Aircraft Participation Agreement
relevant Tax Indemnitee thereof upon the Lessee's obtaining actual knowledge of such requirement. In addition, the Lessee will furnish upon written request such data in its possession or otherwise reasonably available to it as any Tax Indemnitee may reasonably request to enable such Tax Indemnitee to comply with the requirements of any taxing authority arising out of such Tax Indemnitee's participation in the transactions contemplated by the Lease.

         Each Tax Indemnitee agrees to furnish from time to time to or as directed by the Lessee, upon the Lessee's written request and at the Lessee's expense, such duly executed and properly completed forms, statements or certificates as may be necessary or appropriate in order to claim any available reduction of any Tax for which the Lessee may be obligated under this Section 10(c); provided that the Lessee shall have furnished such Tax Indemnitee with any information necessary to complete such form, statement or certificate that is not otherwise reasonably available to such Tax Indemnitee.

                  (7) Verification. At the request of the Lessee, any statement prepared by a Tax Indemnitee pursuant to this Section 10(c), and any amount payable by or to the Lessee pursuant to this Section 10(c), shall be verified and certified by a nationally recognized firm of independent accountants (which may be the firm that audits such Tax Indemnitee's financial statements) selected by the Tax Indemnitee and reasonably acceptable to the Lessee. The costs of any such verification and certification shall be borne by the Lessee unless such firm determines that any amount payable (A) by the Lessee to a Tax Indemnitee is less than 95% of the amount determined to be so payable by such Tax Indemnitee or (B) by any Tax Indemnitee to the Lessee is greater than the amount determined to be so payable by such Tax Indemnitee by at least 5%, in either of which cases the cost of such verification and certification shall be paid by the Tax Indemnitee. In the event such firm shall determine that such amount or statement is incorrect, then such firm shall determine what it believes to be the correct amount, and such determination shall be binding upon the parties. Any Tax return of a Tax Indemnitee provided to such firm shall be confidential and shall be used by it only for purposes of such verification and certification and shall not be disclosed to the Lessee.

                  (8) Meaning of Certain Terms. For purposes of this Section 10(c), any reference to the Lessor, the Owner Trustee, the Owner Participant, the Loan Trustee, Indenture Estate or a Tax Indemnitee shall, with respect to any Tax imposed with respect to a combined, consolidated or affiliated group of which such Person is a member, also include such group and any member thereof.

                  (9) Application of Payments During Event of Default. If, at the time any amount would otherwise be payable to the Lessee under this Section 10(c), an Event of Default or Specified Default shall have occurred and be continuing, such amount shall be held by the relevant Tax Indemnitee as security for the obligations of the Lessee under the Operative Documents and invested in accordance with Section 25 of the Lease and, if


                                       33
                          AA-Boeing EETC-Leased Aircraft Participation Agreement
the Lessor declares the Lease to be in default pursuant to Section 14 thereof, applied against the Lessee's obligations under the Operative Documents as and when due. At such time as there shall not be continuing any such Event of Default or Specified Default, such amount shall be paid to the Lessee to the extent not previously applied under the preceding sentence.

                  (10) Non-Parties. If a Tax Indemnitee is not a party to this Agreement, the Lessee may require such Tax Indemnitee to agree in writing, in a form reasonably acceptable to the Lessee, to the terms of this Section 10(c) prior to making any payments to such Tax Indemnitee under this Section 10(c).

         (d) Survival. The Indemnities, representations and warranties and other obligations of the Lessee (subject to Section 10(b)(4)(i) and 10(c)(2)(vi)) and the obligations of each Indemnitee and Tax Indemnitee under this Section 10, shall survive the expiration or other termination of the Operative Documents or any of the Pass Through Trust Documents.

         SECTION 11. Representations and Warranties.

         (a) The Owner Participant represents and warrants that neither it nor any person authorized by it to act on its behalf has directly or indirectly offered any Equipment Note or Pass Through Certificate or any interest in and to the Trust Estate, the Trust Agreement, or any similar security for sale, or solicited any offer to acquire any of the same other than in a manner required or permitted by the Securities Act of 1933, as amended, and by the rules and regulations thereunder. The Owner Participant represents and warrants that its interest in and to the Trust Estate and the Trust Agreement was acquired for its own account and it was purchased for investment and not with a view to any resale or distribution thereof; provided, however, that such representation shall in no way limit the Owner Participant's right to transfer such interest pursuant to, and in accordance with all the terms and conditions of, Section 19(c) hereof.

         (b) Each of the Owner Participant and the Owner Trustee represents that neither it nor any Person authorized to act on its behalf has (i) directly or indirectly offered any interest in or to the Trust Estate or the Trust Agreement to, or solicited any offer to acquire any of the same from, anyone other than the Owner Participant and not more than 35 other institutional investors, (ii) directly or indirectly offered the Equipment Notes or Pass Through Certificates for sale to, or solicited any offer to acquire any of the same from, anyone other than the Original Loan Participant and not more than 35 other institutional investors or (iii) offered any interest in the Trust Estate or any Equipment Notes or Pass Through Certificates in a manner that would violate the Securities Act of 1933, as amended, the regulations thereunder or judicial or administrative interpretations thereof having the force of law.


                                       34
                          AA-Boeing EETC-Leased Aircraft Participation Agreement

         (c) The Owner Trustee represents and warrants, both in its individual capacity and as trustee, that it has not directly or indirectly offered any Equipment Notes or Pass Through Certificates or any interest in or to the Trust Estate, the Trust Agreement, or any similar security, for sale to, or solicited any offer to acquire any of the same from, anyone.

         (d) State Street Bank and Trust Company of Connecticut, National Association (in its individual capacity, together with its successors and permitted assigns, "State Street"), generally, and each of the Loan Trustee, the Subordination Agent and the Pass Through Trustee as it relates to it, represents, warrants and covenants that:

                           (i) State Street is a national banking association
                  duly organized and validly existing in good standing under the laws of the United States, is eligible to be the Loan Trustee under Section 9.10 of the Indenture, will promptly comply with
                  Section 9.10 of the Indenture and has full power, authority and legal right to enter into and perform its obligations under each the Operative Documents and the Pass Through Trust Documents to which State Street, the Loan Trustee, the Subordination Agent or any Pass Through Trustee is a party and, in its capacity as Loan Trustee and Pass Through Trustee, respectively, to authenticate the Equipment Notes and the Pass Through Certificates, respectively.

                           (ii) The execution, delivery and performance by State
                  Street, individually or in its capacity as Loan Trustee, Subordination Agent or Pass Through Trustee, as the case may be, of this Agreement, each of the other Operative Documents and each of the Pass Through Trust Documents to which State Street, the Loan Trustee, the Subordination Agent or any Pass Through Trustee is a party, and the authentication of the Equipment Notes and the Pass Through Certificates, respectively, to be delivered on the Closing Date, have been duly authorized by all necessary action on the part of State Street, the Loan Trustee, the Subordination Agent and each Pass Through Trustee, as the case may be, and do not violate any law or regulation of the United States or of the state of the United States in which State Street is located and which governs the banking and trust powers of State Street or any order, writ, judgment or decree of any court, arbitrator or governmental authority applicable to State Street, the Loan Trustee, the Subordination Agent or any Pass Through Trustee or any of their assets, will not violate any provision of the articles of association or by-laws of State Street and will not violate any provision of, or constitute a default under, any mortgage, indenture, contract, agreement, instrument or undertaking to which any of State Street, the Loan Trustee, the Subordination Agent or any Pass Through


                                       35
                          AA-Boeing EETC-Leased Aircraft Participation Agreement

                  Trustee is a party or by which any of them or their respective properties may be bound or affected.

                           (iii) Neither the execution and delivery by State
                  Street, individually or in its capacity as Loan Trustee, Subordination Agent or Pass Through Trustee, as the case may be, of this Agreement, any other Operative Document or any Pass Through Trust Document to which State Street, the Loan Trustee, the Subordination Agent or any Pass Through Trustee is a party, nor the consummation by State Street, the Loan Trustee, the Subordination Agent or any Pass Through Trustee of any of the transactions contemplated hereby or thereby, requires the authorization consent or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any governmental authority or agency of the United States or the state of the United States where State Street is located and regulating the banking and trust powers of State Street.

                           (iv) This Agreement, each other Operative Document
                  and each Pass Through Trust Document to which State Street, the Loan Trustee, the Subordination Agent or any Pass Through Trustee is a party have been duly executed and delivered by State Street, individually and in its capacity as Loan Trustee, Subordination Agent or Pass Through Trustee, as the case may be, and constitute the legal, valid and binding obligations of State Street, the Loan Trustee, the Subordination Agent and such Pass Through Trustee, as it shall be a party thereto, enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity.

                           (v) It unconditionally agrees with and for the
                  benefit of the parties to this Agreement that it will not directly or indirectly create, incur, assume or suffer to exist any Loan Trustee Lien or Other Party Lien attributable to it, and it agrees that it will, at its own cost and expense, promptly take such action as may be necessary to discharge and satisfy in full any such Lien; and it shall indemnify, protect, defend and hold harmless each Indemnitee and the Lessee against Claims in any way resulting from or arising out of a breach by it of its obligations under this
                  Section 11(d)(v).

                           (vi) The Equipment Notes to be issued to the
                  Subordination Agent pursuant hereto are being acquired by it to be held under the Intercreditor Agreement.


                                       36
                          AA-Boeing EETC-Leased Aircraft Participation Agreement

                           (vii) Each of State Street, the Loan Trustee, the
                  Subordination Agent and each Pass Through Trustee agrees that it will not impose any lifting charge, cable charge, remittance charge or any other charge or fee on any transfer by the Lessee of funds to, through or by State Street, the Loan Trustee, the Subordination Agent or such Pass Through Trustee pursuant to this Agreement, any other Operative Document or any Pass Through Trust Document, except as may be otherwise agreed to in writing by the Lessee.

                           (viii) [Intentionally left blank];

                           (ix) There are no Taxes payable by State Street, the
                  Loan Trustee, the Subordination Agent or any Pass Through Trustee imposed by the State of Connecticut or any political subdivision or taxing authority thereof in connection with the execution, delivery or performance by State Street, the Loan Trustee, the Subordination Agent or any Pass Through Trustee of any Operative Document or any Pass Through Trust Document (other than franchise or other taxes based on or measured by any fees or compensation received by any such Person for services rendered in connection with the transactions contemplated by the Operative Documents or the Pass Through Trust Documents), and there are no Taxes payable by any Pass Through Trustee imposed by the State of Connecticut or any political subdivision thereof in connection with the acquisition, possession or ownership by such Pass Through Trustee of any of the Equipment Notes (other than franchise or other taxes based on or measured by any fees or compensation received by such Pass Through Trustee for services rendered in connection with the transactions contemplated by the Operative Documents or the Pass Through Trust Documents) and, assuming that the Pass Through Trusts will not be taxable for Federal income tax purposes as corporations, but, rather, will be characterized for such purposes as grantor trusts or partnerships, the Pass Through Trusts will not be subject to any Taxes imposed by the State of Connecticut or any political subdivision thereof.

                           (x) Except with the consent of the Lessee, which
                  shall not be unreasonably withheld, State Street will act as Pass Through Trustee solely through its offices within the State of Connecticut, except for such services that may be performed for it by various agents, but not directly by it, in other states.

                           (xi) There are no pending or, to its knowledge,
                  threatened actions or proceedings against the State Street, the Loan Trustee, the Subordination Agent or any Pass Through Trustee before any court or


                                       37
                          AA-Boeing EETC-Leased Aircraft Participation Agreement
                  administrative agency which individually or in the aggregate, if determined adversely to it, would materially adversely affect the ability of State Street, the Loan Trustee, the Subordination Agent or any Pass Through Trustee to perform its obligations under any Operative Document or any Pass Through Trust Document.

                           (xii) The representation and warranties contained in
                  Section 7.15 of each Pass Through Trust Agreement are true, complete and correct as of the Closing Date.

         (e) The Owner Trustee, in its individual capacity (except with respect to clauses (iii) and (v) below) and as Owner Trustee, represents and warrants that:

                           (i) the Owner Trustee, in its individual capacity, is
                  a national banking association duly organized and validly existing in good standing under the laws of the United States, has full corporate power and authority to carry on its business as now conducted and to enter into and perform its obligations hereunder and under the Trust Agreement and (assuming due authorization, execution and delivery of the Trust Agreement by the Owner Participant) has full power and authority, as Owner Trustee and/or, to the extent expressly provided herein or therein, in its individual capacity, to enter into and perform its obligations under each of the Operative Documents to which it is a party;

                           (ii) the Owner Trustee in its trust capacity and, to
                  the extent expressly provided therein, in its individual capacity, has duly authorized, executed and delivered the Trust Agreement and (assuming the due authorization, execution and delivery of the Trust Agreement by the Owner Participant) each of the other Operative Documents to which it is a party and the Equipment Notes; and the Trust Agreement constitutes a legal, valid and binding obligation of the Owner Trustee, in its individual capacity, enforceable against it in its individual capacity or as Owner Trustee, as the case may be, in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity;

                           (iii) assuming the due authorization, execution and
                  delivery of the Trust Agreement by the Owner Participant, each of the Operative Documents (other than the Trust Agreement) to which it is a party constitutes, or when entered into will constitute, a legal, valid and binding obligation of the Owner Trustee, in its individual


                                       38
                          AA-Boeing EETC-Leased Aircraft Participation Agreement
                  capacity or as Owner Trustee, as the case may be, enforceable against it in its individual capacity or as Owner Trustee, as the case may be, in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity;

                           (iv) neither the execution and delivery by the Owner
                  Trustee, in its individual capacity or as Owner Trustee, as the case may be, of the Operative Documents to which it is or will be a party or the Equipment Notes, nor the consummation by the Owner Trustee, in its individual capacity or as Owner Trustee, as the case may be, of any of the transactions contemplated hereby or thereby, nor the compliance by the Owner Trustee, in its individual capacity or as Owner Trustee, as the case may be, with any of the terms and provisions hereof and thereof, (A) requires or will require any approval of its stockholders, or approval or consent of any trustees or holders of any indebtedness or obligations of it, or (B) violates or will violate its articles of association or by-laws, or contravenes or will contravene any provision of, or constitutes or will constitute a default under, or results or will result in any breach of, or results or will result in the creation of any Lien (other than as permitted under the Lease) upon its property under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sale contract, bank loan or credit agreement, license or other agreement or instrument to which it is a party or by which it is bound, or contravenes or will contravene any law, governmental rule or regulation of the United States of America or the State of Utah governing the banking or trust powers of the Owner Trustee, or any judgment or order applicable to or binding on it;

                           (v) there are no Taxes payable by the Owner Trustee,
                  either in its individual capacity or as Owner Trustee, imposed by the State of Utah or any political subdivision thereof in connection with the execution and delivery by the Owner Trustee in its individual capacity of the Trust Agreement, and, in its individual capacity or as Owner Trustee, as the case may be, of this Agreement, the other Operative Documents to which it is a party or the Equipment Notes;

                           (vi) there are no pending or threatened actions or
                  proceedings against the Owner Trustee, either in its individual capacity or as Owner Trustee, before any court or administrative agency which, if determined adversely to it, would materially adversely affect the ability of the Owner Trustee, in its individual capacity or as Owner Trustee, as the case may be, to perform its obligations under the Trust Agreement, the other Operative Documents to which it is a party or the Equipment Notes;


                                       39
                          AA-Boeing EETC-Leased Aircraft Participation Agreement

                           (vii) both its chief executive office, and the place
                  where its records concerning the Aircraft and all its interest in, to and under all documents relating to the Trust Estate, are located at Salt Lake City, Utah, and the Owner Trustee, in its individual capacity, agrees to give the Owner Participant, the Loan Trustee and the Lessee at least 30 days' prior written notice of any relocation of said chief executive office or said place from its present location;

                           (viii) no consent, approval, order or authorization
                  of, giving of notice to, or registration with, or taking of any other action in respect of, any United States or local governmental authority or agency or any United States federal governmental authority or agency regulating the banking or trust powers of the Owner Trustee, in its individual capacity, is required for the execution and delivery of, or the carrying out by, the Owner Trustee in its individual capacity or as Owner Trustee, as the case may be, of any of the transactions contemplated hereby or by the Trust Agreement or of any of the transactions contemplated by any other of the Operative Documents to which the Owner Trustee is or will be a party, other than any such consent, approval, order, authorization, registration, notice or action as has been duly obtained, given or taken;

                           (ix) on the Closing Date, each of the Trust Estate
                  and the Indenture Estate shall be free of any Lessor's Liens attributable to the Owner Trustee in its individual capacity;

                           (x) all funds received by the Owner Trustee from the
                  Owner Participant pursuant to the Trust Agreement will be administered by it in accordance with the Trust Agreement; and

                           (xi) it is a Citizen of the United States without
                  making use of a voting trust agreement or a voting powers agreement.

         (f) The Owner Participant represents and warrants that:

                           (i) the Owner Participant is a corporation duly
                  organized and validly existing in good standing under the laws of the State of Delaware and has the corporate power and authority to carry on its present business and operations, to own or lease its properties and to enter into and perform its obligations under this Agreement, the Tax Indemnity Agreement and the Trust Agreement, and this Agreement, the Tax Indemnity Agreement and the Trust Agreement have been duly authorized, executed and delivered by it and are legal, valid and binding on it and are enforceable against it in accordance with their respective terms, except as such


                                       40
                          AA-Boeing EETC-Leased Aircraft Participation Agreement
                  enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general equity principles;

                           (ii) the execution and delivery by the Owner
                  Participant of this Agreement, the Tax Indemnity Agreement and the Trust Agreement and compliance by it with all of the provisions thereof do not and on the Closing Date will not contravene any law or any order of any court or governmental authority or agency applicable to or binding on it (it being understood that no representation or warranty is made with respect to laws, rules, or regulations relating to aviation or to the nature of the equipment owned by the Owner Trustee or with respect to ERISA as Section 4975 of the Code (other than as set forth in Section (vii) hereof) other than such laws, rules, or regulations relating to the citizenship requirements of the Owner Participant under applicable law) or contravene the provisions of, or constitute a default under, its articles of incorporation or by-laws or any indenture, mortgage, contract or other material agreement or instrument to which it is a party or by which it or any of its property may be bound or affected;

                           (iii) no authorization or approval or other action
                  by, and no notice to or filing with, any governmental authority or regulatory body (other than as required by the Transportation Code or the regulations promulgated thereunder) is required for the due execution, delivery or performance by it of this Agreement, the Tax Indemnity Agreement and the Trust Agreement;

                           (iv) the Trust Estate is free of Lessor's Liens and
                  Original Owner Participant's Liens attributable to it;

                           (v) it is a Citizen of the United States;

                           (vi) there are no pending or threatened actions or
                  proceedings before any court or administrative agency which would materially adversely affect its financial condition or its ability to perform its obligations under this Agreement, the Tax Indemnity Agreement or the Trust Agreement; and

                           (vii) no part of the funds used by it to purchase and
                  hold its interest pursuant to Section 1 constitutes assets of any "employee benefit plan" (as defined in Section 3(3) of ERISA) or a plan (as defined in Section 4975 of the Code) or an entity whose assets are deemed to constitute plan assets under Department of Labor Reg. Section 2510.3-101.


                                       41
                          AA-Boeing EETC-Leased Aircraft Participation Agreement

         (g) The Original Loan Participant represents and warrants that:

                           (i) as of the Closing Date it is the owner of
                  Original Notes in the aggregate principal amount of the amount specified in Schedule I, free and clear of Liens attributable to it; and

                           (ii) this Agreement has been duly authorized,
                  executed and delivered by the Original Loan Participant and constitutes the legal, valid and binding obligation of the Original Loan Participant, enforceable against the Original Loan Participant in accordance with its terms, except as such enforceability may be limited by application of bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally, and by general principles of equity.

         SECTION 12. Certain Covenants.

         (a) The Lessee agrees promptly to pay all expenses, fees and other costs incurred from time to time in connection with or arising out of the negotiation, preparation, execution and delivery of this Agreement, the Pass Through Trust Documents, the Placement Agreement, the other Operative Documents and any other documents or instruments referred to herein or therein including, without limitation: (x) the initial and ongoing fees of the Owner Trustee, the Indenture Trustee, the Subordination Agent, each Pass Through Trustee, the Loan Trustee and the Liquidity Provider in connection with the transactions contemplated hereby and, (y) all the reasonable out-of-pocket costs and expenses incurred by the Indenture Trustee, the Loan Trustee, the Owner Trustee, the Owner Participant, the Original Loan Participant, the Subordination Agent, each Pass Through Trustee and the Liquidity Provider in connection with the negotiation, preparation, execution and delivery of this Agreement, the other Operative Documents, the Pass Through Trust Documents, the Placement Agreement, and any other documents or instruments referred to herein or therein, including, without limitation,

                           (i) the reasonable fees, expenses and disbursements
                  of (A) Shearman & Sterling, special counsel for the Placement Agents, (B) Morris, James, Hitchens & Williams LLP, special counsel for the Indenture Trustee, (C) Ray, Quinney & Nebeker, special counsel for the Owner Trustee, (D) Crowe & Dunlevy, P.C., special counsel in Oklahoma City, Oklahoma and (E) Bingham Dana L.L.P., special counsel for the Loan Trustee, each Pass Through Trustee and the Subordination Agent; and

                           (ii) all other reasonable expenses incurred in
                  connection with such actions and transactions, including, without limitation, printing and


                                       42
                          AA-Boeing EETC-Leased Aircraft Participation Agreement
                  document production or reproduction expenses, the fees, expenses and/or commissions payable to each of the Placement Agents in connection with the offering and sale of the Pass Through Certificates, printing and document production or reproduction expenses payable in connection with the offering and sale of the Pass Through Certificates and all fees, taxes and other charges payable in connection with the recording or filing of the instruments and financing statements described in this Agreement.

         Notwithstanding the foregoing, the Lessee shall not pay the fees, expenses and disbursements of Fulbright & Jaworski L.L.P, special counsel for the Owner Participant, the Owner Participant Guarantor, the Original Loan Participant and the Liquidity Provider.

         Each of the Owner Trustee, the Owner Participant, the Original Loan Participant, the Lessee, each Pass Through Trustee, the Liquidity Provider, the Placement Agents, the Subordination Agent, the Indenture Trustee and the Loan Trustee shall promptly submit to the Lessee copies of the invoices in respect of the foregoing transaction costs as they are received.

         The Owner Participant shall pay any break costs, exit fees and other amounts owing to, and costs and liabilities incurred by, the holders of the Original Note in connection with any repayment of the Original Note in connection with the refinancing contemplated hereunder.

         (b) The Owner Participant covenants that if (i) it ceases to be a Citizen of the United States and (ii) either (A) the Aircraft shall or would thereupon become ineligible for registration in the name of the Owner Trustee under the Transportation Code as in effect at such time, or under the law of the current jurisdiction of registry of the Aircraft, as the case may be, and the regulations then applicable thereunder, or (B) the Aircraft is registered in a jurisdiction other than the United States in circumstances in which clause (A) does not apply and the Lessee at any time upon notice to the Owner Participant proposes to register the Aircraft within four months in any jurisdiction to which clause (A) would apply upon such reregistration, then the Owner Participant at its own expense shall promptly (and, in any event, within a period of 30 days) either transfer, pursuant to Section 19(c) hereof, such of its right, title and interest in and to the Trust Agreement, the Trust Estate, and this Agreement, or take such other action, as may be necessary to prevent any deregistration of the Aircraft or to make possible its registration in the United States. Each party hereto agrees to take such steps, at the Owner Participant's expense, as the Owner Participant shall reasonably request in order to assist the Owner Participant in complying with its obligations under this Section 12(b). The Owner Participant hereby agrees to indemnify the Lessee, the Indenture Trustee, the Liquidity Provider, the Owner Trustee, the Loan Trustee, the Subordination Agent and each Pass Through Trustee and against any and all losses, liabilities and expenses incurred by the Lessee, the Indenture


                                       43
                          AA-Boeing EETC-Leased Aircraft Participation Agreement

Trustee, the Loan Trustee, the Subordination Agent and each Pass Through Trustee to the extent that any such losses, liabilities or expenses are caused by the Owner Participant's breach of the first sentence in this Section 12(b).

         (c) The Owner Trustee in its individual capacity covenants that if at any time it shall cease to be a Citizen of the United States, it will resign immediately as Owner Trustee (if and so long as such citizenship is necessary under the Transportation Code, or the law of the current jurisdiction of the registry of the Aircraft, as the case may be, as in effect at such time or, if it is not necessary, if and so long as the Owner Trustee's citizenship (in its individual capacity) would have any adverse effect on the Lessee or any Participant). The Owner Trustee in its individual capacity hereby unconditionally agrees with and for the benefit of the parties to this Agreement that the Owner Trustee in its individual capacity will not directly or indirectly create, incur, assume or suffer to exist any Lessor's Liens on or against any part of the Trust Estate, the Indenture Estate or the Aircraft arising out of any act or omission of or claim against or affecting the Owner Trustee in its individual capacity, and the Owner Trustee in its individual capacity agrees that it will at its own cost and expense promptly take such action as may be necessary to duly discharge and satisfy in full (i) all Lessor's Liens attributable to the Owner Trustee in its individual capacity and
(ii) any other Liens attributable to the Owner Trustee in its individual capacity on any part of the Trust Estate or the Indenture Estate which result from claims against the Owner Trustee in its individual capacity not related to the ownership of the Aircraft, the administration of the Trust Estate or the Indenture Estate or the transactions contemplated by the Operative Documents or the Pass Through Trust Documents. The Owner Trustee, in its individual capacity, hereby agrees to indemnify and hold harmless the Lessee, the Indenture Trustee, the Liquidity Provider, the Loan Trustee, the Subordination Agent and each Pass Through Trustee from and against any loss, cost or expense (including reasonable legal fees and expenses) which may be suffered or incurred by any of them as a result of the failure of the Owner Trustee to discharge and satisfy any such Lessor's Lien or other lien or encumbrance.

         (d) Each of the Owner Participant and the Owner Trustee (in its individual capacity and as Owner Trustee) agrees with the Lessee, the Indenture Trustee, the Loan Trustee, the Subordination Agent and each Pass Through Trustee that it will comply with all of the terms of the Trust Agreement (as the same may hereafter be amended or supplemented from time to time in accordance with the terms thereof) applicable to it in its respective capacity, the noncompliance with which would adversely affect any such party and shall not take any action, or cause any action to be taken, which would amend, modify or supplement any provision of the Trust Agreement in a manner adversely affecting any such party without the prior written consent of such party, which consent shall not be unreasonably withheld. The Owner Trustee confirms for the benefit of the Lessee, the Loan Trustee and each Noteholder that it will comply with the provisions of Article IV of the Trust Agreement. The Owner Participant agrees not to terminate or revoke the trust created by the Trust Agreement without the prior written consent of the


                                       44
                          AA-Boeing EETC-Leased Aircraft Participation Agreement

Lessee and (so long as the Indenture shall not have been discharged) the Loan Trustee and the Subordination Agent, which consent in the case of the Lessee shall not be unreasonably withheld. The Owner Participant further agrees not to remove the institution acting as Owner Trustee, and not to replace the institution acting as Owner Trustee in the event that such institution resigns as Owner Trustee, unless the Owner Participant shall have consulted in good faith with the Lessee and the Loan Trustee prior to such removal or replacement as to the identity, location and fee schedules of the proposed successor trustee, provided that (i) the Owner Participant shall retain the right, notwithstanding any such consultation, to act in its sole discretion (provided that the Owner Participant shall not choose a replacement Owner Trustee which, in the good faith opinion of the Lessee, may result in additional liability to the Lessee pursuant to Section 10(c) hereof, except in the case of a mandatory or voluntary resignation of the Owner Trustee where the Lessee has not proposed an alternative Owner Trustee which is reasonably satisfactory to the Owner Participant) and (ii) no such consultation with the Lessee shall be required if an Event of Default shall have occurred and be continuing. The Owner Trustee and the Owner Participant agree that no co-trustee or separate trustee shall be appointed pursuant to Section 9.2 of the Trust Agreement without the Lessee's (so long as no Event of Default shall have occurred and be continuing) prior written consent, such consent not to be unreasonably withheld. The Owner Participant agrees that if, at any time, so long as no Event of Default has occurred and is continuing, the Lessee certifies that the Lessee has, or in the good faith opinion of the Lessee will, become obligated to pay an amount pursuant to Section 10(c) hereof and the amount that has or will become payable would be reduced or eliminated if the situs of the Trust Estate were changed and if, as a consequence thereof, the Lessee requests that the situs of the trust be moved to another state in the United States from the state in which it is then located, the Owner Participant shall direct such change in situs of the Trust Estate as may be specified in writing by the Lessee and the Owner Participant will, at the Lessee's sole cost and expense, take whatever action as may be reasonably necessary to accomplish such change; provided that the Lessee shall provide such additional indemnification for Taxes imposed by the jurisdiction to which the Trust Estate is to be moved as the Owner Participant may reasonably request. The Loan Trustee shall, at the Lessee's sole cost and expense, execute such documents and take such action as may be necessary to effect such change in the situs of the Trust Estate; provided that the Lien created by the Indenture shall continue to be perfected and shall not be otherwise adversely affected by such change.

         (e) [Intentionally left blank];

         (f) The Subordination Agent and each Pass Through Trustee hereby unconditionally agrees to perform its respective obligations under the Indenture (including, without limitation, those contained in Section 9.12 of the Indenture) as though such obligations were fully set forth herein.


                                       45
                          AA-Boeing EETC-Leased Aircraft Participation Agreement

         (g) The Owner Trustee, in its capacity as Owner Trustee, will not incur any indebtedness for money borrowed, or enter into any business or other activity, except as contemplated hereby and by the other Operative Documents.

         (h) The Loan Trustee in its individual capacity hereby unconditionally agrees with and for the benefit of the parties to this Agreement that the Loan Trustee in its individual capacity or as Loan Trustee will not directly or indirectly create, incur, assume or suffer to exist any Liens on or against any part of the Trust Estate, the Indenture Estate or the Aircraft arising out of any act or omission of or claim against the Loan Trustee in its individual capacity, and the Loan Trustee in its individual capacity agrees that it will at its own cost and expense promptly take such action as may be necessary duly to discharge and satisfy in full (i) all such Liens attributable to the Loan Trustee in its individual capacity and (ii) any other liens or encumbrances attributable to the Loan Trustee in its individual capacity on any part of the Trust Estate or the Indenture Estate which result from claims against the Loan Trustee in its individual capacity not related to the administration of the Indenture Estate. The Loan Trustee hereby agrees to indemnify and hold harmless the Lessee, the Owner Trustee, the Owner Participant, each Pass Through Trustee, the Liquidity Provider and the Subordination Agent from and against any loss, cost or expense (including reasonable legal fees and expenses) which may be suffered or incurred by any of them as a result of the failure of the Loan Trustee to discharge and satisfy any such Lien or such other lien or encumbrance.

         (i) The Owner Trustee agrees that any profit, income, interest, dividend or gain realized upon the maturity, sale or other disposition of any Permitted Investment made by the Loan Trustee pursuant to Section 9.07 of the Indenture, and paid to the Lessee on behalf of the Owner Trustee by the Loan Trustee in accordance with the terms of such Section 9.07, shall be entirely for the account of, and the sole property of, the Lessee who, for such purposes, shall not be deemed to be acting as agent of the Owner Trustee, and the Lessee shall have no obligation to pay over such income, interest, dividend or gain to the Owner Trustee.

         (j) The Loan Trustee, and by its acceptance of an Equipment Note, each holder thereof (or each Pass Through Trustee, so long as the relevant Pass Through Trust Supplement is in effect) hereby waives to the fullest extent permitted by law the benefit of the provisions of Section 1111(b) of Title 11 of the United States Code to the extent such provisions give recourse against the Owner Trustee (in its individual capacity) and the Owner Participant on account of any amount payable as principal of, Make-Whole Amount, if any, and interest on the Equipment Notes. If (i) all or any part of the Trust Estate becomes the property of, or the Owner Participant becomes, a debtor subject to the reorganization provisions of the Bankruptcy Reform Act of 1978 or any successor provision, (ii) pursuant to such reorganization provisions the Owner Trustee (in its individual capacity) or the Owner Participant is required, by reason of the Owner Trustee (in its individual capacity) or the Owner Participant being held to have recourse liability


                                       46
                          AA-Boeing EETC-Leased Aircraft Participation Agreement
to a holder of an Equipment Note, a Pass Through Trustee or the Loan Trustee, directly or indirectly, to make payment on account of any amount payable as principal, Make-Whole Amount, if any, or interest on the Equipment Notes and
(iii) such holder, such Pass Through Trustee or the Loan Trustee actually receives any Excess Payment (as hereinafter defined) which reflects any payment by the Owner Trustee (in its individual capacity) or the Owner Participant on account of (ii) above, then such holder, such Pass Through Trustee or the Loan Trustee shall promptly refund to the Owner Trustee or the Owner Participant (whichever shall have made such payment) such Excess Payment. For purposes of this Section 12(j), "Excess Payment" means the amount by which such payment exceeds the amount which would have been received by such holder, such Pass Through Trustee or the Loan Trustee if the Owner Trustee (in its individual capacity) or the Owner Participant had not become subject to the recourse liability referred to in clause (ii) above. Nothing contained in this Section 12(j) shall prevent any holder of an Equipment Note, any Pass Through Trustee or the Loan Trustee from enforcing any personal recourse obligation (and retaining the proceeds thereof) of the Owner Trustee (in its individual capacity) or the Owner Participant under this Participation Agreement or the Indenture (and any exhibits or annexes thereto).

         (k) [Intentionally left blank];

         (l) In connection with a foreign sublease, the Lessee at any time, upon notice to the Loan Trustee, Owner Trustee and the Owner Participant, may cause the Aircraft to be registered under the applicable statutes of any other country in which a Permitted Sublessee could be based in the name of the Owner Trustee or, if required by applicable law, in the name of any other Person, and the Owner Trustee and the Owner Participant will cooperate with the Lessee's reasonable requests in effecting such foreign registration. Such foreign registration is subject to the satisfaction of the conditions below or waiver thereof by the Owner Trustee:

                           (i) no Specified Default or Event of Default shall
                  have occurred and be continuing at the date of such request or at the effective date of the change in registration; provided that it shall not be necessary to comply with this condition
                  (i) if the change in registration involves the re-registration of the Aircraft under the laws of the U.S.;

                           (ii) all necessary governmental approvals required
                  for the subleased Airframe or any Engine to be imported into the applicable country shall have been obtained prior to commencement of any such sublease and any foreign exchange permits necessary to allow all rent and other payments provided for under any sublease shall be in full force and effect;


                                       47
                          AA-Boeing EETC-Leased Aircraft Participation Agreement

                           (iii) each of the Owner Trustee, the Owner
                  Participant and the Loan Trustee, shall have received a legal opinion addressed to it from counsel to the Lessee reasonably satisfactory to such Persons (x) to the effect that (A) after giving effect to such change in registration, all filing, recording or other action necessary to perfect and protect the Owner Trustee's rights and interests in and to the Aircraft and the Lease has been accomplished and solely in the case of the Loan Trustee, after giving effect to such change in registration, the Lien on the Aircraft and the other property included in the Indenture Estate shall continue as a valid and duly perfected Lien and that all filing, recording or other action necessary to perfect and protect the Lien of the Indenture has been accomplished (or if such opinion cannot be given at the time by which the Owner Trustee, the Owner Participant and the Loan Trustee have been requested to consent to a change in registration, (1) the opinion shall detail what filing, recording or other action is necessary and
                  (2) the Owner Trustee, the Owner Participant and the Loan Trustee, shall have received a certificate from the Lessee that all possible preparations to accomplish such filing, recording and other action shall have been done, and such filing, recording and other action shall be accomplished and a supplemental opinion to that effect shall be delivered to the Owner Trustee, the Owner Participant and the Loan Trustee on or prior to the effective date of such change in registration), (B) the terms of the Lease are legal, valid and binding and enforceable in such jurisdiction (subject to customary exceptions), and (C) it is not necessary for the Owner Trustee or the Owner Participant to qualify to do business in such jurisdiction or otherwise satisfy any other applicable law, rule or regulation existing at the date of such request (or if such opinion cannot be given, the opinion shall detail what other existing law, rule or regulation must be satisfied by the Owner Trustee or the Owner Participant, as the case may be) solely as a result of the proposed re-registration, and (D) the laws of such foreign jurisdiction require fair compensation by the government of such jurisdiction payable in a currency freely convertible into United States dollars for the loss of use or of title to the subleased equipment in the event of the requisition by such foreign government of such use or title or the Lessee has agreed to provide insurance covering the risk of requisition of use or of title of the Aircraft by the government of such country for so long as the Aircraft is registered under the laws of such country, and (y) in addition, if such country is not, at the time of re-registration, the U.S. or a Permitted Country to the effect that there exist no possessory rights in favor of the Lessee under the laws of such country that would, assuming at such time the Lessee is not insolvent or bankrupt, prevent the return of the Aircraft in accordance with and when permitted by the terms of the Lease upon the exercise by the Owner Trustee of its remedies under the Lease;


                                       48
                          AA-Boeing EETC-Leased Aircraft Participation Agreement

                           (iv) the Owner Trustee the Owner Participant and the
                  Loan Trustee, shall have received assurances reasonably satisfactory to the Owner Trustee, the Owner Participant and the Loan Trustee, that the insurance provisions of the Lease shall have been complied with after giving effect to such change in registration;

                           (v) such re-registration will not result in the
                  imposition by such country of any taxes on the Owner Trustee, the Owner Participant and the Loan Trustee, for which the Lessee is not required to indemnify the Owner Trustee, the Owner Participant and the Loan Trustee, unless the Lessee agrees to indemnify the Owner Trustee, the Owner Participant and the Loan Trustee, for any taxes imposed by such country in connection with or relating to the transactions contemplated by the Operative Documents that would not have been imposed but for such re-registration; provided that it shall not be necessary to comply with the conditions contained in this clause (v) if such change in registration results in the re-registration of the Aircraft under the laws of the U.S., except to the extent that the provisions of the tax indemnification provisions relating to the Owner Participant were amended in effecting a previous foreign registration;

                           (vi) such re-registration will not divest the Owner
                  Trustee of title to the Aircraft or adversely affect the Lien of the Indenture; and

                           (vii) the Lessee shall have paid or made provision
                  for the payment of all reasonable out-of-pocket expenses (including reasonable attorneys' fees) of the Owner Trustee, the Owner Participant and the Loan Trustee, in connection with such change in registration; provided further that the Lessee shall not cause the Aircraft to be registered under the laws of any foreign jurisdiction without the prior written consent of the Owner Participant, if (A) the civil aviation laws of such foreign jurisdiction impose unusual requirements or liabilities on lessors of civil aircraft, and (B) the Owner Participant would be required to comply with such requirements or suffer such liabilities upon the registration of the Aircraft in such foreign jurisdiction, and compliance therewith or acceptance of such liabilities by the Owner Participant would result in a material burden on the business activities of the Owner Participant.

         (m) Each of the Loan Trustee and the Pass Through Trustee hereby agrees, subject to the terms of Section 12(l) hereof, for the benefit of the Lessee, to cooperate with the Lessee in effecting any foreign registration of the Aircraft pursuant to Section 7(a)(i) of the Lease.

         (n) [Intentionally left blank];


                                       49
                          AA-Boeing EETC-Leased Aircraft Participation Agreement

         (o) The Owner Participant agrees that in each instance in which the Lease provides that title to the Aircraft, Airframe, any Engine, engine, Part or Obsolete Part shall be transferred to or vest in the Lessee, title to such Aircraft, Airframe, Engine, engine, Part or Obsolete Part shall vest in the Lessee, free and clear of all right, title and interest of the Owner Participant and of Lessor's Liens, and the Owner Participant shall do all acts necessary to discharge all of such Liens and other rights held by it in such Aircraft, Airframe, Engine, engine, Part or Obsolete Part.

         (p) Each of the Loan Trustee and the Pass Through Trustee severally agrees for the benefit of the Lessee that (i) it shall comply with Section 5.01 of the Indenture and (ii) in each instance in which the Lease provides that title to any Part or Obsolete Part shall be transferred to or vest in the Lessee, title to such Part or Obsolete Part shall vest in the Lessee, free and clear of all Liens attributable to it and other rights held by it, and the Loan Trustee and the Pass Through Trustee, as applicable, shall do all acts necessary to discharge all of its Liens and other rights held by it in such, Part or Obsolete Part.

         (q) The Owner Trustee, in its individual capacity, hereby agrees that it will perform all of its administrative duties under this Agreement and the other Operative Documents (whether in its individual capacity or as Owner Trustee) solely in the State of Utah, except to the extent necessary to exercise any of its rights or remedies to the extent permitted by applicable laws in connection with an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

         (r) With respect to any transfer of Equipment Notes, the Loan Trustee and the Owner Trustee agree for the benefit of the Lessee, to comply with the provisions of Section 2.04 of the Indenture.

         (s) [Intentionally left blank].

         (t) Each of State Street, the Loan Trustee, the Owner Participant, the Original Loan Participant, the Subordination Agent, each Pass Through Trustee and any other holder of an Equipment Note, covenants that, except as expressly permitted under Section 15 of the Lease following an Event of Default that has occurred and is continuing, neither it, nor any Person claiming through or under it, will take or cause to be taken any action inconsistent with the Lessee's rights under the Lease and its right to quiet enjoyment of, or otherwise interrupt or interfere in any way with continuing possession, use or operation of, the Aircraft, the Airframe or any Engine by the Lessee or any sublessee, assignee or transferee under any sublease, assignment or transfer then in effect and permitted by the terms of the Lease; provided that the existence of any event or condition that constitutes or was caused by or resulting from, any TWA Matter, shall not constitute a breach of this covenant by any such party.


                                       50
                          AA-Boeing EETC-Leased Aircraft Participation Agreement

         (u) The Loan Trustee, the Pass Through Trustee and the Subordination Agent hereby acknowledge and agree with the Owner Trustee that for purposes of
Section 8.01(j) of the Indenture no Owner Participant Guaranty shall be considered to "cease[] to be a valid and enforceable obligation of the Owner Participant Guarantor" to the extent such Owner Participant Guarantor is released from its obligations thereunder pursuant to the last sentence of
Section 19(c).

         (v) In the event the Debt Rate is increased pursuant to Section 2(d) of the Registration Rights Agreement and such increase remains in effect for more than one Lease Period, the Lessee, the Owner Trustee and the Owner Participant agree to make corresponding adjustments to the Termination Values and Stipulated Loss Values for the Aircraft set forth in Schedule B to the Lease, to take into account such increase of the Debt Rate, in a manner consistent with the preparation of such Schedule to the Lease as was in effect as of the Closing Date, provided that such adjustment shall only be effective for so long as such increased Debt Rate remains in effect.

         SECTION 13. Other Documents. The Owner Participant agrees to comply with all of the terms of the Trust Agreement (as the same may hereafter be amended from time to time in accordance with the terms thereof) applicable to it and with Sections 7, 9, 11, 12 and 15 of the Lease. The Lessee hereby consents in all respects to the execution and delivery of the Indenture and to all of the terms thereof, and the Lessee acknowledges receipt of an executed counterpart of the Indenture. Notwithstanding the foregoing, the Loan Trustee and the Owner Trustee hereby agree for the benefit of the Lessee that the Indenture and the Pass Through Trust Documents shall not be amended, modified or supplemented without the prior written consent of the Lessee if such amendment, modification or supplement would adversely affect the Lessee. The Loan Trustee and the Owner Trustee agree to furnish promptly to the Lessee copies of any amendment, modification or supplement to any Operative Document to which the Lessee is not a party to the extent the Indenture Trustee or the Owner Trustee, as the case may be, shall have in its possession a copy of such amendment, modification or supplement.

         SECTION 14. [Intentionally left blank]

         SECTION 15. Liabilities of the Owner Participant and the Original Loan Participants. Neither the Owner Participant nor any Original Loan Participant shall have any obligation or duty to the Lessee with respect to the transactions contemplated hereby except those obligations or duties expressly set forth in this Agreement or, in the case of the Owner Participant, the Tax Indemnity Agreement. Without limiting the generality of the foregoing, under no circumstances whatsoever shall the Owner Participant, as such, or any Original Loan Participant, as such, be liable to the Lessee for any action or inaction on the part of the Owner Trustee or the Loan Trustee in connection with the Indenture, the Trust Agreement, the Lease, the Aircraft, the administration of the Trust Estate or the Indenture Estate or otherwise, whether or not such action or inaction is


                                       51
                          AA-Boeing EETC-Leased Aircraft Participation Agreement
caused by the willful misconduct or gross negligence of the Owner Trustee or the Loan Trustee unless such action or inaction is at the direction of the Owner Participant (in the case of action or inaction on the part of the Owner Trustee) or such Original Loan Participant (in the case of action or inaction on the part of the Loan Trustee).

         SECTION 16. Certain Covenants of the Lessee. The Lessee covenants and agrees with the Owner Participant, each Pass Through Trustee, the Loan Trustee and the Owner Trustee as follows:

         (a) From and after the Closing Date, the Lessee will cause to be done, executed, acknowledged and delivered all and every such further acts, conveyances and assurances as the Owner Trustee, the Owner Participant, each Pass Through Trustee or the Loan Trustee shall require for accomplishing the purposes of this Agreement and the other Operative Documents and the Pass Through Trust Documents, which further acts, conveyances and assurances shall otherwise be consistent with this Agreement, the other Operative Documents and the Pass Through Trust Documents. The Lessee shall cause the Aircraft to be duly registered, and at all times to remain duly registered, in the name of the Owner Trustee, except as otherwise required or permitted hereunder or under the Lease, under the Transportation Code, or shall furnish to the Owner Trustee such information as may be required to enable the Owner Trustee to make application for such registration, and shall promptly furnish to the Owner Trustee such information as may be required to enable the Owner Trustee to timely file any reports required to be filed by it as the Lessor under the Lease or as the owner of the Aircraft with any governmental authority because of the Owner Trustee's ownership of the Aircraft.

         (b) The Lessee will cause the Lease covering the Aircraft, the Trust Agreement and the Indenture covering the Aircraft to be promptly filed and recorded, or filed for recording, to the extent permitted under the Transportation Code, and the rules and regulations of the FAA thereunder, or required under any other applicable law.

         (c) The Lessee will furnish to the Owner Trustee and the Loan Trustee annually after the execution hereof (but not later than March 15th of each year), commencing with the year 2002, an opinion of Crowe & Dunlevy, P.C., or other counsel reasonably acceptable to the Owner Trustee and the Loan Trustee, stating either:

                           (i) that in the opinion of such counsel such action
                  has been taken with respect to the recording, filing, re-recording and refiling of the Lease, the Indenture, the Trust Agreement and any supplements thereto, including any financing or continuation statements, and such other filings and recordings as is necessary to maintain, for the 15-month period succeeding the date of such opinion, the rights and interests of the Owner Trustee in and to the Aircraft, and, with respect to the Indenture, the


                                       52
                          AA-Boeing EETC-Leased Aircraft Participation Agreement
                  perfection of the security interests created thereby and reciting the details of such action; or

                           (ii) that in the opinion of such counsel no such
                  action is necessary to maintain, for the 15-month period succeeding the date of such opinion, the perfection of such rights and interests.

         (d) The Lessee shall at all times maintain its corporate existence except as permitted by Section 16(e) hereof. The Lessee will do or cause to be done all things necessary to preserve and keep in full force and effect its rights (charter and statutory) and franchises; provided, however, that the Lessee shall not be required to preserve any right or franchise if its Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Lessee. Notwithstanding the proviso to the immediately preceding sentence, the Lessee shall, for so long as and to the extent required under Section 1110 of the Bankruptcy Code in order that the Owner Trustee and the Loan Trustee be entitled to the benefits of Section 1110 of the Bankruptcy Code with respect to the right to repossess the Airframe, Engines and Parts as provided in the Lease, remain a Certificated Air Carrier.

         (e) The Lessee shall not consolidate with or merge into any other corporation or convey, transfer or lease all or substantially all of its assets as an entirety to any Person, unless:

                           (i) the person formed by such consolidation or into
                  which the Lessee is merged or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of the Lessee as an entirety (the "Successor"): shall, if and to the extent required under Section 1110 of the Bankruptcy Code in order that the Owner Trustee, the Owner Participant and the Loan Trustee continue to be entitled to any benefits of Section 1110 with respect to the Aircraft, be a Certificated Air Carrier; and shall execute and deliver to the Owner Trustee, the Owner Participant, and the Loan Trustee an agreement in form reasonably satisfactory to such Persons containing an assumption by such Successor of the due and punctual performance and observance of each covenant and condition of each of the Operative Documents to which the Lessee is a party and each other Operative Document to which the Lessee is a party, to be performed or observed by the Lessee;

                           (ii) immediately after giving effect to such
                  transaction, no Specified Default or Event of Default shall have occurred and be continuing; and


                                       53
                          AA-Boeing EETC-Leased Aircraft Participation Agreement

                           (iii) the Lessee shall have delivered to the Owner
                  Trustee, the Owner Participant and the Loan Trustee an officer's certificate and an opinion of counsel (which may be American's general counsel), each stating that such consolidation, merger, conveyance, transfer or lease and the assumption agreement described in clause (i) above comply with this Section 16(e) and that all conditions precedent herein provided for relating to such transaction have been complied with (except that such opinion need not cover the matters referred to in clause (ii) above and may rely, as to factual matters, on an officer's certificate of the Lessee) and, in the case of such opinion, that such assumption agreement has been duly authorized, executed and delivered by the Successor, constitutes its legal, valid and binding obligation and is enforceable against such Successor in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity.

Upon any consolidation or merger, or any conveyance, transfer or lease of all or substantially all of the assets of the Lessee as an entirety in accordance with this Section 16(e), the Successor shall succeed to, be substituted for, and may exercise every right and power of and shall assume every obligation and liability of, the Lessee under this Agreement and the other Operative Documents and Pass Through Trust Documents with the same effect as if the Successor had been named as the Lessee herein provided that in no event will any such conveyance release the transferor Lessee from any liability to the extent caused by any breach existing at the time of such conveyance by the Lessee of any of its representations, warranties, covenants or obligations contained herein or in the Lease. No such conveyance, transfer or lease of all or substantially all of the assets of the Lessee shall have the effect of releasing the Lessee or any successor which shall theretofore have become such in the manner prescribed in this Section 16(e) from its liability hereunder or under any other Operative Document to which it is a party. The Lessee shall not assign its rights and obligations under this Agreement and the other Operative Documents without the prior written consent of the Owner Trustee and the Loan Trustee; provided, however, that so long as the Equipment Notes have been repaid in full, no such consent shall be required for any assignment by the Lessee to any Affiliate thereof that is a Certificated Air Carrier and the obligations of which under the Operative Documents have been guaranteed by American in form reasonably satisfactory to the Owner Participant. Nothing contained herein shall permit any lease, sublease or other arrangement for the use, operation or possession of the Aircraft except in compliance with the Lease.

         (f) The provisions of Sections 17 and 22 of the Lease are hereby incorporated by reference herein for the express benefit of each Pass Through Trustee. The Lessee shall notify the Loan Trustee and the Owner Trustee thirty days prior to any change in the


                                       54
                          AA-Boeing EETC-Leased Aircraft Participation Agreement
location of the chief executive office of the Lessee. In the event the Aircraft is requisitioned for use by the Government pursuant to the Civil Reserve Air Fleet Program referred to in Section 7(b)(iv) of the Lease, the Lessee shall provide the Owner Trustee and the Loan Trustee with the name and address of the Contracting Office Representative for the Air Mobility Command of the United States Air Force for notification as required under Section 15 of the Lease.

         SECTION 17. [Intentionally left blank]

         SECTION 18. Notices. Unless otherwise specifically provided herein, all notices required under the terms and provisions of this Agreement shall be in English and in writing, and any such notice may be given by United States registered or certified mail, postage prepaid, courier service, telegram, telex, telecopy, cable or facsimile (confirmed by telephone or in writing in the case of notice by telegram, telex, telecopy, cable or facsimile) or any other customary means of communication, and any such notice shall be effective when delivered if to the Lessee, the Owner Participant, the Original Loan Participant, the Owner Trustee, the Indenture Trustee, the Loan Trustee, the Subordination Agent, each Pass Through Trustee or the Liquidity Provider, at their respective addresses or telex or facsimile numbers set forth in Schedule I to this Agreement, or to such other address or telex or facsimile number as such party may hereafter specify for such purpose by notice to the other parties hereto.

         SECTION 19. Certain Covenants of the Owner Participant.

         (a) [Intentionally left blank];

         (b) The Owner Participant agrees with and for the benefit of the other parties to this Agreement that it will not directly or indirectly create, incur, assume or suffer to exist any Lessor's Liens or Original Owner Participant's Liens other than Lessor's Liens attributable to the Owner Trustee on or against any part of the Trust Estate or the Aircraft arising out of any act or omission of or claim against or affecting any part of the Trust Estate or the Aircraft and agrees that it will, at its own cost and expense, take such action as may be necessary to duly discharge and satisfy in full any such Lessor's Lien or Original Owner Participant's Lien (by bonding or otherwise, so long as Lessee's operation and use of the Aircraft is not impaired and the Lien of the Indenture is not impaired), the Owner Participant hereby agrees to indemnify and hold harmless the Lessee, the Liquidity Provider, the Loan Trustee, the Subordinated Agent and each Pass Through Trustee against any loss, cost or expense (including reasonable legal fees and expenses) which may be suffered or incurred by any of them as the result of the failure of the Owner Participant to discharge and satisfy any such Lessor's Lien or Original Owner Participant's Lien.


                                       55
                          AA-Boeing EETC-Leased Aircraft Participation Agreement

         (c) The Owner Participant shall not assign, convey or otherwise transfer any of its right, title or interest in and to all or any part of any of the Operative Documents or the Trust Estate, except that the Owner Participant may assign or otherwise transfer all (but not less than all) thereof to any transferee, provided that (i) such transferee (x) is (A) a Citizen of the United States or qualifies through a discretionary trust arrangement or similar arrangement that is sufficient to permit registration of the Aircraft with the FAA (without regard to any provision of applicable law that permits registration of an aircraft by limiting its location and usage) and (B) a "United States Person" (as defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, (y) has (or has its obligations guaranteed, pursuant to a guaranty agreement substantially in the form attached hereto Exhibit XI or otherwise reasonably satisfactory to the Lessee and the Loan Trustee, by a Person that has) a tangible net worth of at least $50,000,000, and (z) has the requisite power, authority and legal right to enter into and carry out the transactions contemplated hereby; (ii) such transferee is not an airline or other commercial operator of aircraft or any Affiliate of any thereof; (iii) such transferee is
(A) a bank, trust company, insurance company, pension trust, finance or leasing company or other corporation or financial institution and is not a limited liability company, partnership or similar entity (any such transferee being referred to as an "Acceptable Entity"), (B) a limited liability company, partnership or similar entity, all of the membership, partnership or similar ownership interests (in any such case, an "Interest") of which are directly or indirectly owned by not more than nine Persons, each of which (x) is an Acceptable Entity and (y) is and will continue to be a "United States Person" (as defined in Section 7701(a)(30) of the Code) for Federal income tax purposes provided that (1) no transfer of any Interest by any Person which holds the same shall violate the applicable provisions of the Securities Act or any other law, as the case may be, or require registration under the Securities Act, and (2) the holders of ownership interests in any Acceptable Entity shall not be taken into account in determining the number of Persons indirectly owning Interests in such limited liability company, partnership or similar entity; or (C) any other entity approved by the Lessee, such approval not to be unreasonably withheld (any transferee described in clause (A), (B) or (C), an "Acceptable Person");
(iv) such transfer does not violate the applicable provisions of the Securities Act or any other law, as the case may be, or require registration under the Securities Act; (v) such transferee assumes all obligations of the Owner Participant under the Operative Documents to which the Owner Participant is a party or by which the Owner Participant is bound pursuant to an agreement substantially in the form attached hereto as Exhibit XIII or otherwise reasonably satisfactory to the Lessee and the Loan Trustee; (vi) after giving effect to such transfer, there will be no more than one Owner Participant; (vii) the Owner Participant shall deliver the Lessee and the Loan Trustee an opinion of counsel reasonably satisfactory to the Lessee and the Loan Trustee (it being agreed that in-house counsel shall be deemed acceptable), that each of the agreement referred to in clause (v) above and any guaranty delivered pursuant to clause (i)(y) above has been duly authorized executed and delivered by such transferee, in the case of such agreement, and by the guarantor, in the case of any such guaranty, constitutes its legal, valid and binding


                                       56
                          AA-Boeing EETC-Leased Aircraft Participation Agreement
obligation and is enforceable against such transferee in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally or by general principles of equity; (viii) the Owner Participant shall deliver to the Lessee and the Loan Trustee one or more certificates of a duly authorized officer of the transferor and, if necessary, transferee Owner Participant containing, when taken together, representations and warranties addressing all of the matters contained in clauses (i), (iii) and (vi) of this paragraph (c) and an opinion delivered by counsel of the type referred to in clause (vii) of this paragraph (c) to the effect that such transfer (A) complies with the provisions of clause (i)(z) of this paragraph (c) and (B) does not require registration under the Securities Act (it being understood that such counsel may assume such facts as such counsel deems reasonably necessary in order to deliver the opinion referred to in clause (B) of this clause (viii)); and (ix) the Owner Participant pays all reasonable expenses of the Owner Trustee, the Loan Trustee, the Pass Through Trustee the Lessee and the other parties hereto in connection with such transfer; and provided, further, that unless such transferee is Boeing or an Affiliate thereof, the Owner Participant may not transfer its interest until one month after the Closing Date. If the Owner Participant intends to transfer its interests hereunder, it shall give prior written notice thereof as soon as practicable, but in no event less than 10 Business Days prior thereto, to the Lessee and the Loan Trustee, specifying the name and address of the proposed transferee. The Owner Participant may at any time grant participations in its interest in the Operative Documents to any person on customary terms so long as no such participant shall be an Owner Participant of record, such grant complies with clauses (i)(x), (ii), (iv) and
(ix) above, and the transferring Owner Participant makes the representation and warranty described in Section 4(j) of the form of assignment and assumption agreement attached hereto as Exhibit XIII.

         Any agreement or instrument pursuant to which the Owner Participant sells such a participation shall provide that the Owner Participant shall retain the sole right to exercise the rights of the "Owner Participant" pursuant to the Operative Documents.

         In connection with any transfer by the Owner Participant of its interest in the Trust Estate in compliance with this Section 19(c), any Owner Participant Guarantor which delivered an Owner Participant Guaranty in respect of the obligations of the transferring Owner Participant shall be released from its obligations under such Owner Participant Guaranty.

         SECTION 20. Right to Restructure.

         (a) Back-leveraging. So long as the Equipment Notes have been repaid in full, the Owner Participant will be permitted to grant a security interest in the Lease or "back-leverage" the transaction to a third party, provided that (i) no such grant or "back-leveraging" will require any participation by the Lessee,
(ii) such third party agrees to


                                       57
                          AA-Boeing EETC-Leased Aircraft Participation Agreement
preserve the Lessee's quiet enjoyment of the Aircraft, (iii) the Owner Participant pays all reasonable expenses of the other parties to the Operative Documents in connection with such grant or "back-leveraging", (iv) such grant or "back-leveraging" does not violate the Securities Act or any other law, as the case may be, or require registration under the Securities Act or, without the Lessee's consent (such consent not to be unreasonably withheld), involve a Rule 144A/Reg S or other capital markets transaction, (v) none of the obligations, liabilities and risks of the Lessee in the use and operation of the Aircraft or under or in respect of the Lease shall be increased, and none of the Lessee's rights and benefits in respect thereof shall be diminished, as a result of any such grant or "back-leveraging", and the Owner Participant agrees to indemnify the Lessee for any such adverse consequences resulting from such grant or "back-leveraging", (vi) the Owner Participant pays any Make-Whole Amount resulting from the redemption of the Equipment Notes and (vii) such transaction is permitted under the Indenture.

         (b) Special Structure. So long as the Equipment Notes shall have been repaid in full, Boeing or an Affiliate thereof shall have the right to restructure the transaction contemplated herein using (i) a "cross border" lease, a tax lease or a head-lease/sublease structure and (ii) any other type of transaction, which may involve special structural arrangements other than securitizations of the rent or the debt pursuant to an EETC or similar structure in which the Lessee would act as issuer (any such structure described in subclauses (i) and (ii) above, a "Special Structure"), provided that such Special Structure shall satisfy the requirements of subclauses (ii)-(vii) of
Section 20(a) hereof. Any Special Structure may result in additional persons participating in such transactions. The Lessee agrees to cooperate in the implementation of any such restructuring and to take such action as may reasonably be requested by Boeing to accomplish such restructuring, including taking such actions as may be agreed by the parties acting reasonably taking into account Market-Based Transactions for the type of Special Structure selected. In any such Special Structure Boeing shall be entitled to retain all the benefits of any such transaction. All transactional and incremental ongoing costs and expenses incurred in connection with such Special Structure (including reasonable fees and expenses of the Lessee's counsel) shall be borne by Boeing and there shall be no change in the Lessee's scheduled rental payments. Notwithstanding the foregoing, the Lessee shall not be required to enter into any Special Structure if such Special Structure would materially increase, individually or in the aggregate, the obligations of the Lessee under the Operative Documents, or would require the Lessee to pay, directly or indirectly, increased amounts of money in connection with such Special Structure, other than de minimis increased amounts. Boeing shall provide the Lessee with such other indemnification as the Lessee shall reasonably request in connection with such Special Structure on terms to be agreed by the parties acting reasonably taking into account Market-Based Transactions.

         (c) Except as described above in this Section 20(b), the Owner Participant will have no other rights to restructure or refinance the transaction, including without


                                       58
                          AA-Boeing EETC-Leased Aircraft Participation Agreement
limitation to include a "head-lease" structure, without the Lessee's consent, such consent not to be unreasonably withheld.

         (d) No provision in the preceding paragraphs of this Section 20 shall be construed to limit the issuance, or the Owner Participant's right to effect the issuance, of Series E Equipment Notes provided, that the Owner Participant shall not cause the Owner Trustee to issue Series E Equipment Notes pursuant to the Indenture, unless it shall have received Ratings Confirmation (as defined in the Intercreditor Agreement). If Series E Equipment Notes are initially issued to other than the Pass Through Trustee for the Class E Certificates, the Owner Participant will cause the Owner Trustee to cause such Series E Equipment Notes to be subject to the provisions of the Intercreditor Agreement that allow the "Controlling Party" (as defined in the Intercreditor Agreement), during the continuance of an "Indenture Event of Default" (as defined in the Intercreditor Agreement), to direct the Loan Trustee in taking action under the Indenture.

         SECTION 21. [Intentionally left blank]

         SECTION 22. Concerning the Owner Trustee. Wells Fargo Bank Northwest, National Association is entering into this Agreement solely in its capacity as Owner Trustee under the Trust Agreement and not in its individual capacity (except as expressly stated herein) and in no case shall Wells Fargo Bank Northwest, National Association (or any entity acting as successor Owner Trustee under the Trust Agreement) be personally liable for or on account of any of the statements, representations, warranties, covenants or obligations stated to be those of the Owner Trustee hereunder, provided, however, that Wells Fargo Bank Northwest, National Association (or any such successor Owner Trustee) shall be personally liable hereunder for its own gross negligence or willful misconduct or for its breach of its covenants, representations and warranties contained herein, to the extent covenanted or made in its individual capacity.

         SECTION 23. [Intentionally left blank]

         SECTION 24. Successor Loan Trustee; Amendment of Pass Through Trust Documents.

         (a) In the event that the Loan Trustee gives notice of its resignation pursuant to Section 9.08(b) of the Indenture, the Lessee may direct the Owner Trustee to appoint, and the Owner Trustee shall promptly appoint, a successor Loan Trustee.

         (b) In the event that either the Owner Trustee or the Lessee obtains knowledge of the existence of any of the grounds for removal of the Loan Trustee set forth in Section 9.08 of the Indenture, the Owner Trustee or the Lessee, as the case may be, shall promptly give notice (the "Removal Notice") to the other by telephone, confirmed in writing. Within five Business Days after the giving of the Removal Notice, the Lessee


                                       59
                          AA-Boeing EETC-Leased Aircraft Participation Agreement
may direct the Owner Trustee to remove, and the Owner Trustee shall remove, the Loan Trustee and appoint a successor Loan Trustee, provided that, if within ten Business Days after the giving of the Removal Notice the Loan Trustee shall not have been removed, the Owner Trustee shall be deemed without further act to have delegated to the Lessee the right, on behalf of the Owner Trustee, to remove the Loan Trustee and appoint a successor, and, in the event of the removal of the Loan Trustee in accordance with such delegation, the Lessee agrees to appoint promptly a successor Loan Trustee.

         (c) The Lessee shall not enter into any modification or amendment of
(i) Section 3.01(g) of the Pass Through Trust Supplements or (ii) any Pass Through Trust Documents in any manner affecting the Pass Through Trusts created pursuant to the Pass Through Trust Supplements, in each case without the consent of the Owner Participant, such consent not to be unreasonably withheld.

         SECTION 25. Miscellaneous.

         (a) Any capitalized term not herein defined, when used herein in capitalized form, shall have the meaning attributed thereto in the Lease.

         (b) Nothing contained in this Agreement, or in the Lease, the Indenture, the Trust Agreement or the Tax Indemnity Agreement shall be construed as a guarantee by the Lessee of payments due pursuant to the Equipment Notes or the Pass Through Certificates or of the residual value or useful life of the Aircraft or any portion thereof.

         (c) Any provision of this Agreement which is prohibited and unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. This Agreement may be executed by the parties hereto in separate counterparts, each of, which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification is sought or to the extent required by the Indenture, with the consent of each Pass Through Trustee. The section and paragraph headings in this Agreement and the index preceding this Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof and all references herein to numbered sections, unless otherwise indicated, are to sections of this Agreement.

         (d) The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the Lessee and, subject to the terms of Section 16(e) hereof, its successors and


                                       60
                          AA-Boeing EETC-Leased Aircraft Participation Agreement
permitted assigns, the Loan Trustee and its successors as Loan Trustee under the Indenture, the Owner Trustee and its successors as Owner Trustee under the Trust Agreement, the Owner Participant and, subject to the provisions of Section 19(c) hereof, its successors and permitted assigns, and the Original Loan Participant and, the Noteholders. Each Noteholder other than the Original Loan Participant, by its acceptance of any Equipment Note, shall be deemed to have irrevocably and unconditionally agreed to perform the obligations of a Noteholder hereunder and under the Indenture. No purchaser or holder of any Equipment Note (including any Noteholder) shall be deemed to be a successor or assign of any of the Original Loan Participants.

         (e) With respect to any opinion required to be delivered under any Operative Document by counsel to any party hereto, each party hereto hereby irrevocably instructs its applicable counsel to deliver such opinion to and for the benefit of the parties that are the addressees of such opinion.

         (f) The Lessee, the Owner Participant, the Owner Trustee, the Indenture Trustee, the Loan Trustee, the Pass Through Trustee, the Subordination Agent and the Original Loan Participant shall keep the terms of this Participation Agreement, the Original Participation Agreement, Schedule B to the Lease, Schedule B to the Original Lease, Schedule I to the Original Indenture, the Purchase Agreement Assignment, the Tax Indemnity Agreement and the Original Tax Indemnity Agreement (collectively, the "Confidential Information") confidential and shall not disclose, or cause to be disclosed, the same to any Person, except
(i) to prospective and permitted transferees of the Lessee's, the Owner Participant's, the Owner Trustee's, the Indenture Trustee's, the Loan Trustee's, the Pass Through Trustee's, the Subordination Agent's or the Original Loan Participant's interest or their respective counsel or special counsel, independent insurance brokers, auditors or other agents if such Persons shall have agreed to hold such Confidential Information confidential in accordance with the provisions set forth herein, (ii) to the Lessee's, the Owner Participant's, the Owner Trustee's, the Indenture Trustee's, the Loan Trustee's, the Pass Through Trustee's, the Subordination Agent's or the Original Loan Participant's counsel or special counsel, independent insurance brokers, auditors, or other agents, Affiliates or investors who agree to hold such information confidential, (iii) to any Person with whom the Lessee or the Owner Participant (or any Affiliate thereof) is in good faith conducting negotiations relating to any restructuring, refinancing, transfer, sale, assignment or other disposition of rights and interest permitted under the terms of this Participation Agreement, if such Persons shall have agreed to hold such Confidential Information confidential in accordance with the provisions set forth herein, (iv) as may be required by any order of any court or administrative agency or by any statute, rule, regulation or order of any governmental authority (the "Court Order"); provided that if any party (such party, the "Disclosing Party") is required by such a Court Order to disclose any Confidential Information, the Disclosing Party will promptly notify the other party (such other party, the "Non-Disclosing Party") prior to such disclosure to enable the Non-Disclosing Party to seek a


                                       61
                          AA-Boeing EETC-Leased Aircraft Participation Agreement
protective order or to take other action that the Non-Disclosing Party in its reasonable discretion deems appropriate, and the Disclosing Party will cooperate with the Non-Disclosing Party in its efforts to obtain a protective order or other reasonable assurance that confidential treatment will be accorded the Confidential Information and (v) to such other Persons as are reasonably deemed necessary by the disclosing party in order to protect the interests of such party or for the purposes of enforcing such documents by such party; provided that any and all disclosures permitted by clauses (iii), (iv) or (v) above shall be made only to the extent necessary to meet the specific requirements or needs of the Persons making such disclosures. Each party shall in each instance obtain the prior written approval of each party concerning the exact text and timing of news releases, articles and other informational releases to the public media concerning the transaction governed by this Participation Agreement.

         (g) Each of the Lessee, the Owner Participant, the Owner Trustee, the Indenture Trustee, the Loan Trustee, the Pass Through Trustee and the Subordination Agent covenant that until the Series A-1 Equipment Notes and Series A-2 Equipment Notes have been paid in full, it shall not file an involuntary bankruptcy petition or initiate any other form of insolvency proceeding against the respective Pass Through Trust holding such Equipment Notes.

THIS AGREEMENT HAS BEEN DELIVERED IN THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.


                                       62
                          AA-Boeing EETC-Leased Aircraft Participation Agreement

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                        AMERICAN AIRLINES, INC.
                                        as Lessee

                                        By: /s/ Leslie M. Benners
                                           --------------------------------
                                        Name: Leslie M. Benners
                                        Title: Managing Director, Corporate
                                        Finance and Banking


                                        THAYER LEASING COMPANY-1
                                        as Owner Participant

                                        By: /s/ J.B. Matthews, Jr.
                                           --------------------------------
                                        Name: J.B. Matthews, Jr.
                                        Title: Senior Director


                                        WELLS FARGO BANK NORTHWEST,
                                        NATIONAL ASSOCIATION,
                                        as Owner Trustee

                                        By: /s/ C. Scott Nielsen
                                           --------------------------------
                                        Name: C. Scott Nielsen
                                        Title: Vice President


                                        WILMINGTON TRUST COMPANY
                                        as Indenture Trustee

                                        By: /s/ Michael G. Oller, Jr.
                                           --------------------------------
                                        Name: Michael G. Oller, Jr.
                                        Title: Financial Services Officer

                                         STATE STREET BANK AND TRUST COMPANY
                                         OF CONNECTICUT, NATIONAL ASSOCIATION,
                                         as Pass Through Trustee under each of
                                         the Pass Through Trust Agreements

                                         By: /s/ Patrick E. Thebado
                                            -----------------------------------
                                         Name: Patrick E. Thebado
                                         Title: Vice President


                                         STATE STREET BANK AND TRUST COMPANY
                                         OF CONNECTICUT, NATIONAL ASSOCIATION,
                                         as Subordination Agent

                                         By: /s/ Alison Della Bella
                                            ----------------------------------
                                         Name: Alison Della Bella
                                         Title: Assistant Vice President


                                         STATE STREET BANK AND TRUST COMPANY
                                         OF CONNECTICUT, NATIONAL ASSOCIATION,
                                         as Loan Trustee

                                         By: /s/ Alison Della Bella
                                            ----------------------------------
                                         Name: Alison Della Bella
                                         Title: Assistant Vice President


                                         STATE STREET BANK AND TRUST COMPANY
                                         OF CONNECTICUT, NATIONAL ASSOCIATION,
                                         in its individual capacity as set
                                         forth herein

                                         By: /s/ Patrick E. Thebado
                                            ----------------------------------
                                         Name: Patrick E. Thebado
                                         Title: Vice President

                                        BOEING NEVADA, INC.
                                        as Original Loan Participant

                                        By: /s/ J.B. Matthews, Jr.
                                           ----------------------------------
                                        Name: J.B. Matthews, Jr.
                                        Title: Senior Director

                                                                   SCHEDULE I TO
                                                                   PARTICIPATION
                                                                       AGREEMENT

                                  Certain Terms

Aircraft
     Model:                                              DC-9-83 (MD-83)
     U.S. Registration Number:                           N9630A
     Manufacturer's Serial Number:                       53561
Date of Purchase Agreement:                              11/13/1997
Aggregate Principal Amount of the Equipment Notes:       $18,800,927
Aggregate Principal Amount of the Original Notes:        $12,332,150

                    Addresses for Notices and Account Details

LESSEE:                    4333 Amon Carter Boulevard          Chase Manhattan Bank
American Airlines, Inc.    Fort Worth, TX 76155                ABA #: 0210 0002 1
                           Attn:  Treasurer                    Account No.: 910-1-019884
                           Telex: 4630158
                           Facsimile: 817-967-4318

OWNER TRUSTEE:             Wells Fargo Bank Northwest, N.A..   Wells Fargo Bank Northwest N.A.
Wells Fargo Bank           Corporate Trust Services            ABA # 121000248
Northwest, N.A.            MAC U1254-031                       Corporate Trust Services
                           Salt Lake City, UT 84111            Account No.: 051-09221-15
                           Attn: Nancy Dahl                    Re: American N9630A
                           Phone: 801-246-5630
                           Facsimile: 801-246-5053

OWNER PARTICIPANT:         Thayer Leasing Company-1            Chase Manhattan Bank
Thayer Leasing Company-1   c/o Boeing Capital Corporation      ABA #: 0210 0002 1
                           Seattle Operations Group            Boeing Capital Corporation
                           Mail code 6Y-16                     Account No.: 910 1 307412
                           500 Naches Avenue SW                Reference: Thayer Leasing
                           Renton, WA 98055                    Company-1 and MSN53561
                           Facsimile: 425-393-1008
                           With a copy to:

                                                                   SCHEDULE I TO
                                                                   PARTICIPATION
                                                                       AGREEMENT

                               Boeing Capital Corporation
                               3780 Kilroy Airport Way, M/C
                               D091-0070
                               Suite 750
                               Long Beach, California 90806
                               Attn: BCC Treasury
                               Fax: (562) 997-3338

INDENTURE TRUSTEE:             Wilmington Trust Company            Wilmington Trust Company
Wilmington Trust Company       Rodney Square North                 ABA # 0311 00092
                               1100 North Market Street            Attention: Michael G. Oller, Jr.
                               Wilmington, DE 19890                Account No.: 42914-0
                               Attn: Corporate Trust
                               Administration
                               Facsimile: 302-651-8882

ORIGINAL LOAN PARTICIPANT:     Boeing Nevada, Inc.                 The Chase Manhattan Bank
Boeing Nevada, Inc             2325-B Renaissance Dr., Suite 7     One Chase Manhattan Plaza
                               Las Vegas, NV 89119                 New York, NY 10081
                               Phone: 702-940-2580                 ABA#: 0210-0002-1
                                                                   For the account of Boeing
                                                                   Nevada, Inc.

                               with a copy to:                     Account No. 910-2-682201
                               Boeing Nevada, Inc.                 Reference:
                               c/o The Boeing Company              Boeing Nevada, Inc./MSN53561
                               P.O. Box 3707
                               Attn: Operations and Legal
                               M/C 6Y-11
                               Facsimile: 4235-393-2903

LOAN TRUSTEE:                  State Street Bank and Trust         State Street Bank and Trust
State Street Bank and Trust    Company of Connecticut, N.A         Company of Connecticut, N.A
Company of Connecticut, N.A.   225 Asylum Street                   c/o State Street Bank and Trust
                               Hartford, CT 06103                  Company
                               Attn: Alison Della Bella            Boston, MA
                               Tel: 617-662-1704                   ABA #011-00-0028
                               Facsimile: 617-662-1458             Corporate Trust
                                                                   DDA #9903-990-1
                                                                   FFC: American Airlines EETC 2001-1
                                                                   Attn: May Tran

PASS THROUGH TRUSTEE:          State Street Bank and Trust         State Street Bank and Trust
State Street Bank and Trust    Company of Connecticut, N.A         Company of Connecticut, N.A
Company of Connecticut, N.A    225 Asylum Street                   c/o State Street Bank and Trust
                               Hartford, CT 06103 Company          Boston, MA
                               Attn: Alison Della Bella            ABA #011-00-0028
                               Tel: 617-662-1704                   Corporate Trust
                               Facsimile: 617-662-1458             DDA #9903-990-1
                                                                   FFC: American Airlines EETC 2001-1
                                                                   Attn: May Tran

SUBORDINATION AGENT:           State Street Bank and Trust         State Street Bank and Trust
State Street Bank and Trust    Company of Connecticut, N.A         Company of Connecticut, N.A
Company of Connecticut, N.A    225 Asylum Street                   c/o State Street Bank and Trust
                               Hartford, CT 06103 Company          Boston, MA
                               Attn: Alison Della Bella            ABA #011-00-0028
                               Tel: 617-662-1704                   Corporate Trust
                               Facsimile: 617-662-1458             DDA #9903-990-1
                                                                   FFC: American Airlines EETC 2001-1
                                                                   Attn: May Tran

                                                                    EXHIBIT I to
                                                         PARTICIPATION AGREEMENT


                             FORM OF TRUST AGREEMENT

                                                                   EXHIBIT II to
                                                         PARTICIPATION AGREEMENT


                                FORM OF INDENTURE

                                                                  EXHIBIT III to
                                                         PARTICIPATION AGREEMENT


                                  FORM OF LEASE

                                                                   EXHIBIT IV to
                                                         PARTICIPATION AGREEMENT


                FORM OF OPINION OF GENERAL COUNSEL OF THE LESSEE

                                                                    EXHIBIT V to
                                                         PARTICIPATION AGREEMENT


            FORM OF OPINION OF SPECIAL COUNSEL FOR THE OWNER TRUSTEE

                                                                   EXHIBIT VI to
                                                         PARTICIPATION AGREEMENT


                   FORM OF OPINION OF SPECIAL COUNSEL FOR THE
                                  LOAN TRUSTEE

                                                                  EXHIBIT VII to
                                                         PARTICIPATION AGREEMENT


                   FORMS OF OPINION OF SPECIAL COUNSEL FOR THE
                    OWNER PARTICIPANT AND GENERAL COUNSEL OF
                              THE OWNER PARTICIPANT

                                                                 EXHIBIT VIII to
                                                         PARTICIPATION AGREEMENT


                FORM OF OPINION OF SPECIAL OKLAHOMA CITY COUNSEL

                                                                   EXHIBIT IX to
                                                         PARTICIPATION AGREEMENT


                   FORM OF OPINION OF SPECIAL COUNSEL FOR THE
                              PASS THROUGH TRUSTEE

                                                                    EXHIBIT X to
                                                         PARTICIPATION AGREEMENT


                   FORM OF OPINION OF SPECIAL COUNSEL FOR THE
                               LIQUIDITY PROVIDER

                                                                   EXHIBIT XI to
                                                         PARTICIPATION AGREEMENT


                       FORM OF OWNER PARTICIPANT GUARANTY

                                                                  EXHIBIT XII to
                                                         PARTICIPATION AGREEMENT


                      FORM OF AMENDED AND RESTATED PURCHASE
                              AGREEMENT ASSIGNMENT

                                                                 EXHIBIT XIII to
                                                         PARTICIPATION AGREEMENT


                 FORM OF OWNER PARTICIPATION TRANSFER AGREEMENT

                                                                  EXHIBIT XIV to
                                                         PARTICIPATION AGREEMENT


                          FORM OF MANUFACTURER CONSENT

                                                                         Annex A
                                               Lease, PA & Indenture Definitions

                                   DEFINITIONS

GENERAL PROVISIONS

         (a) In each Operative Document, unless otherwise expressly provided, a reference to:

                  (i) each of "Lessee," "Lessor," "Owner Trustee," "Owner Participant," "Loan Trustee," "Subordination Agent," "Pass Through Trustee," "Original Loan Participant," "Liquidity Provider," or any other person includes, without prejudice to the provisions of any Operative Document, any successor in interest to it and any permitted transferee, permitted purchaser or permitted assignee of it;

                  (ii) words importing the plural include the singular and words importing the singular include the plural;

                  (iii) any agreement, instrument or document, or any annex, schedule or exhibit thereto, or any other part thereof, includes, without prejudice to the provisions of any Operative Document, that agreement, instrument or document, or annex, schedule or exhibit, or part, respectively, as amended, modified or supplemented from time to time in accordance with its terms and in accordance with Operative Documents, and any agreement, instrument or document entered into in substitution or replacement therefor;

                  (iv) any provision of any law includes any such provision as amended, modified, supplemented, substituted, reissued or reenacted prior to the Commencement Time, and thereafter from time to time;

                  (v) the words "Agreement," "this Agreement," "hereby," "herein," "hereto," "hereof" and "hereunder" and words of similar import when used in any Operative Document refer to such Operative Document as a whole and not to any particular provision of such Operative Document;

                  (vi) the words "including," "including, without limitation," "including, but not limited to," and terms or phrases of similar import when used in any Operative Document, with respect to any matter or thing, mean including, without limitation, such matter or thing; and

                  (vii) a "Section," a "subsection," an "Exhibit," an "Annex" or a "Schedule" in any Operative Document, or in any annex thereto, is a reference to a section or a subsection of, or an exhibit, an annex or a schedule to, such Operative Document or such annex, respectively.

                                                          AA-Boeing EETC-Annex A

         (b) Each exhibit, annex and schedule to each Operative Document is incorporated in, and shall be deemed to be a part of, such Operative Document.

         (c) Headings used in any Operative Document are for convenience only and shall not in any way affect the construction of, or be taken into consideration in interpreting, such Operative Document.

DEFINED TERMS

         "Accrued Basic Rent" means, for any period of days within a Lease Period, the amount determined by multiplying the Basic Rent installment for such Lease Period designated in Schedule B to the Lease by a fraction, the numerator of which shall be the actual number of days in such period and the denominator of which shall be the actual number of days in such Lease Period.

         "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. For purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "After-Tax Basis", in the context of determining the amount of a payment to be made on such basis, means the payment of an amount which, after subtraction of the net increase, if any, in U.S. Federal, state and local income tax liability incurred by the Indemnitee or Tax Indemnitee to whom the payment is made as a result of the receipt or accrual of such payment (taking into account any Tax benefits realized or deemed to be realized by such Indemnitee or Tax Indemnitee as a result of the event or circumstances giving rise to such payment), shall equal the amount that would have been payable if no net increase in such tax liability had been incurred.

         "Aircraft" means the Airframe leased under the Lease, together with the two Engines described in Schedule A to the Lease (or any Replacement Engine substituted for any Engine under the Lease), whether or not any of such initial or substituted Engines may from time to time be installed on such Airframe or may be installed on any other airframe or on any other aircraft.

         "Airframe" means (i) the Aircraft (except Engines or engines from time to time installed thereon) bearing U.S. registration number and Manufacturer's serial number specified on Schedule A to the Lease and Schedule I to the Indenture, and leased under the Lease by Lessor to Lessee; and (ii) any and all Parts so long as the same shall be incorporated or installed in or attached to such aircraft, or so long as title thereto shall


                                        2
                                                          AA-Boeing EETC-Annex-A
remain vested in Lessor in accordance with the terms of Section 8 of the Lease after removal from such aircraft.

         "American" means American Airlines, Inc., a Delaware corporation, and its successors and permitted assigns.

         "Average Certificate Rate" means the weighted average interest rate applicable to the Equipment Notes at the time outstanding, computed on the basis of a 360-day year of twelve 30-day months.

         "Bankruptcy Code" means the U.S. Bankruptcy Code, 11 United States Code
Section 101 et seq., as amended, or any successor statutes thereto.

         "Base Lease Expiry Date" has the meaning specified in Schedule B to the Lease.

         "Base Rate" means the rate of interest per annum announced by Citibank, N.A. at its principal office in New York as its "base" or "prime" rate from time to time; provided that if Citibank N.A. shall no longer announce such a "prime" or "base" rate, the Prime Rate shall be the rate for 90-day directly placed commercial paper (or the midpoint in the range of such rate if more than one rate is published) as of the opening of business on the date in question (or the arithmetic average of such rates at the opening of business on each day during any period in question), as quoted in The Wall Street Journal.

         "Basic Pass Through Trust Agreement" or "Basic Agreement" means that certain Pass Through Trust Agreement, dated as of the Closing Date, between American and State Street, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

         "Basic Rent" for the Aircraft means the rent payable for the Aircraft pursuant to Section 3(b) specified in Schedule B to the Lease, or, during any Renewal Term, the rent payable for the Aircraft pursuant to Section 20(a) of the Lease.

         "Boeing" means The Boeing Company, a Delaware corporation.

         "Boeing Capital Corporation" means Boeing Capital Corporation, a Delaware corporation.

         "Boeing Letter Agreement" means the letter agreement, entered into on or prior to the Closing Date, between American and Boeing Capital Corporation, a Delaware corporation.

         "Business Day" means any day other than a Saturday, Sunday or a day on which commercial banks are authorized or required by law, regulation or executive order to be closed in New York, New York, the city and state in which the principal corporate trust

                                        3
                                                          AA-Boeing EETC-Annex-A
office of the Owner Trustee is located or the city and state in which the principal corporate trust office of the Loan Trustee is located or the city and state in which the Loan Trustee disburses funds.

         "Casualty Loss Determination Date" for the Aircraft means each of the dates specified in Schedule B to the Lease which is the same as or immediately precedes a Loss Payment Date on which Stipulated Loss Value is payable with respect to the Aircraft.

         "Certificated Air Carrier" means a Person holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49, United States Code, for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo or that otherwise is certified or registered to the extent required to fall within the purview of
Section 1110.

         "Citizen of the United States" has the meaning specified for such term in section 40102(a)(15) of Title 49 of the United States Code or any similar legislation of the U.S. enacted in substitution or replacement therefor.

         "Claims" means any and all liabilities, obligations, losses, damages, penalties, claims, actions or suits of whatsoever kind and nature (whether or not on the basis of negligence, strict or absolute liability or liability in tort), including all costs, disbursements and expenses (including reasonable legal fees and expenses).

         "Closing" has the meaning specified in Section 1(e) of the Participation Agreement.

         "Closing Date" means the date set out on the cover page of the Lease.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Commencement Time" has the meaning specified in Schedule A to the Original Lease.

         "Confidential Information" means (a) the existence and terms of any sublease of the Airframe or Engines pursuant to Section 7(b) of the Lease and the identity of the Permitted Sublessee thereunder (other than the sublease from American to TWA Airlines LLC); (b) all information obtained in connection with any inspection conducted pursuant to Section 12 of the Lease; (c) each certification furnished pursuant to Section 11(a) and Section 11(b) of the Lease; and (d) all information contained in each report furnished pursuant to
Section 11(e) of the Lease.

         "Continuous Stay Period" has the meaning specified in Section 8.04 of the Indenture.


                                        4
                                                          AA-Boeing EETC-Annex-A

         "Controlling Party" has the meaning specified in Section 2.06 of the Intercreditor Agreement.

         "Cost" for the Aircraft has the meaning set forth in the Schedule B to the Lease.

         "CRAF Program" has the meaning set forth in Section 7(b)(iv) of the Lease.

         "Debt" means any liability for borrowed money, or any liability for the payment of money in connection with any letter of credit transaction, or other liabilities evidenced or to be evidenced by bonds, debentures, notes or other similar instruments.

         "Debt Rate" means, with respect to any Series, the rate per annum specified for such Series under the heading "Interest Rate" in Schedule II to the Indenture, as such rate may be adjusted as necessary to provide for the increased interest rate borne by the Equipment Notes in the circumstances specified in Section 2(d) of the Registration Rights Agreement.

         "Direction" has the meaning specified in Section 2.15 of the Indenture.

         "Dollars" and "$" mean the lawful currency of the United States of America.

         "Enforcement Date" has the meaning specified in Section 8.03 of the Indenture.

         "Engine" means (i) each of the two Pratt & Whitney Model JT80-219 engines described on Schedule A to the Lease and Schedule I to the Indenture whether or not from time to time installed on the Airframe or installed on any other airframe or an any other aircraft and (ii) any Replacement Engine which may from time to time be substituted pursuant to Section 9(g) or 10(b) of the Lease for an Engine leased under the Lease; together in each case with any and all Parts incorporated or installed in or attached thereto or any and all Parts removed therefrom so long as title thereto shall remain vested in Lessor in accordance with the terms of Section 8 of the Lease after removal from such Engine. Except as otherwise set forth in the Lease, at such time as a Replacement Engine shall be so substituted and the Engine for which substitution is made shall be released from the lien of the Indenture, such replaced Engine shall cease to be an Engine under the Lease. The term "Engines" means, as of any date of determination, all Engines then leased under the Lease.

         "Equipment Note Register" has the meaning specified in Section 2.04 of the Indenture.

         "Equipment Note Registrar" has the meaning specified in Section 2.04 of the Indenture.


                                        5
                                                          AA-Boeing EETC-Annex-A

         "Equipment Notes" means the equipment notes issued pursuant to Section
2.02 of the Indenture and shall include any equipment notes issued in exchange therefor or replacement thereof pursuant to the Indenture.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "Event of Default" has the meaning specified in Section 14 of the Lease.

         "Event of Loss" with respect to any property means any of the following events with respect to such property:

         (i) loss of such property or the use thereof due to theft, disappearance, destruction, damage beyond repair or rendition of such property permanently unfit for normal use for any reason whatsoever;

         (ii) any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss or a compromised or constructive total loss;

         (iii) the condemnation, confiscation or seizure of, or requisition of title to or use of, such property (other than a requisition for use of the Aircraft by the U.S. Government which shall not have resulted in a loss of possession of such property for a period continuing beyond the end of the Term or any Renewal Term then in effect);

         (iv) as a result of any rule, regulation, order or other action by the FAA, the Department of Transportation or other governmental body of the U.S. or other country of registry of the Aircraft having jurisdiction, the use of such property in the normal course of passenger air transportation shall have been prohibited for a period of six consecutive months, unless such rule, regulation, order or other action shall have prohibited such use with respect to all aircraft of such make and model registered in the applicable jurisdiction, unless Lessee (or any Permitted Sublessee), prior to or, if earlier, until the end of the Term or any Renewal Term, the expiration of such six-month or shorter period, as the case may be, shall have undertaken and shall be diligently carrying forward all steps which in its judgment are necessary or desirable to permit the normal use of such property by Lessee (or any Permitted Sublessee) or, in any event, if such use shall have been prohibited for a period of twelve consecutive months; or

         (v) the operation or location of the Aircraft, while under requisition for use by the U.S. Government, in any area excluded from coverage by any insurance policy in effect with respect to the Aircraft required by the terms of the Lease, if Lessee shall be unable to obtain indemnity or insurance in lieu thereof from the U.S. Government;

provided that if such property is returned to Lessee having substantially the same value and utility as such property had immediately prior to such event prior to the date upon which Stipulated Loss Value is required to be paid, then such event will, at the option of Lessee, not constitute an Event of Loss.

         "Excepted Property" means (i) indemnity or other payments paid or payable by American to or in respect of the Owner Participant or the Owner Trustee in its individual capacity or any member or their respective Related Indemnitee Groups pursuant to the Participation Agreement or any corresponding payment of Supplemental Rent under the Lease, (ii) proceeds of public liability insurance (or government indemnities in lieu thereof) in respect of the Aircraft paid or payable as a result of insurance claims or amounts in respect of such indemnities paid or payable to or for the benefit of, or losses suffered by, the Owner Trustee or the Loan Trustee in their respective individual capacities or the Owner Participant or by any affiliated or otherwise related additional insureds or loss payees (collectively, the "Related Insured Parties"), (iii) proceeds of insurance maintained in conformity with Section 11(f) of the Lease by the Owner Participant or any Affiliate thereof (whether directly or through the Owner Trustee), (iv) payments of Supplemental Rent or other payments by American payable under the Tax Indemnity Agreement, (v) payments of Supplemental Rent by the Lessee with respect to the foregoing, (vi) fees payable to the Owner Trustee pursuant to Section 12(a) of the Participation Agreement, (vii) any right to restitution from American, as lessee under the Lease, in respect of any determination of the invalidity of any Excepted Property, (viii) the respective rights of the Owner Trustee or the Loan Trustee in their respective individual capacities or the Owner Participant (or of any member of their Related Indemnitee Groups or any Related Insured Party) to the proceeds of the foregoing and (ix) any right to demand, collect or otherwise receive and enforce the payment of any amount described in clauses (i) through (viii) above (other than the right to declare the Lease to be in Default or to exercise any remedies thereunder; provided that the Owner Trustee or the Owner Participant, as the case may be, may demand payment of any Excepted Property and may commence any action in equity or at law against Lessee to require payment of the same) and any and all interest payable in respect thereof. Excepted Property shall not include amounts paid by the Lessee to the Loan Trustee pursuant to Sections 10(b) and 10(c) of the Participation Agreement and payable by the Loan Trustee to the Subordination Agent or any Pass Through Trustee pursuant to Section 3.05(b) of the Indenture.

         "Excess Payment" has the meaning set forth in Section 12(j) of the Participation Agreement.

         "FAA" means the Federal Aviation Administration of the United States of America and any successor governmental authority.


                                        7
                                                          AA-Boeing EETC-Annex-A

         "FAA Bill of Sale" means the bill of sale for the Aircraft on AC Form 8050-2 in favor of the Owner Trustee, recorded with the FAA.

         "Federal Aviation Act" means the Transportation Code.

         "Federal Funds Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by State Street from three Federal funds brokers of recognized standing selected by it.

         "Fee Letter" has the meaning set forth in Section 1.01 of the Intercreditor Agreement.

         "Government" means the government of any of the Permitted Countries and any instrumentality or agency of any thereof.

         "Indemnitee" has the meaning set forth in Section 10(b) (2) of the Participation Agreement.

         "Indenture" means the Amended and Restated Trust Indenture and Security Agreement relating to the Aircraft, between Lessor (in its individual capacity only as expressly provided therein and otherwise as Owner Trustee) and the Loan Trustee named therein, dated as of the Closing Date, together with the Annexes, Exhibits and Schedules as originally executed or as modified, supplemented or amended from time to time pursuant to the applicable provisions thereof.

         "Indenture Default" means any event that is, or after notice or passage of time, or both, would be, an Indenture Event of Default.

         "Indenture Documents" shall mean the Participation Agreement, the Lease, the Purchase Agreement Assignment, and the Owner Participant Guaranty.

         "Indenture Estate" has the meaning set forth in the Granting Clause of the Indenture.

         "Indenture Event of Default" has the meaning set forth in Article 8 of the Indenture.

         "Indenture Indemnitee" means (i) the Loan Trustee, (ii) State Street,
(iii) the Subordination Agent, so long as it holds any Equipment Notes as agent and trustee of any


                                        8
                                                          AA-Boeing EETC-Annex-A

Pass Through Trustee (iv) the Liquidity Provider, and (v) each Pass Through Trustee, so long as it is the holder of any Equipment Notes, and each of their respective directors, officers, employees, agents and servants. No holder of a Pass Through Certificate in its capacity as such shall be an Indenture Indemnitee.

         "Indenture Supplement" means a supplement to the Indenture, substantially in the form of Exhibit B to the Indenture, which shall particularly describe any Replacement Engine included in the property subject to the Lien of the Indenture.

         "Indenture Trustee" means Wilmington Trust Company, a Delaware banking corporation.

         "Indentured Property" shall mean all property included in the Indenture Estate.

         "Independent Appraisal" means an appraisal mutually agreed to by two nationally recognized independent aircraft appraisers, one of which appraisers shall be chosen by Lessor and one by Lessee, or, if such appraisers cannot agree on such appraisal, an appraisal arrived at by a third independent aircraft appraiser chosen by the mutual consent of such two appraisers, provided that, if either party shall fail to appoint an appraiser within 15 days after a written request to do so by the other party, or if such two appraisers cannot agree on such appraisal and fail to appoint a third appraiser within 20 days after the date of the appointment of the second of such appraisers, then either party may apply to the American Arbitration Association to make such appointment. In the event such third independent appraiser shall be chosen to provide such appraisal, unless the parties agree otherwise, such appraisal shall be required to be made within 20 days of such appointment. An "Independent Appraisal" of the fair market rental value or fair market sales value of the Aircraft shall mean an appraisal which assumes that the sale or lease transaction would be an arm's-length transaction between an informed and willing lessee or buyer, as the case may be, under no compulsion to lease or buy, as the case may be, and an informed and willing lessor or seller, as the case may be, under no compulsion to lease or sell, as the case may be, and assumes that the Aircraft is unencumbered by the Lease or any renewal or purchase option under the Lease and is in the condition required thereunder; provided that an Independent Appraisal undertaken pursuant to Section 15 of the Lease shall value the Aircraft on an "as-is, where-is" basis. The fees and expenses of appraisers for an Independent Appraisal, whenever undertaken pursuant to the Lease, shall be borne equally by Lessor and Lessee and each shall separately bear any fees, costs and expenses of its respective attorneys and experts (other than the appraisers referred to above) incurred in connection with such Independent Appraisal, except that the costs of an Independent Appraisal undertaken pursuant to Section 15 of the Lease shall be for the account of Lessee.

         "Instrument of Resignation" has the meaning set forth in the recitals to the Participation Agreement.


                                        9
                                                          AA-Boeing EETC-Annex-A

         "Intercreditor Agreement" means that certain Intercreditor Agreement, dated as of the Closing Date, among the Pass Through Trustees, the Liquidity Provider, and the Subordination Agent, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

         "Lease" means the Amended and Restated Lease Agreement relating to the Aircraft, between the Lessor and American dated as of the Closing Date, together with the Annexes and Schedules as originally executed or as modified, amended or supplemented pursuant to the applicable provisions of the Lease and in accordance with the Indenture.

         "Lease Default" means an event which with notice or lapse of time or both would become a Lease Event of Default.

         "Lease Event of Default" means an "Event of Default" as defined in
Section 14 of the Lease.

         "Lease Period" means the period commencing immediately following the Commencement Time and ending on and including the date immediately preceding the first Lease Period Date listed on Schedule B to the Lease and each of the remaining consecutive semiannual periods commencing on and including the Lease Period Date to but excluding the Base Lease Expiry Date.

         "Lease Period Date" means each date listed in the column "Lease Period Dates" on Schedule B to the Lease.

         "Lease Supplement" means a Lease Supplement, substantially in the form of Exhibit A to the Lease, executed and delivered in connection with one or more Replacement Engines.

         "Lease Termination Date" has the meaning specified for the term "Termination Date" in Section 9(a) of the Lease.

         "Lessee" means American Airlines, Inc., a Delaware corporation, and its successors and permitted assigns.

         "Lessor" means Owner Trustee as lessor under the Lease.

         "Lessor's Liens" means any Lien on or relating to or affecting the Aircraft, the Engines or any part thereof arising as a result of (1) Claims against or affecting Lessor or Owner Participant, as applicable, not related to the ownership of the Aircraft or the transactions contemplated by the Lease or the Participation Agreement; (2) acts or omissions of Lessor or Owner Participant, as applicable, not related to the transactions contemplated by the Lease or any other agreement entered into with the written consent


                                       10
                                                          AA-Boeing EETC-Annex-A
of Lessee in connection therewith or not expressly provided for under the terms of the Lease or any such agreement; (3) Taxes or Claims imposed against Lessor or Owner Participant, as applicable, which are not indemnified against by Lessee pursuant to the Participation Agreement; or (4) Claims against Lessor or Owner Participant, as applicable, arising out of the voluntary transfer (other than pursuant to certain voluntary transfers permitted by the Participation Agreement) by Lessor of its interest in the Aircraft or the Lease including, without limitation, by means of granting a security interest therein; provided, that, for purposes of Section 12(c) of the Participation Agreement, any Lien that is attributable solely to Owner Participant or Lessor and would otherwise constitute a Lessor's Lien shall not constitute a Lessor's Lien, so long as (A) the existence of such Lien poses no material risk of the sale, forfeiture or loss (including loss of use) of the Aircraft, or any Engine or any interest therein, (B) the existence of such Lien does not interfere with or interrupt the possession, maintenance, repair, overhaul, use or operation of the Aircraft by Lessee and (C) Lessor or Owner Participant, as the case may be, is diligently contesting such Lien in good faith by appropriate proceedings so long as such proceedings do not involve any material risk of sale, forfeiture or loss (including loss of use) of the Aircraft or any Engine or any interest therein or any meaningful risk of criminal liability or any material risk of civil penalty against Lessee; and provided further, that Lessor and Owner Participant shall, under no circumstances, have any obligation under the Operative Documents or the Pass Through Trust Documents to discharge any Liens arising out of, resulting from or relating to any TWA Matter.

         "Lien" means any mortgage, pledge, lien, charge, encumbrance, lease, exercise of rights, security interest or claim.

         "Liquidity Facilities" means the revolving credit agreements, dated as of the Closing Date, between the Subordination Agent, as borrower, and the Liquidity Provider, and any replacements thereof, in each case as the same may be amended or supplemented or otherwise modified from time to time in accordance with its terms.

         "Liquidity Provider" means Boeing Capital Corporation, a Delaware corporation, solely in its capacity as liquidity provider and not in any other capacity, together with any successor thereto as liquidity provider.

         "Loan Trustee" means State Street Bank and Trust Company of Connecticut, National Association, as successor trustee to the Indenture Trustee pursuant to the Instrument of Resignation, and each other Person that may from time to time be acting as loan trustee under the Indenture.

         "Loan Trustee Liens" means any Lien attributable to State Street as the Loan Trustee with respect to the Aircraft, any interest therein or any other portion of the Indenture Estate arising as a result of (i) claims against State Street or the Loan Trustee


                                       11
                                                          AA-Boeing EETC-Annex-A
not related to its interest in the Aircraft of the administration of the Indenture Estate pursuant to the Indenture, (ii) acts of State Street or the Loan Trustee not permitted by, or the failure of State Street or the Loan Trustee to take any action required by, the Operative Documents or the Pass Through Trust Documents, (iii) claims against State Street or the Loan Trustee relating to Taxes or Claims that are excluded from the indemnification pursuant to Section 10 (c)(4) or 10(b)(2) of the Participation Agreement, or (iv) claims against State Street or the Loan Trustee arising out of the transfer by any such party of all or any portion of its interest in the Aircraft, the Indenture Estate, the Operative Documents or the Pass Through Trust Documents, except while an Event of Default is continuing and prior to the time that the Loan Trustee has received all amounts due to it pursuant to the Indenture.

         "Loss" has the meaning set forth in Section 5(a) of the Tax Indemnity Agreement.

         "Loss Payment Date" has the meaning set forth in Section 10(a) of the Lease.

         "Maintenance Program" means a written, continuous maintenance and inspection program for aircraft of such make and model as the Aircraft.

         "Majority in Interest of Noteholders" means, as of a particular date of determination and subject to Section 2.15 of the Indenture, the holders of at least a majority in aggregate unpaid principal amount of all Equipment Notes outstanding as of such date (excluding any Equipment Notes held by American or any Affiliate thereof, unless all Equipment Notes are held by American or any Affiliate thereof).

         "Make-Whole Amount" means, with respect to any Equipment Note, the amount (as determined by an investment bank of national standing selected by American (and following the occurrence and during the continuance of an Event of Default, reasonably acceptable to the Loan Trustee)), if any, by which (i) the present value of the remaining scheduled payments of principal and interest from the redemption date to maturity of such Equipment Note computed by discounting such payment on a semiannual basis from its respective payment date (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield exceeds (ii) the outstanding principal amount of such Equipment Note plus accrued but unpaid interest thereon. For purposes of determining the Make-Whole Amount, "Treasury Yield" means, at the time of determination, the interest rate (expressed as a semiannual equivalent and as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Average Life Date and trading in the public securities market either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities, trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date and (B) the other maturing as close as possible to, but later than,


                                       12
                                                          AA-Boeing EETC-Annex-A
the Average Life Date, in each case as published in the most recent H.15(519) or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date is reported on the most recent H.15(519), such weekly average yield to maturity as published in such H.15(519). "H.15(519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make-Whole Amount shall be the third Business Day prior to the applicable redemption date and the "most recent H.15(519)" means the H.15(519) published prior to the close of business on the third Business Day prior to the applicable redemption date. "Average Life Date" means, for each Equipment Note to be redeemed, the date which follows the redemption date by a period equal to the Remaining Weighted Average Life at the redemption date of such Equipment Note. "Remaining Weighted Average Life" of an Equipment Note, at the redemption date of such Equipment Note, means the number of days equal to the quotient obtained by dividing: (i) the sum of the products obtained by multiplying (A) the amount of each then remaining installment of principal, including the payment due on the maturity date of such Equipment Note, by (B) the number of days from and including the redemption date to but excluding the scheduled payment date of such principal installment by (ii) the then unpaid principal amount of such Equipment Note.

         "Manufacturer" means McDonnell Douglas Corporation.

         "Manufacturer Consent" means the Manufacturer Consent and Agreement dated as of the Closing Date, substantially in the form of Exhibit XIV to the Participation Agreement.

         "Moody's" means Moody's Investors Service, Inc.

         "Noteholder" means any Person in whose name an Equipment Note is registered (including the Subordination Agent, for so long as it is the registered holder of any Equipment Notes on behalf of any Pass Through Trustees pursuant to the provisions of the Intercreditor Agreement).

         "Notes" means the equipment notes issued pursuant to Section 2.02 of the Indenture and shall include any equipment notes issued in exchange therefor or replacement thereof pursuant to the Indenture.

         "Obsolete Parts" has the meaning specified in Section 8(c) of the Lease.

         "Officers' Certificate" means a certificate signed, in the case of the American, by (i) the Chairman of the Board of Directors, the President, any Executive Vice President, or any Senior Vice President of the American, signing alone, or (ii) any Vice President signing together with the Secretary, any Assistant Secretary, the Treasurer or any


                                       13
                                                          AA-Boeing EETC-Annex-A

Assistant Treasurer of the American or, in the case of the Owner Trustee, a Responsible Officer of the Owner Trustee.

         "Operative Documents" means the Lease, each Lease Supplement, the Participation Agreement, the Indenture, each Indenture Supplement, the Manufacturer Consent, the Equipment Notes, the Trust Agreement, the Purchase Agreement Assignment and the Tax Indemnity Agreement.

         "Original Indenture" means the original indenture identified in
Schedule I to the Indenture.

         "Original Lease" has the meaning set forth in the recitals to the Participation Agreement.

         "Original Loan Participant" means Boeing Nevada, Inc., a Delaware corporation.

         "Original Note" has the meaning set forth in the recitals to the Participation Agreement.

         "Original Owner Participant's Lien" means any Lien attributable to the Owner Participant on or against the Aircraft, any interest therein, or any portion of the Indenture Estate arising or out of any act or omission of the Owner Participant prior to the Closing Date, but specifically excluding any Liens arising out of, resulting from or relating to any TWA Matter.

         "Original Participation Agreement" has the meaning set forth in the recitals to the Participation Agreement.

         "Original Tax Indemnity Agreement" has the meaning set forth in the recitals to the Participation Agreement.

         "Original Trust Agreement" has the meaning set forth in the recitals to the Participation Agreement.

         "Other Party Liens" means any Lien attributable to the Pass Through Trustee (other than in its capacity as Noteholder), the Subordination Agent (other than in its capacity as Noteholder) or the Liquidity Provider on or against the Aircraft, any interest therein, or any portion of the Indenture Estate arising out of any Claim against such party that is not related to the Operative Documents or Pass Through Trust Documents, or out of any act or omission of such party that it not related to the transaction contemplated by, or that constitutes a breach by such party of its obligations under, the Operative Documents or the Pass Through Trust Documents.


                                       14
                                                          AA-Boeing EETC-Annex-A

         "Overdue Rate" means (i) with respect to the portion of any payment of Rent that would be required to be distributed to the Subordination Agent or any Pass Through Trustee pursuant to the terms of the Indenture, the Past Due Rate applicable to the Equipment Notes held by such Subordination Agent or Pass Through Trustee and (ii) with respect to the portion of any payment of Rent that would be required to be distributed to Lessor pursuant to the terms of the Indenture or would be payable pursuant to the terms of any of the Operative Documents directly to Lessor, the Owner Participant, or the Owner Trustee in its individual capacity, the lesser of 1% over the Base Rate and the maximum interest rate from time to time permitted by law.

         "Owner Participant" means Thayer Leasing Company-1, a Delaware corporation, and any other Person or Persons to which the Owner Participant transfers its right, title and interest in and to the Trust Agreement, the Trust Estate and the Participation Agreement, in accordance with Article VIII of the Trust Agreement and Section 19(c) of the Participation Agreement, and their respective permitted successors and assigns.

         "Owner Participant Guarantor" shall mean any provider of an Owner Participant Guaranty.

         "Owner Participant Guaranty" means a guaranty delivered pursuant to
Section 4(b)(xi) of the Participation Agreement, or any guaranty delivered by a guarantor of a transferee of the Owner Participant, in either case substantially in the form of Exhibit XI to the Participation Agreement.

         "Owner Trustee" means Wells Fargo Bank Northwest, National Association, a national banking association, not in its individual capacity but solely as trustee under the Trust Agreement, and each other Person which may from time to time be acting as Owner Trustee in accordance with the provisions of the Trust Agreement and this Agreement.

         "Participant" means each of the Owner Participant and any Original Loan Participant.

         "Participation Agreement" means the Amended and Restated Participation Agreement, dated on or prior to the Closing Date, among the Lessee, the Owner Participant, the Lessor (in its individual capacity only as expressly provided therein and otherwise as Owner Trustee), the Indenture Trustee, each Pass Through Trustee, the Subordination Agent, the Loan Trustee and the Original Loan Participant, as originally executed or as modified, amended or supplemented pursuant to the applicable provisions thereof.

         "Parts" means all appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature (other than (i) complete Engines or engines, (ii) any items leased by Lessee from a third party (other than items leased under


                                       15
                                                          AA-Boeing EETC-Annex-A
the Lease by Lessee from Lessor, (iii) cargo containers and (iv) any Passenger Convenience Equipment) that at any time of determination are incorporated or installed in or attached to the Airframe or any Engine or the title to which remains vested in Lessor in accordance with Section 8 of the Lease.

         "Passenger Convenience Equipment" has the meaning set forth in Section 8(d) of the Lease.

         "Pass Through Certificates" means the pass through certificates issued by the Pass Through Trustees.

         "Pass Through Trust" means each trust created pursuant to a Pass Through Trust Supplement to facilitate certain of the transactions contemplated by the Operative Documents.

         "Pass Through Trust Agreement" means the Basic Pass Through Trust Agreement together with each separate Pass Through Trust Supplement thereto, as the same may be modified, supplemented or amended pursuant to the applicable provisions thereof.

         "Pass Through Trust Documents" means the Pass Through Trust Agreements, the Intercreditor Agreement and the Liquidity Facilities.

         "Pass Through Trustee" means State Street Bank and Trust Company of Connecticut, National Association, in its capacity as trustee under each of the Pass Through Trust Supplements, and each other person which may from time to time be acting as successor trustee under any Pass Through Trust Supplement.

         "Pass Through Trust Supplement" means each of the pass through trust supplements referred to on Schedule III to the Indenture.

         "Past Due Rate" means the Debt Rate plus 1% per annum.

         "Payment Date" means, with respect to any Equipment Note, each May 23 and November 23, commencing November 23, 2001.

         "Permitted Air Carrier" has the meaning set forth in Section 7(b)(i) of the Lease.

         "Permitted Country": Argentina, Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Iceland, Ireland, Italy, Japan, The Netherlands, New Zealand, Norway, Singapore, Spain (including Canary Islands), Sweden, Switzerland, and the United Kingdom.

         "Permitted Investment" means each of (i) direct obligations of the United States of America and agencies thereof; (ii) obligations fully guaranteed by the United States of


                                       16
                                                          AA-Boeing EETC-Annex-A

America; (iii) certificates of deposit issued by, or bankers' acceptances of, or time deposits with, any bank, trust company or national banking association incorporated or doing business under the laws of the United States of America or one of the states thereof having combined capital and surplus and retained earnings of at least $300,000,000 (including Lessor in its individual capacity or the Loan Trustee in its individual capacity if such conditions are met); (iv) commercial paper of any holding company of a bank, trust company or national banking association described in clause (iii); (v) bearer note deposits with, or certificates of deposit issued by, or promissory notes of, any subsidiary incorporated under the laws of Canada (or any province thereof) of any bank, trust company or national banking association described in clause (iii), (viii) or (ix); (vi) commercial paper of companies having a rating assigned to such commercial paper by S&P or Moody's (or, if neither such organization shall rate such commercial paper at any time, by any nationally recognized rating organization in the United States of America) equal to the highest rating assigned by such organization; (vii) U.S. dollar- denominated certificates of deposit issued by, or time deposits with, the European subsidiaries of (a) any bank, trust company or national banking association described in clause (iii), or (b) any other bank described in clause (viii) or (ix), having the highest rating assigned by Moody's or S&P (or if neither such organization shall rate such institution at any time, by any nationally recognized rating organization in the United States of America); (viii) U.S.-issued Yankee certificates of deposit issued by, or bankers' acceptances of, or commercial paper issued by, any bank having combined capital and surplus and retained earnings of at least $300,000,000 and headquartered in Canada, Japan, the United Kingdom, France, the Federal Republic of Germany, Switzerland or The Netherlands, having the highest rating assigned by Moody's or S&P (or if neither such organization shall rate such institution at any time, by any nationally recognized rating organization in the United States of America); (ix) U.S. dollar- denominated time deposits with any Canadian bank having a combined capital and surplus and retained earnings of at least $300,000,000, having the highest rating assigned by Moody's or S&P (or if neither such organization shall rate such institution at any time, by any nationally recognized rating organization in the United States of America); (x) Canadian Treasury Bills fully hedged to U.S. dollars; (xi) repurchase agreements with any financial institution having combined capital and surplus and retained earnings of at least $150,000,000 (including Lessor in its individual capacity or the Loan Trustee in its individual capacity if such conditions are met) collateralized by transfer of possession of any of the obligations described in clauses (i) through (x) above; (xii) bonds, notes or other obligations of any state of the United States of America, or any political subdivision of any such state, or any agencies or other instrumentalities of any such state, including, but not limited to, industrial development bonds, pollution control revenue bonds, public power bonds, housing bonds, other revenue bonds or any general obligation bonds, provided further that, at the time of their purchase, such obligations are rated in either of the two highest rating categories by S&P or Moody's (or, if neither such organization shall rate such obligations at any time, by any nationally recognized rating organization in the United States of America); provided that, at the time of their purchase, no such


                                                          AA-Boeing EETC-Annex-A
obligations shall have a term to maturity in excess of the earliest date when such investments may be required for distribution; or (xiii) bonds or other debt instruments of any company, if such bonds or other debt instruments, at the time of their purchase, are rated in either of the two highest rating categories by S&P or Moody's (or, if neither such organization shall rate such obligations at such time, by any nationally recognized rating organization in the United States of America); provided that, at the time of their purchase, no such obligations or instruments shall have a term to maturity in excess of the earliest date when such investments may be required for distribution.

         "Permitted Liens" means Liens referred to in clauses (i) through (ix) of Section 6 of the Lease.

         "Permitted Sublessee" means, (1) any Certificated Air Carrier, (2) any foreign air carrier that is principally based in and a domiciliary of any Permitted Country, or (3) any foreign air carrier not described in clause (2) above, if, at the time Lessee enters into a sublease with such foreign air carrier, Lessor receives an opinion from Lessee's counsel (which counsel shall be reasonably satisfactory to Lessor) to the effect that (x) there exist no possessory rights in favor of such sublessee under the laws of such sublessee's country which would, upon bankruptcy or insolvency of or other default by Lessee and assuming that at the time of such bankruptcy, insolvency or other default by Lessee, such sublessee is not insolvent or bankrupt, prevent the return of an Engine or the Airframe and each Engine or engine subject to such sublease to Lessor in accordance with and when permitted by the terms of the Lease upon Lessor's exercise of its remedies and (y) the terms of the Lease are legal, valid, binding and enforceable in the country in which such foreign air carrier is principally based (subject to customary exceptions); provided that in the case of any such foreign air carrier referred to in clause (2) or (3) above (other than a foreign air carrier principally based in Taiwan), the U.S. maintains full diplomatic relations with the country in which such foreign air carrier is principally based at the time such sublease is entered into.

         "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Placement Agents" means the initial purchasers listed as such in the Placement Agreement.

         "Placement Agreement" means the purchase agreement, dated May 18, 2001, between American and the Placement Agents.

         "Purchase Agreement" means the purchase agreement, dated as of the date set forth in Schedule I to the Participation Agreement, entered into with the Manufacturer in relation to the manufacture and sale of the Aircraft.


                                       18
                                                          AA-Boeing EETC-Annex-A

         "Purchase Agreement Assignment" means that certain Purchase Agreement Assignment dated as of the Closing Date between American and the Owner Trustee, in the form of Exhibit XII to the Participation Agreement.

         "Rating Agencies" means S&P and Moody's.

         "Registration Rights Agreement" means that certain Registration Rights Agreement, dated May 18, 2001, among American, each Pass Through Trustee and the Placement Agents, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

         "Related Indemnitee Group" has the meaning set forth in Section 10(b)
(2) of the Participation Agreement.

         "Removal Notice" has the meaning set forth in Section 24(b) of the Participation Agreement.

         "Renewal Term" has the meaning set forth in Section 20(a) of the Lease.

         "Rent" means Basic Rent and Supplemental Rent, collectively.

         "Replacement Engine" means a Pratt & Whitney Model JT80-219 engine (or an engine of the same or another manufacturer of a comparable or an improved model and suitable for installation and use on the Airframe and compatible for use on the Airframe with the other Engine leased under the Lease) which shall have been substituted under the Lease pursuant to Section 5 or 10(b) of the Lease, together with all Parts relating to such engine.

         "Responsible Officer" means, (a) with respect to Lessee, its Chairman of the Board, its President, any Senior Vice President, the Chief Financial Officer, any Vice President, the Treasurer or any other management employee (i) whose power to take the action in question has been authorized, directly or indirectly, by the Board of Directors of Lessee, (ii) working under the direct supervision of such Chairman of the Board, President, Senior Vice President, Chief Financial Officer, Vice President or Treasurer and (iii) whose responsibilities include the administration of the transactions and agreements, including the Lease, contemplated by the Participation Agreement and the other Operative Documents, and (b) with respect to the Owner Trustee, any officer in its corporate trust department or any officer customarily performing functions similar to those performed by the persons who at the time shall be such respective officers or to whom any corporate trust matter is referred because of his knowledge of and familiarity with a particular subject.

         "Return Conditions" means, with respect to an Aircraft, Annex B to the Participation Agreement.


                                       19
                                                          AA-Boeing EETC-Annex-A

         "Section 1110" means Section 1110 of the Bankruptcy Code, as in effect on the Closing Date or any successor or analogous section of the federal bankruptcy law in effect from time to time.

         "Section 1110 Period" has the meaning specified in Section 8.04 of the Indenture.

         "Secured Obligations" has the meaning set forth in Section 2.17 of the Indenture.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Series" means any series of Equipment Notes, including the Series A-1 Equipment Notes, the Series A-2 Equipment Notes, the Series B Equipment Notes, the Series C Equipment Notes, the Series D Equipment Notes, or the Series E Equipment Notes, if any.

         "Series A-1 Equipment Notes" means Equipment Notes issued and designated as "Series A-1 Equipment Notes" under the Indenture, in the original principal amount and maturities and bearing interest as specified in Schedule II to the Indenture.

         "Series A-2 Equipment Notes" means Equipment Notes issued and designated as "Series A-2 Equipment Notes" under the Indenture, in the original principal amount and maturities and bearing interest as specified in Schedule II to the Indenture.

         "Series B Equipment Notes" means Equipment Notes issued and designated as "Series B Equipment Notes" under the Indenture, in the original principal amount and maturities and bearing interest as specified in Schedule II to the Indenture.

         "Series C Equipment Notes" means Equipment Notes issued and designated as "Series C Equipment Notes" under the Indenture, in the original principal amount and maturities and bearing interest as specified in Schedule II to the Indenture.

         "Series D Equipment Notes" means Equipment Notes issued and designated as "Series D Equipment Notes" under the Indenture, in the original principal amount and maturities and bearing interest as specified in Schedule II to the Indenture.

         "Series E Equipment Notes" means Equipment Notes, if any, issued and designated as "Series E Equipment Notes" under the Indenture, in the original principal amount and maturities and bearing interest as specified in Schedule II to the Indenture (or, if the Series E Equipment Notes are issued after the Closing Date, as specified in an amendment to the Indenture at the time of issuance of Series E Equipment Notes).

         "S&P" means Standard & Poor's Ratings Services, a Division of the McGraw Hill Companies, Inc.


                                       20
                                                          AA-Boeing EETC-Annex-A

         "Special Structure" has the meaning set forth in Section 20(b) of the Participation Agreement.

         "Specified Default" means any event that, with the lapse of time or the giving of notice, or both, would become an Event of Default under Section 14(a),
(f), (g), (h) or (i) of the Lease.

         "Specified Person" has the meaning specified in Section 11(a) of the Lease.

         "State Street" has the meaning set forth in Section 11(d) of the Participation Agreement.

         "Stipulated Loss Value" payable with respect to an Event of Loss for the Aircraft means the amount set forth in Schedule B to the Lease opposite the Casualty Loss Determination Date next preceding the Loss Payment Date (or, if the Loss Payment Date occurs on a Casualty Loss Determination Date, by the amount set forth opposite such Casualty Loss Determination Date), provided that during any Renewal Term, "Stipulated Loss Value" shall be determined as provided in Section 20(a) of the Lease.

         "Sublease" has the meaning specified in Section 7(a)(ii) of the Lease.

         "Subordination Agent" has the meaning specified in the introductory paragraph to the Intercreditor Agreement.

         "Successor" has the meaning set out in Section 16(e)(i) of the Participation Agreement.

         "Supplemental Rent" means all amounts, liabilities and obligations (other than Basic Rent) which Lessee assumes or is obligated or agrees to pay under the Lease, the Participation Agreement, the Tax Indemnity Agreement, the Lease Supplement or the Purchase Agreement Assignment (or under any other agreement of Lessee expressly providing that amounts, liabilities and obligations which Lessee assumes or is obligated or agrees to pay under the Lease shall be Supplemental Rent) to Lessor or others, including, without limitation, payments of Stipulated Loss Value, Termination Value, any additional amounts payable by Lessor on the Equipment Notes as a result of an increase in the Debt Rate pursuant to Section 2(d) of the Registration Rights Agreement and amounts calculated with reference thereto and Make-Whole Amount, if any, payable in accordance with Section 3(c) of the Lease and any amounts payable by Owner Trustee pursuant to Section 2.14 of the Indenture.

         "Tax" or "Taxes" means all governmental or quasi-governmental fees (including, without limitation, license, filing and registration fees) and all taxes (including, without limitation, franchise, excise, stamp, value added, income, gross receipts, sales, use, property, personal and real, tangible and intangible taxes), withholdings, assessments,


                                       21
                                                          AA-Boeing EETC-Annex-A
levies, imposts, duties or charges, of any nature whatsoever, together with any penalties, fines, additions to tax or interest thereon or other additions thereto imposed, levied or assessed by any country, taxing authority or governmental subdivision thereof or therein or by any international authority, including any taxes imposed on any Person as a result of such Person being required to collect and pay over withholding taxes.

         "Tax Indemnitee" means the Lessor, Wells Fargo Bank Northwest, National Association, the Owner Participant, the Loan Trustee (in its individual capacity and as the Loan Trustee), the Indenture Estate, the Subordination Agent as, and so long as it is, the registered holder of any Equipment Notes, each Pass Through Trustee as, and so long as it is, the owner of any Equipment Notes and (with respect to matters arising prior to the Closing Date) the Original Loan Participant and the Indenture Trustee (but shall not include any holder of a Pass Through Certificate) and their respective servants, officers, directors, agents and, to the extent provided for in Section 10(c)(8) of the Participation Agreement, affiliates, and the respective successors and permitted assigns of each of the foregoing Persons, but excluding any such Person in its capacity as the manufacturer, supplier or subcontractor of the Aircraft, Airframe, Engines or any Part thereof, and any officer, director, servant, agent, successor, or permitted assign of such Person in such capacity.

         "Tax Indemnity Agreement" means the Amended and Restated Tax Indemnity Agreement, dated as of the Closing Date, between Lessee and the Owner Participant, as the same may be modified, amended or supplemented from time to time.

         "Term" means the term for which the Aircraft is leased pursuant to
Section 3(a) of the Lease except that, during any Renewal Term, "Term" shall also mean such Renewal Term, as specified in Section 20(a) of the Lease.

         "Termination Date" has the meaning set forth in Section 9(a) of the Lease.

         "Termination Value" for the Aircraft as of any date of determination means the amount set forth in Schedule B to the Lease opposite the Termination Value Determination Date next preceding such date of determination (or, if such date of determination is a Termination Value Determination Date, by the amount set forth opposite such Termination Value Determination Date), provided that during any Renewal Term, "Termination Value" shall be determined as provided in
Section 20(a) of the Lease. "Termination Value" for the Airframe or any Engine as of any date of determination means a portion of the Termination Value for the Aircraft, computed as of such date of determination, which bears the same ratio to such Termination Value for the Aircraft as the original cost (as reasonably determined by Lessor after consultation with Lessee and the Manufacturer) to Lessor of the Airframe or such Engine bears to Cost for the Aircraft.


                                       22
                                                          AA-Boeing EETC-Annex-A

         "Termination Value Determination Date" means each of the dates specified in Schedule B which is the same as or immediately precedes the date with respect to which Termination Value is to be determined.

         "Transportation Code" means that portion of Title 49 of the United States Code comprising those provisions formerly referred to as the Federal Aviation Act of 1958, as amended, or any subsequent legislation that amends, supplements or supersedes such provisions.

         "Trust Agreement" means the Amended and Restated Trust Agreement, dated as of the Closing Date, relating to the Aircraft, between the Owner Participant and Lessor (in its individual capacity only as expressly provided therein and otherwise as Owner Trustee), as originally executed or as modified, amended or supplemented pursuant to the applicable provisions thereof and in accordance with the other Operative Documents, including, without limitation, supplementation thereof by one or more Trust Agreement and Indenture Supplements entered into pursuant to the applicable provisions of such Trust Agreement and of the other Operative Documents.

         "Trust Estate" means all estate, right, title and interest of the Owner Trustee in and to the Aircraft, the Participation Agreement, the Lease, each Lease Supplement, the Bills of Sale, the Purchase Agreement and the Purchase Agreement Assignment, including, without limitation, all amounts of Basic Rent, Supplemental Rent, insurance proceeds (other than any insurance proceeds payable under liability policies to or for the benefit of the Owner Trustee, for its own account or in its individual capacity, or to the Owner Participant or any Affiliate thereof listed as an additional insured) and requisition, indemnity or other payments of any kind for or with respect to the Aircraft including, without limitation, any and all payments and proceeds received by the Owner Trustee after the termination of the Lease with respect to the Aircraft resulting from the sale, lease or other disposition thereof, subject, however, to the provisions of and the lien created by the Indenture. Notwithstanding the foregoing, "Trust Estate" shall include all of the property, rights and interest of the Owner Trustee subject to the Granting Clause of the Indenture but shall not include any Excepted Property.

         "Trustee's Liens" has the meaning specified in Section 9.11 of the Indenture.

         "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

         "TWA" means Trans World Airlines, Inc. (together with any predecessors or affiliates).

         "TWA Matter" means (i) any responsibility or liability for any act or omission of TWA at any time or for any act, claim, event, circumstance or condition existing, accruing, arising or occurring with respect to (y) the Aircraft, or (z) any agreement with


                                       23
                                                          AA-Boeing EETC-Annex-A
respect to the Aircraft to which TWA was a party or by which TWA was bound or by which TWA's rights were affected (the "TWA Lease Documents"), in either case at any time at or prior to Commencement Time (any of the foregoing, a "Prior Claim"), (ii) any liability, obligation or indebtedness of TWA with respect to the Aircraft, Airframe or Engines, or otherwise, whether primary or secondary, direct or indirect, including without limitation any and all liabilities and obligations of TWA resulting from, caused by or arising out of, directly or indirectly, any act or omission of TWA, the conduct of its business or ownership or lease of any of its properties or assets (including the Aircraft) or any properties or assets used by TWA at any time, including without limitation such of the foregoing as constitute, may constitute or are alleged to constitute a tort, breach of contract or violation of requirements of any law, (iii) any responsibility for any rental or other payments arising or accruing at any time, or in respect of any period at or prior to Commencement Time, even if the payment date therefor under the TWA Lease Documents would have occurred after Commencement Time, and (iv) any liability for any Prior Claim that results or arises from the execution or performance of the Original Participation Agreement, the Original Lease, the Original Indenture, the Original Notes, the Original Trust Agreement, the Original Tax Indemnity Agreement, or the TWA Assignment, Assumption and Amendment Agreement relating to the Aircraft, dated as of April 9, 2001, provided that "TWA Matter" shall exclude any and all liability or responsibility relating to any death, personal injury or property damage occurring after Commencement Time whether or not resulting from an act, claim, event, circumstance accruing prior to such time.

         "U.S." means the United States of America.

         "U.S. Government" means the government of the U.S. and any instrumentality or agency thereof.


                                       24
                                                          AA-Boeing EETC-Annex-A

                                                                         ANNEX B

                                RETURN CONDITIONS

         The terms of this Annex B (this "Annex") shall apply with respect to the return of the Aircraft to Lessor by or on behalf of Lessee under the Lease, either at the expiration of the Lease Term or upon exercise of Lessor's remedies following an Event of Default.

         Capitalized terms used but not defined in this Annex shall have the respective meanings ascribed in the Lease.

A.       RETURN OF AIRCRAFT

         Except as otherwise provided in this Annex or in the Lease, upon the termination of the Lease at the end of the Lease Term (including any Renewal
Term) or upon exercise of Lessor's remedies following an Event of Default, unless Lessee shall have exercised its option to purchase the Aircraft pursuant to the terms of the Lease, Lessee will return the Aircraft to Lessor by delivering the same, at its own expense, to a location in the 48 contiguous United States which is on Lessee's or American's (if American is not Lessee) route system, as selected by Lessor and reasonably acceptable to Lessee, or, if Lessor has requested storage pursuant to Section G of this Annex, to the location determined in accordance with such Section G. The Aircraft, at the time of return to Lessor, shall be in a configuration suitable for commercial passenger service and shall be fully equipped with two Engines (which may be Replacement Engines owned by Lessee) duly installed thereon. At the time of the return of the Aircraft to Lessor, Lessor and Lessee shall execute a Return Acceptance Supplement in the form of Exhibit A attached hereto.

B.       RETURN OF MANUALS AND DATA

         At the time of the return of the Aircraft, Lessee shall deliver or cause to be delivered to Lessor all logs, manuals, certificates and data, and inspection, modification, overhaul and repair records required to be maintained with respect to or in connection with operation of the Aircraft following the Commencement Time under applicable rules and regulations of the FAA or, if the Aircraft is then registered in another country, under applicable rules and regulations of the central civil aviation authority of such country (the "Records"), which shall be in such condition as to allow the Aircraft to be operated under Part 121 of the U.S. Federal Aviation Regulations. The Records shall be in English and shall be returned with the Aircraft in accordance with
Part 121.380 and Part 121.380(a) of the U.S. Federal Aviation Regulations. At the time of delivery of the Records pursuant to this Annex, Lessor and Lessee shall execute an Aircraft Documentation Return Receipt in the form of Exhibit B attached hereto.

C.       MODIFICATION KITS

         Lessor may request and Lessee shall provide any modification kits or other such items that are on order for the Aircraft, and Lessor shall reimburse Lessee for the cost of such kits to the extent such kits have been requested by Lessor. Lessee shall be responsible for ordering all no charge kits and, if not incorporated, shall return them to Lessor with the Aircraft at no charge to Lessor.

D.       CONDITION OF AIRCRAFT AT RETURN

         At the time of return of the Aircraft to Lessor hereunder:

         (1) Registration; Certification. The Aircraft will be registered under the laws of the United States with the FAA in the name of Lessor or its designee, provided that Lessee shall be relieved of its obligation to register the Aircraft with the FAA if such registration is prohibited by reason of the failure of Lessor, an owner participant or Lessor's designee to comply with the citizenship or other eligibility requirements for registration of aircraft under the Transportation Code.

         The Aircraft shall have a currently effective standard certificate of airworthiness issued by the FAA and shall be in full compliance with the provisions of Part 121 of the U.S. Federal Aviation Regulations and U.S. regulations applicable to the Aircraft's operations for noise, emissions and environment and be eligible for continued registration and operation in the United States under the provisions of such Part 121 with no restrictions, waivers or exemptions.

         (2) Compliance with Maintenance Program. The Aircraft shall be in compliance with the Maintenance Program (including the associated corrosion prevention and control program).

         (3) Repairs. All repairs that were performed on the Aircraft since delivery of the Aircraft to the Lessee at the Commencement Time and that then exist on the Aircraft shall be permanent and shall have FAA approval if required. All such repairs shall be provided with data and documentation necessary to verify and substantiate their certification (in accordance with FAA-approved criteria) and methods of compliance. Lessee shall keep and maintain a complete summary listing of all repairs performed on the Aircraft after the Commencement Time.

         (4) Modifications. All modifications to the Aircraft made after the Commencement Time that have not been removed by Lessee at or prior to the return of the Aircraft shall be in accordance with FAA-approved data. All such modifications shall be provided with data and documentation necessary to substantiate their FAA certification, approval and methods of compliance. Lessee shall keep and maintain a complete summary listing of all modifications performed on the Aircraft after the Commencement Time (it being understood and agreed that nothing set forth in this Annex shall derogate from Lessee's rights and obligations with respect to the alteration and modification of the Aircraft as set forth in the Lease).

         (5) Airworthiness Directives and Mandatory Regulations. All FAA airworthiness directives and U.S. Federal Aviation Regulations applicable to the Aircraft (including its systems and components) requiring compliance or terminating compliance on or prior to the expiration of the Lease Term (or, if Lessee has commenced compliance with such directive with respect to any other aircraft affected by such directive and in use by Lessee and, subsequent to any such commencement, the Aircraft is subjected to a maintenance check of the type at which Lessee makes the modification required by such directive in accordance with the Maintenance Program, requiring compliance or terminating compliance within 12 months after the expiration of the Lease Term) shall be accomplished in compliance with the FAA's specific instructions without regard to any alternate means of compliance, waiver or operator exemptions that delay compliance with such FAA airworthiness directives or U.S. Federal Aviation Regulations. Lessee shall provide a current and accurate status report and all hard copy records evidencing, when accomplished, times and cycles and methods of accomplishment with the appropriate signatures or stamps.

         (6) RETURN STATUS.

                  (i) Operating Condition. At the expiration of the Lease Term, the Aircraft shall be in as good an operating and physical condition as when delivered to Lessee at the Commencement Time, ordinary wear and tear excepted, and shall be in such condition, and all modifications and maintenance of the Aircraft after the Commencement Time shall have been performed in such a manner, as to allow the Aircraft to be operated under Part 121 of the Federal Aviation Regulations.

                  (ii) "C-Check" Time Remaining. The Airframe shall have 100% remaining time (i.e., a full C-Check interval) until its next due "C-Check" under the Maintenance Program, as measured by hour, cycle or calendar day, whichever is applicable and more limiting; provided that Lessee may return the Aircraft with less than 100% remaining time, subject to paying the C-Check Adjustment Amount. The "C-Check Adjustment Amount" shall be calculated by multiplying (A) the difference between (I) the number of hours, cycles or calendar days, as applicable, in a full C-Check interval and (II) the number of hours, cycles or calendar days, as applicable, remaining until the next due C-Check by (B) a fraction (I) the numerator of which is the cost of completing the C-Check in accordance with the Maintenance Program (at Lessee's internal rates with no mark up) at the time of redelivery and
         (II) the denominator of which is the total number of hours, cycles or calendar days, as applicable, in the applicable C- Check interval.

                  (iii) Most Comprehensive Structural Refurbishment Time Remaining. The Airframe shall have at least 25% remaining time until its next scheduled most comprehensive structural refurbishment (referred to as a Heavy C-Check, under the American Airlines maintenance program, or a C4 or C8 (or a succeeding or subsequent check identified by the letter "C" and a multiple of the number "4"), under the TWA maintenance program) ("MCSR"), as measured by hour, cycle or calendar day, whichever is applicable and more limiting; provided that Lessee may return the Aircraft with less than 25% remaining time, subject to paying the MCSR Adjustment Amount. The "MCSR Adjustment Amount" shall be calculated by multiplying (A) the difference between (I) the number of hours, cycles or calendar days, as applicable, representing 25% remaining time until the next MCSR and (II) the number of hours, cycles or calendar days, as applicable, remaining until the next due MCSR by (B) a fraction (I) the numerator of which is the cost of completing the MCSR in accordance with the Maintenance Program (at rates determined by a mutually agreed third party) at time of redelivery and (II) the denominator of which is the total number of hours, cycles or calendar days, as applicable, in the applicable MCSR interval.

                  (iv) Landing Gear Time Remaining. The installed nose and main landing gears (the "Landing Gear") shall have at least 25% remaining time until the next scheduled overhaul under the Maintenance Program as measured by hour, cycle or calendar day, whichever is applicable and more limiting; provided that Lessee may return the Aircraft with less than 25% remaining time, subject to paying the Landing Gear Adjustment Amount. The "Landing Gear Adjustment Amount" shall be calculated by multiplying (A) the difference between (I) the number of hours, cycles or calendar days, as applicable, representing 25% remaining time until the next Landing Gear overhaul and (II) the number of hours, cycles or calendar days, as applicable, remaining until the next due Landing Gear overhaul by (B) a fraction (I) the numerator of which is the cost of completing the Landing Gear overhaul in accordance with the Maintenance Program (at rates determined by a mutually agreed third party) at time of redelivery and (II) the denominator of which is the total number of hours, cycles or calendar days, as applicable, in the applicable Landing Gear overhaul interval.

                  (v) Engine Life-Limited Part Cycle Life Remaining. Each life-limited part ("LLP") of the Engines returned with the Aircraft shall have at least 25% remaining of its total cycle life until required replacement under the Maintenance Program; provided that Lessee may return the Aircraft with less than 25% remaining life on an Engine LLP, subject to (i) such Engine LLP having a minimum of 1000 cycles remaining until the next scheduled replacement and (ii) paying the Engine LLP Adjustment Amount. The "Engine LLP Adjustment Amount" shall be calculated by multiplying (A) the difference between (I) the number of cycles representing 25% remaining time until the next required replacement for such Engine LLP and (II) the number of cycles remaining until the next required replacement for such Engine LLP by
         (B) a fraction (I) the
         numerator of which is the price of replacing the relevant part with a new part pursuant to the Engine manufacturer's new part price listing in effect at the time of return of the Aircraft and (II) the denominator of which is the number of cycles in the new part's total life.

                  (vi) Engines Time Remaining. Each Engine returned with the Aircraft will have at least 25% remaining time under the Maintenance Program until the next required performance restoring major refurbishment (based on Lessee's mean time between such refurbishments for engines of the same type operated by Lessee) as measured by hour, cycle or calendar day, whichever is applicable and more limiting; provided that Lessee may return the Aircraft with less than 25% remaining time on an Engine, subject to (i) such Engine having a minimum of twelve months or 1000 cycles, whichever is more limiting, remaining until the next scheduled performance restoring major refurbishment under the Maintenance Program and (ii) paying the Engine Major Refurbishment Adjustment Amount. The "Engine Major Refurbishment Adjustment Amount" shall be calculated by multiplying (A) the difference between (I) the number of hours, cycles or calendar days, as applicable, representing 25% remaining time until the next required major refurbishment of such Engine and (II) the number of hours, cycles or calendar days, as applicable, remaining until the next required major refurbishment for such Engine by (B) a fraction (I) the numerator of which is the cost of completing the major engine refurbishment in accordance with the Maintenance Program (at rates determined by a mutually agreed third party) and (II) the denominator of which is the number of hours, cycles or calendar days, as applicable, in the applicable major refurbishment interval.

                  (vii) Engine Borescope Inspection. A full cold and hot section video borescope inspection in accordance with the Maintenance Program and a full on-wing power assurance run in accordance with the Maintenance Program shall have been performed by Lessee, at Lessee's expense, for each Engine in the presence of a representative of Lessor prior to return of the Aircraft, and Lessee shall have corrected, at Lessee's expense, discrepancies found during such inspections that are determined to be outside the limits permitted by the Maintenance Program.

                  (viii) APU. The auxiliary power unit of the Aircraft ("APU") shall be in good operating condition. An on-aircraft hot section inspection (video borescope) and an operational check in accordance with the Maintenance Program shall have been performed by Lessee on the APU in the presence of a representative of Lessor prior to return of the Aircraft, and Lessee shall have repaired or replaced, at Lessee's expense, any watch items or unserviceable or reject conditions revealed by such borescope inspection.

         (7) Deferred Maintenance. There shall be no deferred maintenance items, scheduled or unscheduled, or watch items or items requiring repetitive inspections against the Aircraft, including those identified in pre-delivery inspections or test flights, that are outside of the limits established by the Maintenance Program.

         (8) General Appearance. The Aircraft shall be clean by U.S. commercial airline standards and shall be in suitable condition to be placed into U.S. scheduled revenue airline operations under Part 121 of the U.S. Federal Aviation Regulations.

         (9) Fuel. Lessee shall have no obligation with respect to the amount of fuel or oil contained in the fuel or oil tanks of the Aircraft and all fuel or oil remaining on board the Aircraft at the time of its return hereunder shall be the property of Lessor without charge.

         (10) Special Markings. All internal and external airline designation markings appearing on the Aircraft shall have been removed or painted over in a workmanlike manner.

E.       PRE-RETURN INSPECTIONS

         Immediately prior to the redelivery of the Aircraft, Lessee shall make the Aircraft available to Lessor for an inspection that shall include ground functional checks to verify compliance with the return conditions set forth in this Annex and, at Lessor's request, a two-hour demonstration flight of the Aircraft for the purpose of demonstrating the satisfactory operation of the Aircraft, conducted by Lessee using Lessee's usual test flight procedures. Lessor shall be permitted to have up to three representatives to be direct observers of the demonstration flight. The cost of the demonstration flight shall be paid by Lessee. In the event that the demonstration flight reveals any operational discrepancies that are determined to be outside the limits permitted by the Maintenance Program or other items or conditions that would prevent the Aircraft from meeting the return conditions specified in this Annex, Lessee will correct, at Lessee's expense, such discrepancies, items or conditions. Lessor and such Lessor's representatives shall execute and deliver to Lessee prior to such demonstration flight releases and waivers of liability in form and substance reasonably satisfactory to Lessee. Any inspection or demonstration flight shall be subject to the confidentiality provisions set forth in the Lease with respect to inspections of the Aircraft.

F.       NO LIENS

         At the time of return of the Aircraft, it shall be free and clear of all Liens other than Lessor's Liens and Permitted Liens referred to in clause
(i) (other than with respect to any rights of Lessee) or (viii) of the definition thereof.

G.       STORAGE UPON RETURN

         Upon written request of Lessor received at least 30 days prior to the end of the Lease Term, Lessee will provide Lessor with storage facilities and maintenance services for the Aircraft for a period not exceeding 90 days at such location in the continental United States as selected by Lessee. Any storage facilities provided by Lessee for the Aircraft pursuant to this Section G shall, in all cases, be at the cost to Lessor of insurance and at Lessor's risk of loss. In exchange for the maintenance and storage services described in this Section G, Lessee will charge Lessor, and Lessor will pay to Lessee, Lessee's rates customarily charged to third parties for similar maintenance and storage services.

H.       REPLACEMENT ENGINES

         Lessee shall have the right to substitute an existing Engine with a Replacement Engine at the time of return as long as such Replacement Engine is of the same or better value, utility and modification level as the existing Engine (taking into account the number of hours, cycles or calendar days, as applicable, since the relevant engine's last major refurbishment). In the event that a Replacement Engine meeting the value, utility and modification level requirements of the immediately preceding sentence and not owned by Lessor shall be delivered with the Airframe at the time of return, Lessee, at its own expense, concurrently with such delivery, will furnish Lessor with a warranty (as to title) bill of sale (which warranty shall except Lessor's Liens and Permitted Liens of the type described in clause (viii) of the definition thereof) with respect to such Replacement Engine, and Lessor will transfer to Lessee, without recourse or warranty (except as to Lessor's Liens and Permitted Liens of the type described in clause (viii) of the definition thereof), all Lessor's right, title and interest in and to an Engine constituting part of the Aircraft but not installed on the Airframe at the time of the return of the Airframe.

I.       PAYMENT MECHANICS

         Any payments required to be made pursuant to this Annex shall be made in U.S. dollars in immediately available funds to such bank account as is designated by the payee.

                               EXHIBITS TO ANNEX B


Exhibit A:        Return Acceptance Supplement

Exhibit B:        Aircraft Documentation Return Receipt

                                                          EXHIBIT A TO ANNEX B


                          RETURN ACCEPTANCE SUPPLEMENT
                          Dated ______________________
                              to Lease No. _______
                         Relating to Model ____ Aircraft
                                     between

                    ----------------------------------------
                                    (LESSOR)
                                       and

                    ----------------------------------------
                                    (LESSEE)

         This Return Acceptance Supplement is executed by the parties hereto to confirm that on the date of this Return Acceptance Supplement at ______________ [time] the following described Aircraft:

         Manufacturer .........................

         Model ................................

         Manufacturer's Serial No. ............

         Aircraft Hours and Cycles ............  (See Attachment 1)

         including the following described Engines installed thereon:

                                                      Manufacturer's
Manufacturer               Make and Model               Serial No.
------------               --------------             --------------





         was delivered by Lessee to Lessor.

         This Return Acceptance Supplement is intended to be delivered by Lessor to Lessee in ________________________________ .

         IN WITNESS WHEREOF, the parties hereto have caused this Return Acceptance Supplement to be executed by their duly authorized representatives as of the day and year first above written.


         --------------------------------       --------------------------------
                    (LESSEE)                              (LESSOR)



         By                                     By
           ------------------------------         ------------------------------

         Its                                    Its
            -----------------------------          -----------------------------



                  ATTACHMENT 1: "Aircraft Hours and Cycles"

                                                           ATTACHMENT 1 TO
                                                    RETURN ACCEPTANCE SUPPLEMENT


                            AIRCRAFT HOURS AND CYCLES
                               AS OF _____________
                              MODEL ______ AIRCRAFT


REGISTRATION MARKINGS                          SERIAL NUMBER
                      ----------------                       ----------
A.       AIRFRAME:

         Aircraft Total Time (Hours) ...............
                                                       ----------------

         Aircraft Total Landings (Cycles) ..........
                                                       ----------------

         Aircraft (and Engine) "C" Check--
             Hours/Cycles/Days since last check ....
                                                       ----------------

         Aircraft (and Engine) "MCSR"--
             Hours/Cycles/Days since last MCSR .....
                                                       ----------------


B.       ENGINES--MODEL:


                                                   Hours/Cycles/Days          Cycles
                                                   To Next Required           To Next
                           Total                      Performance          Replacement of
              Serial       Engine       Total       Restoring Major         Lowest Life
Position      Number       Cycles       Time         Refurbishment          Limited Part
--------      ------       ------       -----      -----------------       --------------
1
2

                                                           ATTACHMENT 1 TO
                                                    RETURN ACCEPTANCE SUPPLEMENT


C.       APU - MODEL:



                           Total
Serial Number          Hours/Cycles
-------------          ------------


D.       LANDING GEAR:

                                                              Hours/Cycles/Days
                        Serial Number      Hours/Cycles       To Next Overhaul
                        -------------      ------------       -----------------

Nose Landing Gear

Left Main Gear

Right Main Gear

                                                    EXHIBIT B TO ANNEX B

                      AIRCRAFT DOCUMENTATION RETURN RECEIPT

         ________________ ("Lessee"), a [Delaware] ________________, and
______________________ ("Lessor"), a ______________________________, hereby confirm the return delivery by Lessee and receipt by Lessor of the Aircraft Documentation listed on Attachment 1 hereto and made a Part hereof, on ____________, in ___________________, at _______________________ local time.
[Lessor is executing this return receipt pursuant to the instructions of ______________________, a ________________ ("Owner Participant"), such instructions attached hereto as Attachment 2.]



         --------------------------------       --------------------------------
                    (LESSEE)                              (LESSOR)



         By                                     By
           ------------------------------         ------------------------------

         Its                                    Its
            -----------------------------          -----------------------------


ATTACHMENTS (2)

                                                                    Attachment 1


                             AIRCRAFT DOCUMENTATION

                                 Identification
             Title                   Number                Quantity



                                        6